UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant   [X]

Filed by a party other than the Registrant   [  ]

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[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

IMAX CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IMAX Corporation 902 Broadway, 20th Floor New York, New York, U.S.A. 10010	PRELIMINARY COPY Definitive Copies are to be released to security holders on April 27, 2021

Dear Fellow Shareholders:	April 16, 2021

I hope this letter finds you healthy, safe, and — like all of us here at IMAX — full of optimism as the end of the pandemic starts to come into view.

As I wrote to you last year, IMAX felt the impact of COVID-19 earlier than many companies by nature of our formidable position in China. Now, as theaters around the world reopen, we are beginning to emerge from the pandemic ahead of many in the entertainment industry thanks to our diversified global network.

IMAX is at the forefront of the resurgence of moviegoing in nearly every single country that has reopened, starting last summer with key Asian markets like China, Japan, and South Korea. The highest grossing film of 2020 — The Eight Hundred — was the first commercial film in Asia shot entirely using IMAX® cameras. Remarkably, we achieved our number-one and number-two highest grossing films of all time in Japan — Demon Slayer and Shin Evangelion — during the pandemic. In China, we delivered record-breaking opening weekends for the National Day Golden Week Holiday and the Chinese New Year and captured an outsized 25% of the box office for the re-release of Avatar on just 1% of screens.

As a result of our achievements in Asia, our message to the world has been strong and consistent: where people feel safe and the virus is under control, audiences will eagerly return to the cinema. And global audiences are proving us right with the recent debut of Godzilla vs. Kong — our best domestic opening since January 2020, and a film for which we earned 10% of global box office on only 1% of screens through its first two weekends.

As we’ve led the recovery of our industry, we’ve also drove the evolution of our business — growing our IMAX Enhanced home entertainment initiative, exploring new content and experiences on our screens, developing a direct-to-consumer platform to get closer to our fans, and establishing an innovative joint-venture with an artificial intelligence firm to bring cutting-edge machine learning to image enhancement.

While we are comfortable that there will be a rebound in global moviegoing as further markets reopen, the timing of that rebound is difficult to predict. Hollywood studios continue to shift release dates, particularly in light of the slow vaccine rollout in key European markets. Additionally, many local governments around the world have implemented capacity limitations at the cinema. Fortunately, we continue to maintain a strong financial position — which we recently bolstered by raising $200 million in the capital markets — and we will be ready to capitalize when the resurgence comes.

We know that consumers will continue to turn to strong, trusted brands like IMAX — and that audiences returning to movie theaters for the first time will want the world’s most immersive experience. Ahead lies what looks to be an unprecedented slate of IMAX-friendly films, including many that were Filmed in IMAX such as Top Gun: Maverick, No Time to Die, Dune, and The Suicide Squad. We believe we will capitalize on this opportunity, and that our brand and business will emerge from these challenging times stronger than ever.

I invite you to attend our 2021 Annual and Special Meeting, scheduled to be held on June 9, 2021 via live audio webcast. Shareholders will be asked to vote on a number of proposals, details of which are set forth in the accompanying Notice of Annual and Special Meeting and Proxy Circular and Proxy Statement.

Your vote is important, and we encourage you to ensure your shares are represented. You may vote by completing and returning the accompanying Form of Proxy. You may also vote over the Internet or by telephone. Please refer to the Proxy Circular and Proxy Statement for instructions and additional details.

I look forward to meeting with you. Please continue to stay safe and well.

Sincerely,

/s/ Richard L. Gelfond

Richard L. Gelfond

CEO, IMAX Corporation

IMAX Corporation 902 Broadway, 20th Floor New York, New York, U.S.A. 10010	PRELIMINARY COPY Definitive Copies are to be released to security holders on April 27, 2021

NOTICE of ANNUAL and SPECIAL MEETING of SHAREHOLDERS

to be held on

Wednesday, June 9, 2021

NOTICE IS HEREBY GIVEN that the Annual and Special Meeting of Shareholders of IMAX Corporation (the “Company”) will be conducted as a virtual meeting via live audio webcast at: https://web.lumiagm.com/223853148 on Wednesday, June 9, 2021 at 10:00 a.m. (Eastern Time) (the “Meeting”), for the following purposes:

(1)	to receive the consolidated financial statements for the fiscal year ended December 31, 2020, together with the auditors’ report thereon;
(2)	to elect the eight individuals nominated to serve as directors until the close of the next annual meeting of shareholders or until their successors are elected or appointed;
(3)	to appoint auditors and authorize the directors to fix the auditors’ remuneration;
(4)	to conduct an advisory vote on the compensation of the Company’s Named Executive Officers;
(5)	to confirm amendments to By-Law No. 1 of the Company; and
(6)	to transact such other business as may properly be brought before the Meeting or any adjournments thereof.

The foregoing items of business are more fully described in the Proxy Circular and Proxy Statement accompanying this Notice of Annual and Special Meeting of Shareholders.

Only shareholders of record as of the close of business April 12, 2021 are entitled to notice of and to vote at the Meeting.

By Order of the Board of Directors,

/s/ Kenneth I. Weissman

KENNETH I. WEISSMAN

Senior Vice President, Legal Affairs

& Corporate Secretary

April 16, 2021

Registered shareholders and duly appointed proxyholders will be able to attend the Meeting, ask questions and vote, all in real time, by going to https://web.lumiagm.com/223853148, provided they are connected to the Internet and comply with all of the requirements set out in the Proxy Circular and Proxy Statement accompanying this Notice of Annual and Special Meeting of Shareholders. Responses to questions received during the meeting will be provided in a format that is accessible by all meeting attendees. Beneficial shareholders who have not duly appointed themselves as a proxyholder will be able to attend the Meeting as guests provided they are connected to the Internet. Guests will be able to listen to the meeting, but will not be able to vote or submit questions at the Meeting.

Shareholders who wish to appoint a person other than the management nominees identified in the accompanying Form of Proxy or Voting Instruction Form (including beneficial shareholders who wish to appoint themselves to attend) must carefully follow the instructions in the accompanying Proxy Circular and Proxy Statement and on their Form of Proxy or Voting Instruction Form. These instructions include the additional step of registering such proxyholder with our transfer agent, Computershare Investor Services Inc., after submitting their Form of Proxy or Voting Instruction Form. Failure to register the proxyholder with our transfer agent will result in the proxyholder not receiving a control number as a username to vote at the Meeting and only being able to attend as a guest.

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YOUR VOTE IS IMPORTANT.

Shareholders who are unable to attend the Meeting online are requested to complete and return the accompanying Form of Proxy in the envelope provided for that purpose. Proxies must be deposited with Computershare Investor Services Inc., c/o Proxy Unit, 8th Floor, 100 University Avenue, Toronto, Ontario, Canada, M5J 2Y1 or at the Company’s address noted above on or before 10:00 a.m. (Eastern Time) on Monday, June 7, 2021. Shareholders may also vote in advance of the Meeting by following the instructions for voting by telephone or over the Internet in the accompanying Proxy Circular and Proxy Statement.

To mitigate risks related to the ongoing global COVID-19 (coronavirus) pandemic, the Meeting will be conducted in a virtual-only format via live audio webcast. The live audio webcast will permit all participants to communicate adequately with each other during the Meeting. Shareholders will not be able to attend the Meeting in person. A summary of the information shareholders will need to attend the Meeting online is provided in the Proxy Circular and Proxy Statement accompanying this Notice of Annual and Special Meeting of Shareholders.

The Company is monitoring developments regarding COVID-19. In the event the Company decides to make any changes to the date, time, location or format of the Meeting, the Company will promptly notify shareholders of the change by issuing a news release.

ii

Preliminary Copy
Definitive Copies are intended to be released to security holders on April 27, 2021

PROXY CIRCULAR

AND

PROXY STATEMENT

IMAX CORPORATION

902 Broadway, 20th Floor, New York, New York, U.S.A. 10010

tel: 212-821-0100

www.imax.com

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Cautionary Note Regarding Forward-Looking Statements

This Proxy Statement contains forward-looking statements, including those regarding anticipated growth and trends in our businesses and markets, industry outlooks, market share, technology transitions, our business, strategies and financial performance, our development of new products, technologies and capabilities, and other statements that are not historical fact, and actual results could differ materially. Risk factors that could cause actual results to differ are set forth in the “Risk Factors” section of, and elsewhere in, our annual report for the fiscal year ended December 31, 2020 on Form 10-K and other filings with the Securities and Exchange Commission. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof, and the Company undertakes no obligation to update any such statements.

IMAX Corporation

902 Broadway, 20th Floor

New York, New York, U.S.A. 10010

GENERAL INFORMATION

This Proxy Circular and Proxy Statement (the “Circular”) is furnished in connection with the solicitation by the management of IMAX Corporation (the “Company”, “we” or “us”) of proxies to be used at our Annual and Special Meeting, which will be conducted as a virtual meeting to be held via live audio webcast online at: https://web.lumiagm.com/223853148 on Wednesday, June 9, 2021 at 10:00 a.m. (Eastern Time) (the “Meeting”), or at any continuation, postponement or adjournment thereof.

The Notice of Annual and Special Meeting of Shareholders, the Circular and the form of proxy (the “Form of Proxy”) are intended to be released on or about April 27, 2021 to holders of our common shares, no par value (the “Common Shares”).

To mitigate risks related to the ongoing global COVID-19 (coronavirus) pandemic, the Meeting will be conducted in a virtual-only format via live audio webcast. The live audio webcast will permit all participants to communicate adequately with each other during the Meeting. Shareholders will not be able to attend the Meeting in person. A summary of the information shareholders will need to attend the Meeting online is provided in the Circular.

The Company is monitoring developments regarding COVID-19. In the event the Company decides to make any changes to the date, time, location or format of the Meeting, the Company will promptly notify shareholders of the change by issuing a news release.

Registered shareholders and duly appointed proxyholders who participate at the Meeting online will be able to listen to the Meeting, ask questions and vote, all in real time, provided they are connected to the Internet and comply with all the requirements set out below under “Voting at the Meeting”. Beneficial holders who have not duly appointed themselves as proxyholders may still attend the Meeting as guests provided they are connected to the Internet. Guests will be able to listen to the Meeting, but will not be able to vote or submit questions at the Meeting.

In light of the COVID-19 pandemic, the Board of Directors amended By-Law No. 1 on March 4, 2021 to allow the Meeting of Shareholders to be conducted virtually. Shareholders of record will be asked to confirm amendments to By-Law No. 1 at the Meeting. Please refer to Item No. 4 on page 15 for additional information regarding the amendments to By-Law No. 1.

Important Notice Regarding the Availability of Proxy Materials for the Annual and Special Meeting to be held on June 9, 2021

Pursuant to the requirement promulgated by the United States Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials by sending you this full set of proxy materials, including a form of proxy or voting instruction form. You are encouraged to access and review all of the important information contained in the proxy materials before submitting a proxy or voting at the Meeting.

The definitive proxy materials will be available on the Internet at http://www.imax.com/Proxy.

Regardless of the number of Common Shares you hold, your role as a shareholder is very important, and the Board of Directors strongly encourages you to exercise your right to vote.

INFORMATION ON VOTING

Who Can Vote?

The Board of Directors has fixed April 12, 2021, as the record date for the Meeting. As of April 12, 2021, we had 59,358,679 Common Shares issued and outstanding. You are entitled to vote at the Meeting if you were a holder of record of Common Shares as of the close of business on April 12, 2021. You are entitled to one vote on each proposal for each Common Share you held on the record date. The holders of record Common Shares are entitled to receive notice of and to attend all annual and special meetings of the shareholders of the Company.

None of our shareholders has any dissenters’ or appraisal rights with respect to the matters to be voted on at the Meeting.

Difference between a Shareholder of Record and a Beneficial Holder

If your Common Shares are registered directly in your name, you are considered the shareholder of record with respect to those Common Shares.

If your Common Shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the shareholder of record with respect to those Common Shares. However, you are still considered the beneficial owner of those Common Shares, and your Common Shares are said to be held in “street name”. Beneficial holders generally cannot submit a proxy or vote their Common Shares directly and must instead instruct the broker, bank, trust or other nominee on how to vote their Common Shares using the methods described below in “Voting by Beneficial Holders” on page 4.

VOTING IN ADVANCE OF THE MEETING

SHAREHOLDERS OF RECORD

The following instructions for voting before the Meeting are for shareholders of record only. If you are a beneficial holder (meaning that your Common Shares are held in “street name”), please follow your broker’s instructions on how to vote your Common Shares. See the description in “Voting by Beneficial Holders” on page 4.

Voting in Person

See below under “Voting at the Meeting”.

Voting by Proxy

If you are a shareholder of record but do not plan to attend the Meeting, you may vote by proxy. There are three ways to vote by proxy.

Mail – You may vote by completing, dating and signing the enclosed Form of Proxy and promptly returning it, in the pre-addressed envelope provided to you, to Computershare Investor Services Inc. (“Computershare”), for receipt no later than 10:00 a.m. (Eastern Time) on Monday, June 7, 2021, or on the second to last business day prior to any postponed or adjourned meeting.

Telephone – You may vote by telephone from within the United States or Canada by calling the toll-free number shown on the Form of Proxy no later than 10:00 a.m. (Eastern Time) Monday, June 7, 2021, or on the second to last business day prior to any postponed or adjourned meeting. Please refer to the holder account number and control number provided on the Form of Proxy.

Internet – You may vote over the Internet by following the login and voting procedures described on the Form of Proxy. Please refer to the holder account number and control number provided on the Form of Proxy. Detailed voting instructions will then be provided via the Internet to those who have completed the login procedure. You may vote (and revoke a previous vote) over the Internet at any time until 10:00 a.m. (Eastern Time) on Monday, June 7, 2021, or on the second to last business day prior to any postponed or adjourned meeting.

The Internet voting procedure is designed to authenticate shareholders’ identities, to allow shareholders to vote their Common Shares and to confirm that shareholders’ votes have been recorded properly. Shareholders who submit a proxy through the Internet should be aware that they may incur costs to access the Internet, such as usage charges from Internet service providers, and that these costs must be borne by the shareholder. Also, please be aware that we are not involved in the operation of the Internet voting procedure and cannot take responsibility for any access or Internet service interruptions that may occur or any inaccuracies or erroneous or incomplete information that may appear.

If you are using a 15-digit control number to login to the Meeting and you accept the terms and conditions, you will be provided the opportunity to vote by online ballot on the matters put forth at the Meeting. Your previously submitted proxies will be revoked if you vote on the online ballot at the Meeting. If you DO NOT wish to revoke all previously submitted proxies, do not vote on the online ballot at the Meeting.

What is a Proxy?

A proxy is a document that authorizes another person to attend the Meeting and cast votes on behalf of a shareholder of record at the Meeting. If you are a shareholder of record, you can use the accompanying Form of Proxy. You may also use any other legal form of proxy.

How do you Appoint a Proxyholder?

Your proxyholder is the person you appoint to cast your votes for you at the Meeting. The persons named in the enclosed Form of Proxy are directors and officers of the Company. You have the right to appoint one of the persons designated as proxyholders in the accompanying Form of Proxy. In the alternative, you have the right to appoint any other person, who need not be a shareholder of the Company, to attend and act on your behalf at the Meeting, and such right may be exercised by inserting such person’s name in the blank space provided in the enclosed Form of Proxy or by completing another proper form of proxy. The additional registration step outlined below under “Voting at the Meeting” must also be followed.

Your proxy authorizes the proxyholder to vote and otherwise act for you at the Meeting, including any continuation of the Meeting if it is adjourned.

How will a Proxyholder Vote?

If you mark on the proxy how you want to vote on a particular issue (by checking FOR, AGAINST, WITHHOLD, or ABSTAIN), your proxyholder must cast your votes as instructed. If you vote “WITHHOLD” on the proxy it is the equivalent to voting “ABSTAIN”, and you will be abstaining from voting, though you will be treated as present for the purposes of determining a quorum.

The person appointed as proxyholder has discretionary authority and may vote the Common Shares represented thereby as such person considers best with respect to amendments or variations to matters identified in the Notice of Annual and Special Meeting, and with respect to any other matter which may properly come before the Meeting. As of the date of this Circular, we are not aware of any such amendment, variation or other matter proposed or likely to come before the Meeting. If any amendments are proposed to these matters, or if any other matters properly arise at the Meeting, your proxyholder can generally vote your Common Shares as he or she sees fit.

If you do NOT mark on the proxy how you intend to vote on a particular matter, your proxyholder is entitled to vote your Common Shares as he or she sees fit. If your proxy does not specify how you intend to vote on any particular matter, and if you have authorized a director or officer of the Company to act as your proxyholder, your Common Shares will be voted at the Meeting as follows:

•	FOR the election of the eight nominees for the Board of Directors named in this Circular as directors;
•	FOR the appointment of PricewaterhouseCoopers LLP as our independent auditors and authorizing the directors to fix the auditors’ remuneration;
•	FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers; and
•	FOR the confirmation of amendments to By-Law No. 1 of the Company.

For more information about these matters, please see “Item No. 1 - Election of Directors” on page 8, “Item No. 2 - Appointment of Auditors” on page 13, “Item No. 3 – Advisory Vote on Named Executive Officer Compensation” on page 13 and “Item No. 4 – Confirmation of Amendments to By-Law No. 1” on page 15.

How do you Revoke your Proxy?

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the Meeting by depositing an instrument in writing (including another proxy) executed by the shareholder or the shareholder’s attorney authorized in writing: (i) at IMAX Corporation at 2525 Speakman Drive, Mississauga, Ontario, Canada L5K 1B1, Attention: Corporate Secretary, at any time up to and including 10:00 a.m. (Eastern Time) on the last business day prior to the date of the Meeting or any adjournment or postponement thereof; or (ii) in any other manner permitted by law. If you revoke your proxy and do not replace it with another form of proxy that has been properly deposited, you may still vote Common Shares registered in your name at the Meeting. If you are using a 15-digit control number to login to the Meeting and you accept the terms and conditions, you will be provided the opportunity to vote by online ballot on the matters put forth at the Meeting. Your previously submitted proxies will be revoked if you vote on the online ballot at the Meeting. If you DO NOT wish to revoke all previously submitted proxies, do not vote on the online ballot at the Meeting.

Confidentiality of Voting

Computershare counts and tabulates proxies in a manner that preserves the confidentiality of your votes. Proxies will not be submitted to management unless:

•	there is a proxy contest;
•	the proxy contains comments clearly intended for management; or
•	it is necessary to determine a proxy’s validity or to enable management and/or the Board of Directors to meet their legal obligations to shareholders or to discharge their legal duties to the Company.

Solicitation of Proxies

While we intend to solicit most proxies by mail, some proxies may be solicited by telephone or other personal contact by our directors, officers or employees. Directors, officers and employees will not receive any additional compensation for such activity. We will, upon request, pay brokers and certain other persons who hold our Common Shares for others their reasonable expenses for sending proxy materials to the beneficial owners of our Common Shares. The cost of solicitation will be borne by us. While we have chosen not to engage the services of a proxy solicitor to aid in the solicitation of proxies and verify records relating to the solicitation at this time, should we decide to do so, we will bear all costs of such solicitation.

Voting by Beneficial Holders

For beneficial holders of our Common Shares, copies of this solicitation have been distributed to your broker, bank or other intermediary who are required to deliver them to, and seek voting instructions from, beneficial holders (meaning shareholders who hold Common Shares in “street name”). Intermediaries often use a service company such as Broadridge Investor Communications (“Broadridge”) to forward meeting materials to beneficial holders. If you are a beneficial holder, you can vote your Common Shares at the Meeting through your intermediary by following the instructions your intermediary provides to you. As a beneficial holder, while you are invited to attend the Meeting, you will not be entitled to vote at the Meeting unless you make the necessary arrangements with your intermediary to do so, in addition, if applicable, to following the procedures set out below under “Voting at the Meeting”.

For the purposes of Canadian securities laws, beneficial holders fall into two categories – those who object to their identity being made known to the issuers of securities which they own (“OBOs”) and those who do not object to their identity being made known to the issuers of the securities they own (“NOBOs”). Subject to the provisions of Canadian National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer, issuers may request and obtain a list of their NOBOs from intermediaries and may use the NOBO list in connection with any matters relating to the affairs of the issuer, including the distribution of proxy-related materials directly to NOBOs. We are not sending Meeting materials directly to NOBOs; instead, we use and pay intermediaries and agents to send the Meeting materials.

Voting Online at the Meeting

See below under “Voting at the Meeting”.

Voting through an Intermediary

As a beneficial holder, you will be given a Voting Instruction Form by your intermediary which must be submitted in accordance with the instructions provided by the intermediary. You must follow the intermediary’s instructions (which allow the completion of the Voting Instruction Form by mail, telephone or Internet). Occasionally, as a beneficial holder you may be given a form of proxy that has been signed by the intermediary and which is restricted to the number of Common Shares owned by you as the beneficial holder but that is otherwise not completed. This form of proxy does not need to be signed by you. In this case, you can complete the form of proxy and vote by following the instructions provided by the intermediary.

Mail – You may vote by completing, dating and signing the Voting Instruction Form and promptly returning it in the pre-addressed envelope provided to you for receipt by no later than 10:00 a.m. (Eastern Time) on Friday, June 4, 2021, or on the third to last business day prior to any postponed or adjourned meeting.

Telephone – You may vote by telephone from within the United States or Canada by calling the toll-free number shown on the Voting Instruction Form no later than 10:00 a.m. (Eastern Time) on Friday, June 4, 2021, or on the third to last business day prior to any postponed or adjourned meeting. Please refer to the control number provided on the Voting Instruction Form.

Internet – If your intermediary is registered with Broadridge, you may vote over the Internet by following the login and voting instructions on your Voting Instruction Form no later than 10:00 a.m. (Eastern Time) on Friday, June 4, 2021, or on the third to last business day prior to any postponed or adjourned meeting. Please refer to the control number provided on the Voting Instruction Form.

U.S. Householding

Some brokers, banks or other intermediaries may be participating in the practice of “householding” proxy circulars and annual reports. This means that only one copy of the Circular and the annual report may have been sent to multiple shareholders in the same household. Each shareholder will continue to receive a separate Voting Instruction Form. We will promptly deliver a separate copy of either document to you if you request one by writing or calling as follows: IMAX Corporation, 2525 Speakman Drive, Mississauga, Ontario, Canada L5K 1B1, Attention: Investor Relations, 905-403-6500. If you would like to receive separate copies of the proxy circular and proxy statement and the annual report in the future, or if you are receiving multiple copies and want to receive only one copy for your household, you should contact your intermediary.

Information for U.S. Beneficial Holders

If you are a United States (“U.S.”) beneficial holder with an intermediary, you must instruct your U.S. intermediary how to vote your Common Shares. If you do not provide voting instructions, your Common Shares will not be voted on any proposal on which the U.S. intermediary does not have discretionary authority to vote. This is called a “broker non-vote”. In these cases, the broker can register your Common Shares as being present at the Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required.

If you do not mark on the Voting Instructional Form how you intend to vote on a particular matter, your broker is entitled to vote your Common Shares as he or she sees fit with respect to “routine” matters such as the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors. However, your intermediary does not have discretionary authority to vote on the election of the eight nominees for the Board of Directors named in this Circular as directors, on the advisory vote on Named Executive Officer compensation, on the confirmation of certain amendments to By-Law No. 1 or with respect to other matters which may properly be brought before the Meeting, if your proxy does not specify how you intend to vote on those particular matters.

Accordingly, if you are a U.S. beneficial holder it is particularly important that you instruct your U.S. intermediary how you wish to vote your Common Shares on each matter.

VOTING AT THE MEETING

General

Shareholders of record may vote at the Meeting by completing a ballot online during the Meeting, as further described below under “How Do I Attend and Participate at the Meeting?”.

Beneficial holders who have not duly appointed themselves as proxyholder and do not have a 15-digit control number or username will not be able to vote or submit questions at the Meeting but will be able to listen to the Meeting. This is because the Company and Computershare do not have a record of the beneficial holders, and, as a result, will have no knowledge of your shareholdings or entitlement to vote unless you appoint yourself as proxyholder.

If you are a beneficial holder and wish to vote at the Meeting, you must appoint yourself as proxyholder by inserting your own name in the space provided on the Voting Instruction Form sent to you and you must follow all of the applicable instructions, including the deadline, provided by your Intermediary. See “Appointment of a Third Party as Proxy” and “How Do I Attend and Participate at the Meeting?” below.

If you are a U.S. beneficial holder, to attend and vote at the Meeting, you must first obtain a valid legal proxy from your broker, bank or other agent and then register in advance to attend the Meeting. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a legal proxy form. After first obtaining a valid legal proxy from your broker, bank or other agent, to then register to attend the Meeting, you must submit a copy of your legal proxy to Computershare. Requests for registration should be directed by mail to the attention of the Proxy Department of Computershare Investor Services Inc. at 100 University Avenue, 8th Floor, North Tower, Toronto, Ontario, M5J 2Y1 or by email at uslegalproxy@computershare.com. Requests for registration must be labeled as “Legal Proxy” and be received no later than June 7, 2021 by 10:00 a.m. (Eastern Time). You will receive a confirmation of your registration by email after Computershare receives your registration materials. Please note that you are required to register your appointment at https://www.computershare.com/IMAX.

Appointment of a Third Party as Proxy

The following applies to shareholders who wish to appoint someone as their proxyholder other than the management nominees named in the Form of Proxy or Voting Instruction Form. This includes beneficial holders who wish to appoint themselves as proxyholder to attend, participate or vote at the Meeting.

Shareholders who wish to appoint someone other than the management nominees as their proxyholder to attend and participate at the Meeting as their proxy and vote their Common Shares MUST submit their Form of Proxy or Voting Instruction Form, as applicable, appointing that person as proxyholder AND register that proxyholder online, as described below. Registering your proxyholder is an additional step to be completed AFTER you have submitted your Form of Proxy or Voting Instruction Form. Failure to register a duly appointed proxyholder will result in the proxyholder not receiving a username to vote in the Meeting and only being able to attend as a guest.

Step 1:Submit your Form of Proxy or Voting Instruction Form

To appoint someone other than the management nominees as proxyholder, insert that person’s name in the blank space provided in the Form of Proxy or Voting Instruction Form (if permitted) and follow the instructions for submitting such Form of Proxy or Voting Instruction Form. This must be completed before registering such proxyholder, which is an additional step to be completed once you have submitted your Form of Proxy or Voting Instruction Form.

If you are a beneficial holder and wish to vote at the Meeting, you have to insert your own name in the space provided on the Voting Instruction Form sent to you by your Intermediary, follow all of the applicable instructions provided by your Intermediary AND register yourself as your proxyholder, as described below. By doing so, you are instructing your Intermediary to appoint you as proxyholder. It is important that you comply with the signature and return instructions provided by your Intermediary. Please also see further instructions below under the heading “How Do I Attend and Participate at the Meeting?”.

Step 2: Register your proxyholder

To register a third party proxyholder, shareholders must visit http://www.computershare.com/IMAX by 10:00 a.m. (Eastern Time) on June 7, 2020 and provide Computershare with the required proxyholder contact information so that Computershare may provide the proxyholder with a control number for a username via email to participate in the Meeting. Without a control number for a username, proxyholders will not be able to vote at the Meeting but will be able to participate as a guest.

How Do I Attend and Participate at the Meeting?

The Company is holding the Meeting in a virtual-only format, which will be conducted via live audio webcast. Shareholders will not be able to attend the Meeting in person.

Attending the Meeting online enables shareholders of record and duly appointed proxyholders, including beneficial holders who have duly appointed themselves as proxyholder, to vote at the Meeting and ask questions at the appropriate times during the Meeting, all in real time. In order to participate online, shareholders must have a valid 15-digit control number and proxyholders must have received an email from Computershare containing a username.

Log in online at: https://web.lumiagm.com/223853148 on your smartphone, tablet or computer. You will need the latest version of Chrome, Safari, Internet Explorer 11, Edge or Firefox. We recommend that you log in at least 15 minutes before the Meeting starts.

If you are a shareholder of record click “I have a login” and then enter your 15-digit control number as the username, which is the control number located on your Form of Proxy or in the email notification you received from Computershare and “Imax2021” (case sensitive) as the password.

OR

If you are a duly appointed proxyholder click “I have a login” and then enter your four-digit username that was provided to you by Computershare after the voting deadline passed and “Imax2021” (case sensitive) as the password. In order to be a duly appointed proxyholder the proxyholder must be registered as described in “Appointment of a Third Party as Proxy” above.

If you are a beneficial holder and have not appointed yourself as a proxyholder (as described above) click “I am a Guest” and then complete the online form. Guests can listen to the Meeting but are not able to vote or submit questions.

If you attend the Meeting online, it is important that you are connected to the Internet at all times during the Meeting in order to vote when balloting commences. It is your responsibility to ensure connectivity for the duration of the Meeting. You should allow ample time to check into the Meeting online and complete the related procedures outlined above.

If you are using a 15-digit control number to login to the Meeting and you accept the terms and conditions, you will provided the opportunity to vote by online ballot on the matters put forth at the Meeting. Your previously submitted proxies will be revoked if you vote on the online ballot at the Meeting. If you DO NOT wish to revoke all previously submitted proxies, do not vote on the online ballot at the Meeting. Responses to questions received during the Meeting will be provided in a format that is accessible by all Meeting attendees.

VOTING REQUIREMENTS TO APPROVE MATTERS TO BE DISCUSSED AT THE 2021 ANNUAL AND SPECIAL MEETING

Item No.	Vote Required	Broker Discretionary Voting Allowed
1.Election of the Eight Nominees for the Board of Directors	Plurality of Votes Cast at the Meeting	No
2.Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Auditors	Majority of Votes Cast at the Meeting	Yes
3.Advisory Vote on Named Executive Officer Compensation	Majority of Votes Cast at the Meeting	No
4.Confirmation of Amendments to By-Law No. 1	Majority of Votes Cast at the Meeting	No

Withheld/Abstentions or broker non-votes are counted for purposes of establishing a quorum, but they are not counted as votes cast for or against a proposal.

Quorum

The Meeting requires a quorum, which for the purposes of the Meeting means:

•

at least two persons present or by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the Meeting, each being a shareholder entitled to vote at the Meeting or a duly appointed proxyholder for a shareholder; and

•	persons owning or representing by proxy not less than 33⅓% of the total number of Common Shares entitled to vote at the Meeting.

As of April 12, 2021, we had 59,358,679 Common Shares issued and outstanding, each carrying the right to one vote at all meetings of our shareholders.

PROCEDURE FOR CONSIDERING SHAREHOLDER PROPOSALS FOR OUR 2022 ANNUAL MEETING

If a shareholder wishes to propose any matter for a vote by our shareholders at our 2022 Annual Meeting of Shareholders, he or she must send his or her proposal to IMAX Corporation, 2525 Speakman Drive, Mississauga, Ontario, Canada L5K 1B1, Attention: Corporate Secretary. We may omit the proposal from next year’s Proxy Circular and Proxy Statement if such proposal does not comply with applicable Canadian corporate law and U.S. securities laws or if it is not received by our Corporate Secretary at the address noted above by December 28, 2021.

SHAREHOLDER COMMUNICATION

Shareholders or other interested parties wishing to communicate with the Board of Directors, or any individual director, may do so by sending a written communication to IMAX Corporation, 2525 Speakman Drive, Mississauga, Ontario, Canada L5K 1B1, addressed to the Board of Directors or any individual director, Attention: Corporate Secretary. The Secretary forwards all such communications to the Board of Directors.

PRINCIPAL SHAREHOLDERS OF VOTING SHARES

We are not aware of any persons who as of April 12, 2021 beneficially owned or exercised control or direction over more than 5% of our Common Shares other than:

	Amount and Nature of	Percentage of
	Beneficial Ownership	Outstanding
Name and Address of Beneficial Owner of Common Shares	of Common Shares	Common Shares
Douglas Group	8,915,600 (1)	15.0%
Kevin and Michelle Douglas
James E. Douglas, III
K&M Douglas Trust
Douglas Family Trust
James Douglas and Jean Douglas Irrevocable Descendants’ Trust
KGD IDGT
MMD IDGT
Celtic Financial LLC
125 E. Sir Francis Drake Blvd., Suite 400, Larkspur, CA 94939
Invesco Ltd.	3,262,193 (2)	5.5%
Invesco Advisers. Inc.
Invesco Capital Management LLC
1555 Peachtree Street NE, Suite 1800, Atlanta, GA 30309

The percentage of outstanding Common Shares is based on dividing the number of Common Shares beneficially owned by such person by 59,358,679 Common Shares outstanding as of April 12, 2021.

(1)

Based solely on information reported in a Schedule 13D/A filed jointly by Kevin Douglas, Michelle Douglas, James E. Douglas, III, K&M Douglas Trust, James Douglas & Jean Douglas Irrevocable Descendants’ Trust, Douglas Family Trust and Celtic Financial LLC on January 27, 2021 with the SEC. As reported in such filing, Kevin Douglas has shared voting power with respect to 6,677,314 Common Shares. Kevin Douglas and his wife, Michelle Douglas, hold 3,820,221 Common Shares jointly as the beneficiaries and co-trustees of the K&M Douglas Trust. In addition, Kevin Douglas and Michelle Douglas are co-trustees of the James Douglas and Jean Douglas Irrevocable Descendants’ Trust, which holds 2,584,441 Common Shares. Kevin Douglas is the Manager of Celtic Financial LLC, which holds 200,000 Common Shares. Kevin Douglas may be deemed to have shared voting/dispositive power over the 62,652 Common Shares held by the KGD IDGT Trust. Michelle Douglas may be deemed to have shared voting/dispositive power over the 62,652 Common Shares held by the MMD IDGT Trust. Kevin Douglas has shared dispositive power with respect to 8,852,948 Common Shares. Kevin Douglas also has shared dispositive power with respect to 923,645 Common Shares held by James E. Douglas, III, 1,251,989 Common Shares held by the Douglas Family Trust, and 200,000 Common Shares held by Celtic Financial LLC.

(2)

Based solely on information reported in a Schedule 13G filed by Invesco Ltd. on February 16, 2021 with the SEC. As reported in such filing, Invesco Ltd., in its capacity as a parent holding company to its investment advisers, may be deemed to beneficially own 3,262,193 Common Shares which are held of record by clients of Invesco Ltd. however, no one individual has greater than 5% economic ownership. Invesco Ltd. has sole voting power over 3,259,178 Common Shares and sole dispositive power over 3,262,193 Common Shares. Invesco Ltd. does not hold shared dispositive power or shared dispositive power with respect to any Common Shares.

FINANCIAL STATEMENTS AND AUDITORS’ REPORT

The Board of Directors will submit to the shareholders at the Meeting the consolidated financial statements for the fiscal year ended December 31, 2020, and the auditors’ report thereon. A copy of these financial statements and the auditors’ report are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “2020 Form 10-K”), which is being mailed to our shareholders together with this Circular.

MATTERS TO BE CONSIDERED AT THE 2021 AND SPECIAL ANNUAL MEETING

BOARD OF DIRECTORS’ RECOMMENDATIONS FOR YOUR VOTE

The following is a summary of matters to be considered at the Meeting together with the Board of Directors’ unanimous recommendations for your votes.

Item No.	Board Recommendation
1.Election of the Eight Nominees for the Board of Directors	FOR
2.Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Auditors	FOR
3.Advisory Vote on Named Executive Officer Compensation	FOR
4.Confirmation of Amendment to By-Law No. 1	FOR

Item No. 1 - ELECTION OF DIRECTORS

Our articles provide that the Board of Directors may be comprised of a minimum of 1 and a maximum of 15 directors, with the actual number determined from time to time by resolution of the Board of Directors. As of the date of this Circular, the size of the Board of Directors has been set at nine directors.

The Board of Directors is currently composed of Neil S. Braun, Eric A. Demirian, Kevin Douglas, Richard L. Gelfond, David W. Leebron, Michael MacMillan, Dana Settle, Darren Throop and Bradley J. Wechsler. The term of each director will expire at the Meeting. Upon the recommendation of the Governance Committee, our Board of Directors has nominated the eight individuals identified on the following pages for election at the Meeting. All of the nominees are currently serving as our directors, except for Steve Pamon. Mr. Pamon was recommended for consideration by the Governance Committee in consultation with an independent third-party search firm. Messrs. Braun and Wechsler will not stand for re-election and will retire from the Board of Directors effective upon the election of directors at the Meeting. Our Board of Directors thanks Messrs. Braun and Wechsler for their many years of exemplary service. Effective upon the election of directors at the Meeting, the size of the Board of Directors will be reduced from nine to eight directors. Shareholders are not permitted to vote for more than eight nominees.

In any election or appointment of a director to fill a vacancy created by any director ceasing to hold office, the election or appointment shall be for the unexpired term of the director who has ceased to hold office.

On March 25, 2021, Dr. Daniel Nadler executed a Board Advisory Agreement with the Company to become a senior advisor to IMAX’s Board of Directors. Dr. Nadler is the founder of Maximus, a next generation visual effects company, which, on March 11, 2021, entered into a joint venture with the Company to deliver artificial intelligence based high resolution video enhancement technologies across home entertainment. The Board Advisory Agreement, which is terminable by either party, provides for no compensation to Dr. Nadler and contains standard provisions regarding confidentiality and adherence to Company policies.

Nominees for Election

Shareholders who wish to have the Board of Directors consider the nomination of any person for director at the 2022 Annual Meeting of Shareholders should communicate with the Corporate Secretary. See the description in “Nomination Process” on page 60 for more information.

At the Meeting, shareholders will be asked to approve the election of directors by ordinary resolution, which requires that a plurality of the votes cast at the Meeting be in favor of the resolution. In the absence of any instruction on the accompanying Form of Proxy, it is the intention of the persons named by management in the Form of Proxy to vote the Common Shares represented by the proxy in favor of the resolution. Voting “WITHHOLD” is the equivalent to voting “ABSTAIN”. If any of the nominees is for any reason unable to serve as a director, proxies in favor of management will be voted for another nominee in their discretion unless the shareholder has specified in the Form of Proxy that such shareholder’s Common Shares are to be withheld from voting on the election of directors.

The Board of Directors unanimously recommends a vote FOR the election of each of these nominees as directors.

The nominees for election as directors have indicated to us that they will serve if elected. Each director elected will hold office until the earlier of the close of the 2022 Annual Meeting of Shareholders, until his or her successor is elected or appointed, or until the date of his or her resignation or termination.

The following section lists certain information concerning the persons to be nominated for election to our Board of Directors.

Nominees for Election as Directors for the Term Expiring in 2022

RICHARD L. GELFOND Director (since March 1994) and Chief Executive Officer Age: 65 New York, New York, U.S.A.

Richard Gelfond has been sole Chief Executive Officer of the Company since April 2009. Mr. Gelfond served as Co-Chairman of the Company with Mr. Wechsler from June 1999 to March 2009 and served as Co-Chief Executive Officer with Mr. Wechsler from May 1996 to March 2009. From March 1994 to June 1999, Mr. Gelfond served as Vice Chairman of the Company. Mr. Gelfond has also been the Chairman and Non-Executive Director of the Company’s subsidiary, IMAX China Holding, Inc., since May 27, 2015, and has been a director of IMAX China Holding, Inc. since 2010.

Mr. Gelfond serves as Chairman of the Board of Trustees of the Stony Brook Foundation, Inc., which is affiliated with Stony Brook University. He is also a member of the Academy of Motion Picture Arts and Sciences. Mr. Gelfond serves on the International Advisory Board of the Turkana Basin Institute, a non-profit initiative focusing on field research in the Lake Turkana Basin of Kenya. Mr. Gelfond served as the Chairman of the Columbia Shuttle Memorial Trust Steering Committee, which was established in co-operation with NASA to support the families of the seven crew members of the STS-107 mission of the Space Shuttle Columbia, which came to a tragic end on February 1, 2003.

Key Skills and Experience:

Mr. Gelfond’s long service as Chief Executive Officer of the Company, as well as his marketing, financial, legal and capital markets expertise, combined with his extensive knowledge of the business, operations and domestic and international markets of the Company and his formidable relationships with studios, exhibitors and other partners and stakeholders of the Company, are valuable assets to the Board.

ERIC A. DEMIRIAN Director (since September 2010) Age: 62 Toronto, Ontario, Canada Committee Memberships: Audit Committee (Chair)

Eric Demirian has been President of Parklea Capital Inc., a boutique financial advisory and strategy firm, since 2003, and is President of Demicap Inc., a private investment firm. Prior to Mr. Demirian’s position at Parklea Capital, he held the position of Executive Vice President of Group Telecom, Inc. from 2000 to 2003. Mr. Demirian’s previous positions include partner and head of Information and Communication Practice at PricewaterhouseCoopers (1983 - 2000) and Internal Auditor at the Ontario Lottery and Gaming Corporation (1980 - 1983).

Mr. Demirian serves as non-executive Chair of the Board of Directors of Descartes Systems Group. He also serves on the Boards of Enghouse Systems Ltd. and several private companies. Until August 2020, Mr. Demirian served on the board of Redline Communications Inc. Mr. Demirian is a former director and Chair of the Audit Committee of Leisure Canada Inc. (2010 - 2011), Menu Foods Income Fund (2005 - 2010) and Keystone North America Inc. (2007 - 2010). Mr. Demirian has also served as a member of the Advisory Council for the School of Accounting & Finance at Ted Rogers School of Management at Ryerson University, advisor to the Accounting Standards Board of CPA (Canada) and as Director and Treasurer for the Parkinson Foundation of Canada. He is a Chartered Professional Accountant, a Chartered Accountant and a Certified General Accountant, and holds a Bachelor of Business Management from Ryerson University.

Key Skills and Experience:

Mr. Demirian’s accounting experience combined with his substantial business and transaction experience make him well suited to assist the Board in its assessment of financial and accounting matters. With his strong financial background, Mr. Demirian meets the SEC definition of an Audit Committee financial expert.

KEVIN DOUGLAS Director (since October 2016) Age: 58 Larkspur, California, U.S.A. Committee Memberships: Compensation Committee

Kevin Douglas has been the Chairman and Founder of Douglas Telecommunications, a family investment office through which Mr. Douglas manages the Douglas family investment portfolio since 1995. Prior to Douglas Telecommunications, he was Chairman of the Board at Rural Cellular Management Corporation. Mr. Douglas has served on the Board of Quantum Fuel Systems, LLC, since 2018. Mr. Douglas also serves on the board of KSR International Co. since 1985 and was formerly on the board of Stamps.com from 2003 to 2009. Mr. Douglas is IMAX Corporation’s largest individual investor and has been a shareholder since 2007. In 2014, the Company partnered with Mr. Douglas and his spouse, Michelle Douglas, to donate an IMAX® theater to the University of Southern California’s School of Cinematic Arts. The Michelle and Kevin Douglas IMAX Theatre and Immersive Media Lab serves as a research and teaching facility for students to learn IMAX filmmaking as well as other immersive entertainment experiences.

Key Skills and Experience:

Mr. Douglas’ long association with the Company has given him a broad understanding of the Company’s business, its products and the markets in which it operates. Mr. Douglas’ investment and business experience with technology and other companies, together with his expertise in identifying new opportunities for investment and growth, are valuable resources for the Board.

DAVID W. LEEBRON Director (since September 2003) and Lead Independent Director Age: 66 Houston, Texas, U.S.A. Committee Memberships: Governance Committee (Chair) Audit Committee

David Leebron has been the President of Rice University since July 2004. Prior to July 2004, Mr. Leebron held the position of Dean of Columbia Law School since 1996 and Professor of Law since 1989.

Mr. Leebron is on the Council on Foreign Relations, the board of the Greater Houston Partnership and served as Chair of the Association of American Universities (AAU) from 2016 to 2017.

Key Skills and Experience:

Mr. Leebron brings his broad legal experience, leadership and management skills as President of Rice University and former Dean of Columbia Law School to the Board which make him well suited to assess legal risks and other challenges faced by the Company, as well as to apply his experience to governance issues faced by the Company and the Board.

MICHAEL MACMILLAN Director (since June 2013) Age: 64 Toronto, Ontario, Canada Committee Memberships: Governance Committee

Michael MacMillan is Chief Executive Officer of Blue Ant Media, a Canadian-based media company which he co-founded in 2011. Blue Ant is a producer, distributor and broadcaster with active operations in Toronto, Los Angeles, London and elsewhere internationally. Mr. MacMillan was Chairman and/or CEO of Alliance Atlantis Communications from 1998 to 2007. Mr. MacMillan co-founded Atlantis Films Limited in 1978 which acquired Alliance Communications in a reverse takeover in 1998 and the company subsequently became Alliance Atlantis Communications. Mr. MacMillan retired from Alliance Atlantis in 2007 after selling the company to Canwest Communications and Goldman Sachs. In 2007, he co-founded Samara, a think tank that works to strengthen political engagement in Canada through innovative research and educational programs and serves as Chair.

Mr. MacMillan is co-founder and co-owner of Closson Chase, a vineyard and winery in Prince Edward County, Ontario, Canada. A member of the Order of Canada, Mr. MacMillan has volunteered with numerous community and industry organizations over many years and is currently involved with Open Roof Films and Human Rights Watch, amongst other organizations.

Key Skills and Experience:

Mr. MacMillan’s extensive experience in the entertainment industry as well as his ownership interests in various private companies and involvement with charitable organizations gives him a broad expertise in film and television production, digital publishing and other media, thus bringing additional expertise to the Board in these areas.

STEVE R. PAMON Director Nominee Age: 50 South Orange, New Jersey, U.S.A.

Steve Pamon is an entrepreneur and philanthropist who served as President and Chief Operating Officer of Beyoncé’s musical imprint, artist management, business ventures, and film production company, Parkwood Entertainment from 2015 to 2020. In his role as an Executive Producer at Parkwood, he received two Emmy nominations, plus both a Grammy Award (“Homecoming” / Netflix) and a Peabody Award (“Lemonade” / HBO). Prior to Mr. Pamon’s position at Parkwood Entertainment, he served as Head of Sports and Entertainment Marketing for JPMorgan Chase from 2011 to 2015 and was the Vice President of Strategy and New Business Development for the National Football League from 2008 to 2011. Mr. Pamon’s career journey also includes executive leadership and operating roles with HBO and Time Warner from 2001 to 2008 and McKinsey & Company from 2000-2001.

Mr. Pamon serves on the board of World Wresting Entertainment ("WWE"). He also serves on the board of New York Road Runners, a non-profit organization that produces more than 100 sports events each year, including the famed New York City Marathon.

Key Skills and Experience:

Mr. Pamon’s deep relationships with the creative community, as well as his broad experience as a senior executive within some of the leading players in media and entertainment, provides a valuable perspective to the Board as it evaluates new product / service opportunities. He also has experience in management consulting and investment banking, which further strengthens the Board in the areas of corporate strategy and financial matters.

DANA SETTLE Director (since July 2015) Age: 48 Los Angeles, California, U.S.A. Committee Memberships: Governance Committee Compensation Committee

Dana Settle has been a Partner and Co-Founder of Greycroft Partners, a venture capital fund based in New York City and Los Angeles focused on investments in the Internet and mobile markets since March 2006. Throughout her career, Ms. Settle has played a key role in the success of many technology startups. Prior to Greycroft, where she heads the firm’s West Coast arm in Los Angeles, Ms. Settle spent several years as a venture capitalist and adviser to startup companies in the Bay Area.

Ms. Settle currently serves on the boards of Greycroft’s investments in AppAnnie, Anine Bing, EBTH.com, Thrive Market, Steelhouse, TheRealReal, Clique Media Group, RocketJump and WideOrbit. She also managed the firm’s investments in Maker Studios (sold to Disney), Trunk Club (sold to JWN), Viddy (sold to FullScreen), AwesomenessTV (sold to Dreamworks), Digisynd (sold to Disney), ContentNext (sold to Guardian Media), Pulse (sold to LinkedIn) and Sometrics (sold to American Express). Ms. Settle’s additional experience includes business development at Truveo (AOL), investment banking at Lehman Brothers and international business development at McCaw Cellular Communications (AT&T).

Key Skills and Experience:

Ms. Settle’s extensive experience in the private equity markets, as well as her Board positions and ownership interests in various digital and other start-up companies, gives her a broad expertise in emerging technology and media markets which is beneficial to the Board as it examines new opportunities. Ms. Settle also has experience in business development and investment banking which is relevant to the Board’s oversight of the Company’s financial matters.

DARREN THROOP Director (since June 2015) Age: 56 Toronto, Ontario, Canada Committee Memberships: Compensation Committee (Chair)

Darren Throop has served as President and CEO of Entertainment One, Ltd. (eOne), a leading entertainment company that specializes in the production and distribution of film, television and family content, since July 2003. In December 2020, Mr. Throop joined diversified play and entertainment company Hasbro, Inc., through its acquisition of eOne. Mr. Throop continues to lead eOne as its President & CEO and he is also an executive officer of Hasbro Inc. He served on the Board of Directors of eOne from 2003 to 2020.

Mr. Throop has over 20 years of executive management experience in the entertainment industry. From 1999 to 2003, Mr. Throop was CEO of Records on Wheels, and prior to that, Mr. Throop owned and operated Canadian music retail chain Urban Sound Exchange.

Mr. Throop was appointed to The Order of Canada in 2020 for his innovative leadership in the entertainment and film industry. He is a member of the International Academy of Television Arts and Sciences, has been inducted into the Canadian Music Hall of Fame, and was recognized as Entrepreneur of the Year by Grant Thornton.

Key Skills and Experience:

Mr. Throop’s experience in the growth of an entrepreneurial and international entertainment and content brand company which is engaged in television, film and music production, distribution, merchandising and licensing further strengthens the Board’s expertise in these areas.

Item No. 2 - APPOINTMENT OF AUDITORS

At the Meeting, shareholders will be asked to approve the appointment of PricewaterhouseCoopers LLP, Chartered Accountants (“PwC”), as our independent auditors until the close of the next Annual Meeting of Shareholders at a remuneration rate to be fixed by the Board of Directors.

Shareholders will be asked to approve the appointment by ordinary resolution, which requires that a majority of the votes cast at the Meeting be in favor of the resolution. In the absence of any instruction on the accompanying Form of Proxy, it is the intention of the persons named by management in the Form of Proxy to vote the Common Shares represented by the Form of Proxy in favor of the resolution. Voting “WITHHOLD” is the equivalent to voting “ABSTAIN”.

Representatives of PwC are expected to participate in the Meeting online and to be available to respond to appropriate questions and to make a statement if they desire to do so.

PwC are our principal independent accountants. PwC have been our auditors for more than five years. The following table presents fees for professional services rendered by PwC for the audits of our annual financial statements for the years ended December 31, 2020 and 2019, and fees billed for other services rendered by PwC during those periods.

Type of Fees	2020 ($)	2019 ($)	Description of Fees
Audit Fees	1,941,000	1,677,000

For professional services rendered by PwC in connection with the audit of our financial statements included in our Annual Report on Form 10-K and of our internal control over financial reporting, the review of our financial statements included in our Quarterly Reports on Form 10-Q, various statutory audits and for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.

Audit-Related Fees	89,000	81,000

For professional services rendered by PwC in connection with assurance and related services that are reasonably related to the performance of the audit or review of financial statements and which includes consultations concerning financial accounting and reporting standards and review of regulatory matters. In 2020 and 2019, audit-related fees consisted primarily of reimbursement for 2019 Canadian Public Accountability Board fees; fees for audit of the Company’s pension plan; and various other smaller matters.

Tax Fees	332,000	497,000

For professional services rendered by PwC in connection with tax advice, tax planning and tax compliance. In 2020 and 2019, tax fees consisted primarily of the tax advice related to transfer pricing including APA support and corporate tax consulting in multiple jurisdictions and audit defense. Tax compliance related fees represented $246,000 and $283,000 of the total tax fees in 2020 and 2019, respectively, including corporate tax compliance, indirect tax compliance and various smaller items.

All Other Fees	23,000	—	For HKSE requirement-Environmental, Social and Governance and Corporate Governance Code reporting
Total	2,385,000	2,255,000

Audit Committee’s Pre-Approval Policies and Procedures

All audit-related services and all other permissible non-audit services provided by PwC were pre-approved by the Audit Committee, and the fees for each category are budgeted. The Audit Committee requires PwC and management to report actual fees vs. the budget to the extent that actual fees exceed budgeted and approved fees. The Audit Committee reviews all actual fees at year-end. During the year, circumstances may arise when it may become necessary to engage PwC for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engagement of PwC. The Audit Committee may delegate pre-approval authority to one or more of its members. The member(s) to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Item No. 3 – ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION (“Say-on-Pay”)

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), enables our shareholders to vote to approve, on an advisory (nonbinding) basis, the compensation program for our Named Executive Officers (“NEOs”) as disclosed in this Circular.

The Board of Directors, including members of the Compensation Committee, considered the results of the 2019 shareholder Say-on-Pay vote at the 2019 Annual Meeting of Shareholders. In connection with the Compensation Committee’s ongoing evaluation of our compensation practices and the comments from proxy advisory services that our shareholders use, at the end of 2018 and in early 2019, the Compensation Committee and management developed an aggressive, targeted shareholder engagement plan focused on soliciting detailed feedback on the Company’s executive compensation program. This engagement allowed shareholders to speak to members of our Board of Directors, including the Chair, our Lead Independent Director and a member of our Compensation Committee. The objective was to hear feedback directly from our shareholders on our existing compensation program and on the views expressed in proxy advisor guidance used by many of our shareholders.

As a result of those meetings, in 2020, the Compensation Committee has implemented numerous material changes to the Company’s executive compensation program that reflect the feedback it received from shareholders in these discussions, such as:

•	the adoption of performance stock units (“PSUs”) for the CEO and other NEOs, granted to the CEO in January 2020 and other NEOs in March 2020;
•	amending the CEO’s employment agreement to include:
-	quantifiable metrics to determine the short-term cash bonus for the CEO, rather than a more discretionary approach;
-	equal annual long-term incentive awards rather than a front-loaded grant in combination with annual awards;
-	increased share ownership requirements;
-	updated equity termination and severance provisions;
-	updated change-in-control provisions; and
-	a fixed, rather than variable, value of the Company’s Supplemental Executive Retirement Plan (“SERP”) obligation; and
•	revising the scope of the clawback provision in our CEO’s employment agreement and adopting a corporate clawback policy;

among other changes, as further described below in “Compensation Discussion and Analysis.”

While the results of our 2020 shareholder Say‐on‐Pay vote at the 2020 Annual Meeting of Shareholders saw an improvement from the prior year, we will continue to evaluate our executive compensation program for further improvement as described below in “Compensation Discussion and Analysis.”

As discussed in this Circular, the objectives of our executive compensation program are to:

•

provide competitive total compensation packages that include short-term cash-based and long-term equity-based incentive components that appropriately encourage and reward performance and retention and that create enduring long-term shareholder value;

•	reward the NEOs for their relative individual contributions to our success;
•	link executive compensation to our long-term strategic objectives; and
•	align the NEOs’ interests with shareholders’ interests through an equity award framework that creates a sense of ownership, mutual goals and shared risk among executives.

Consistent with these goals and as discussed in “Compensation Discussion and Analysis” beginning on page 23 we have structured our overall executive compensation program, which includes annual short-term cash bonuses and long-term equity compensation plans, to motivate executives, particularly through the use of detailed metrics, to achieve results consistent with certain business and individual performance factors, to reward the executives for achieving or exceeding such results and to encourage retention of executives beyond the current year.

We encourage you to carefully review the “Compensation Discussion and Analysis” section, the tabular compensation disclosures and the related narrative disclosures beginning on page 23 for additional information about our compensation programs. This includes (i) details of actions we took in response to the COVID-19 pandemic, including a reduction in the  total  compensation of our CEO and NEOs from their 2019 compensation with measures such as the requirement that our CEO and NEOs use their accrued paid time off (“PTO”) (while continuing to work a full workweek schedule), the non‐payment of any 2020 annual cash bonus, and the non‐adjustment of any of our CEO or NEOs’ outstanding equity awards; and (ii) the implementation of the numerous changes to the Company’s executive compensation program noted above, including the introduction of PSU’s into the Company’s equity mix.

Based on the recommendation of shareholders at our 2017 Annual Meeting of Shareholders, and the Board of Directors’ consideration of that recommendation, we have determined that we will hold a Say-on-Pay vote every year, until the next required shareholder vote to recommend the frequency of such votes. Accordingly, we are asking our shareholders to indicate their support for the compensation program for our NEOs as described in this Circular, particularly in light of the numerous material changes made to such program in the past year. The Say-on-Pay vote gives our shareholders the opportunity to express their views on our NEOs’ compensation program. This Say-on-Pay vote is not intended to address any specific item of compensation, but rather the overall compensation program for the NEOs and the philosophy, policies and practices described in this Circular.

Shareholders will be asked to indicate their support for the compensation program for our NEOs, as discussed in this Circular by ordinary resolution, which requires that a majority of the votes cast at the Meeting be in favor of the resolution. In the absence of any instruction on the accompanying Form of Proxy, it is the intention of the persons named by management in the Form of Proxy to vote the Common Shares represented by the Form of Proxy in favor of the resolution.

The Board of Directors asks its shareholders to vote FOR the following resolution at the Meeting:

RESOLVED that the shareholders approve the compensation of the Company’s Named Executive Officers, as discussed and disclosed in the “Compensation Discussion and Analysis” section, the compensation tables and the related narrative disclosure set forth in the Circular of the Company dated April 27, 2021.

Although the vote is advisory and non-binding in nature, the Board of Directors and the Compensation Committee will review the voting results and will consider shareholder views in connection with our executive compensation program. If there are a significant number of negative votes, the Board of Directors and the Compensation Committee will continue to seek to understand and consider the concerns that influenced the vote in making future decisions about executive compensation programs.

Item No. 4 – CONFIRMATION OF AMENDMENTS TO BY-LAW NO. 1

At the Meeting, the shareholders will be asked to confirm amendments to By-Law No. 1 of the Company by way of repeal and replacement. Under the Canada Business Corporation Act, the directors may, by resolution, make, amend or repeal any by-laws that regulate the business or affairs of the corporation. On March 4, 2021, the Board of Directors repealed By-Law No. 1 of the Company and adopted the Amended and Restated By-Law No. 1, which, among other things, allows Meetings of Shareholders to be conducted virtually.

Summary of Amendments

In 2020, in order to conduct our Annual Meeting of Shareholders virtually in light of the pandemic, we obtained a court order in Ontario giving us special permission to do so. The Board of Directors has determined that it would be appropriate and in the best interests of the Company and its shareholders to provide the opportunity to conduct Meetings of Shareholders virtually going forward. The following is a summary of the amendments and is qualified and subject to the full text of Amended and Restated By-Law No. 1 set forth in Appendix “A” attached to this Circular.

Amended and Restated By-Law No. 1 adopts the following amendments to By-Law No. 1:

•	Meetings of shareholders may be conducted virtually and shareholders may be present virtually at such meetings for purposes of establishing a quorum.
•

A change in the notice requirement for shareholder nominations principally such that a shareholder must submit his or her nominations at least 30 days prior to the annual meeting of shareholders and must include the country of residence of a director, including their Canadian residency status, in the notice of nomination. Under By-Law No.1, a shareholder was required to give this notice at least 30 days before but no more than 65 days prior to the annual meeting of shareholders and residency status was not required.

•

Attendance at a meeting by a person constitutes a waiver of notice of the meeting, except where the attendance is for the express purpose of objection to the transaction of any business on the grounds that the meeting is not lawfully called.

•	Certain other clarifying updates.

A complete copy of the Amended and Restated By-Law No. 1, is included in Appendix “A” attached to this Circular and is available, without charge, at www.imax.com and www.sedar.com and will be mailed, without charge, to any holder of Common Shares upon written request to the Company at IMAX Corporation, 2525 Speakman Drive, Mississauga, Ontario, Canada, L5K 1B1, Attention: Corporate Secretary.

At the Meeting, the Company’s shareholders will be asked to confirm the amendments to By-Law No. 1 by way of repeal and replacement. This will require the approval of shareholders by ordinary resolution, which requires that a majority of the votes cast at the Meeting be in favor of the resolution. In the absence of any instruction on the accompanying Form of Proxy, it is the intention of the persons named by management in the Form of Proxy to vote the Common Shares represented by the Form of Proxy in favor of the ordinary resolution.

The Board of Directors asks its shareholders to vote FOR the following resolution at the Meeting:

RESOLVED that the repeal and replacement of By-Law No. 1 of the Company with Amended and Restated By-Law No. 1 attached on Appendix “A” to the proxy circular of the Company dated April 27, 2021 is confirmed.

EXECUTIVE OFFICERS

The following table sets forth certain information regarding our executive officers as of April 16, 2021.

Name	Age	Position
EXECUTIVE OFFICERS:
Richard L. Gelfond	65	Chief Executive Officer (“CEO”) and Director
Patrick McClymont	51	Chief Financial Officer (“CFO”) and Executive Vice President
Megan Colligan	48	President, IMAX Entertainment and Executive Vice President, IMAX Corporation
Robert D. Lister	52	Chief Legal Officer and Senior Executive Vice President
Mark Welton	57	President, IMAX Theatres
Jacki Bassani	39	Chief People Officer and Executive Vice President
Denny Tu	44	Chief Marketing Officer and Senior Vice President
Giovanni M. Dolci	36	Chief Sales Officer
Edwin Tan	52	Chief Executive Officer, IMAX China Holding, Inc.
Kenneth I. Weissman	49	Senior Vice President, Legal Affairs and Corporate Secretary
Kevin M. Delaney	48	Senior Vice President, Finance and Controller

OTHER KEY EXECUTIVES:
Pablo Calamera	58	Chief Technology Officer and Executive Vice President
Craig Dehmel	52	Executive Vice President, Head of Global Distribution, IMAX Entertainment and
		Senior Vice President, IMAX Corporation
Heather Anthony	49	Senior Vice-President, Corporate Finance, Planning & Analysis
Bruce Markoe	64	Senior Vice President of Post Production, Operations and DMR
Mo Rhim	36	Senior Vice-President, Strategy & Partnerships

RICHARD L. GELFOND Chief Executive Officer and Director

Richard Gelfond has been sole Chief Executive Officer of the Company since April 2009 and has been a director since March 1994. Mr. Gelfond served as Co-Chairman of the Company with Mr. Wechsler from June 1999 to March 2009 and served as Co-Chief Executive Officer with Mr. Wechsler from May 1996 to March 2009. From March 1994 to June 1999, Mr. Gelfond served as Vice Chairman of the Company. Mr. Gelfond has also been the Chairman and Non-Executive Director of the Company’s subsidiary, IMAX China Holding, Inc., since May 27, 2015, and has been a director of IMAX China Holding, Inc. since 2010.

Mr. Gelfond also serves as Chairman of the Board of Trustees of the Stony Brook Foundation, Inc., which is affiliated with Stony Brook University. He is also a member of the Academy of Motion Picture Arts and Sciences. Mr. Gelfond serves on the International Advisory Board of the Turkana Basin Institute, a non-profit initiative focusing on field research in the Lake Turkana Basin of Kenya. Mr. Gelfond served as the Chairman of the Columbia Shuttle Memorial Trust Steering Committee, which was established in co-operation with NASA to support the families of the seven crew members of the STS-107 mission of the Space Shuttle Columbia, which came to a tragic end on February 1, 2003.

PATRICK MCCLYMONT Chief Financial Officer and Executive Vice President

Patrick McClymont joined the Company in August 2016 as Chief Financial Officer and Executive Vice President and leads IMAX’s global financial operations. Prior to joining the Company, Mr. McClymont was Executive Vice President and Chief Financial Officer at Sotheby’s, where he led select P&L activities, corporate strategy, regional Finance Directors in the Americas, Europe and Asia, as well as the finance, accounting, tax, treasury, and investor relations functions. Prior to Sotheby’s, he was Partner and Managing Director at Goldman, Sachs & Co., where he spent 15 years.

Mr. McClymont is a member of the Board of Directors of Standard Motor Products, Inc., (“SMP”) and is a member of the SMP Audit Committee, Compensation and Management Development Committee, Nominating and Corporate Governance Committee and Strategic Planning Committee.

MEGAN COLLIGAN President, IMAX Entertainment and Executive Vice President, IMAX Corporation

Megan Colligan joined the Company in February 2019 as President, IMAX Entertainment and Executive Vice President, IMAX Corporation. She has also been a director of IMAX China Holding, Inc. since February 2019. Prior to joining the Company, Ms. Colligan served in executive roles at Paramount Pictures from 2006 to 2017, most recently as Worldwide President of Marketing and Distribution. She spearheaded the marketing and distribution efforts for many of Paramount's most successful franchise properties and oversaw Paramount's Home Entertainment division, a $1 billion annual business for the studio.

A member of the Academy of Motion Picture Arts and Sciences, Ms. Colligan was also the winner of the 2013 Sherry Lansing Award from Big Brothers and Big Sisters of Greater Los Angeles. She has served on the organization's Board since receiving the honor. She chairs the marketing committee and serves on the executive committee and fund development committee. She graduated from Harvard University with a B.A. in American history and African American studies.

ROBERT D. LISTER Chief Legal Officer and Senior Executive Vice President

Robert Lister joined the Company in May 1999 as Senior Vice President, Legal Affairs and General Counsel, and currently serves as Chief Legal Officer and Senior Executive Vice President. Mr. Lister has held numerous positions at the Company, including Chief Legal Officer and Chief Business Development Officer, Senior Executive Vice President and General Counsel and Executive Vice President, Business & Legal Affairs, Corporate Communications and General Counsel. Prior to joining the Company, Mr. Lister was Vice President, General Counsel and Secretary of Clearview Cinemas, a film exhibitor, from March 1998 until his employment with the Company. From 1996 to 1998, Mr. Lister served as Associate General Counsel of Merit Behavioral Care Corporation, a behavioral healthcare company.

Mr. Lister serves on the Board of Directors of the Company’s Ireland entity, IMAX Theatres International Limited, and also serves on the Board of TCL-IMAX Entertainment Co., Limited, a joint venture of TCL Corporation and the Company, and until March 2016, served as its Chairman. Mr. Lister is a member of the New York State Bar Association.

MARK WELTON President, IMAX Theatres

Mark Welton joined the Company in July 1997 as Director, Business Affairs and was appointed President, IMAX Theatres in October 2011. Previous to that, Mr. Welton held the position of Executive Vice President, Corporate and Digital Development & Theatre Operation since April 2007. Mr. Welton has held various other positions within the Company including: Senior Vice President, Business Affairs; Senior Vice President, Theatre Operations; and Executive Vice President, Theatre Operations & General Manager, Digital. Prior to joining the Company, Mr. Welton was an associate lawyer at the law firm Stikeman Elliot LLP from 1994 until his employment with the Company. Prior to that, Mr. Welton was an associate accountant at Ernst & Young.

Mr. Welton is a member of the Ontario Bar Association and the Chartered Professional Accountants Canada.

JACKI BASSANI Chief People Officer and Executive Vice President

Jacki Bassani joined the Company in December 2019 as Executive Vice President and Chief People Officer. In this role she is responsible for the strategic planning and leadership for the global people function focused on people partnership with the business, total rewards, operations, payroll, diversity and inclusion, talent acquisition and talent management. She also oversees the planning, development, implementation, and administration for all global people programs across the organization with a focus on modernization and bringing the IMAX employee value proposition to life. Jacki also have responsibility and oversite for facilities and health and safety programs for all IMAX global locations.

Prior to joining the Company, Ms. Bassani was the Managing Director, and Head of North America, Talent and Rewards at Willis Towers Watson from 2010 to 2019 where she was responsible for managing and growing the company’s business and colleague experience for over 3,500 employees across North America. In addition to this leadership role, during her tenure at Willis Towers Watson, she also provided consulting services to large global organizations and has extensive experience specializing in organizational transformation and employee research. Prior to that, Ms. Bassani held various leadership positions at MercerSirota from 2003 to 2010 where she held the title of Vice President and led the business development and consulting function for Employee Research.

Ms. Bassani has an MA in Industrial Organizational Psychology and is a member of the Society of Industrial Organizational Psychologists.

DENNY TU Chief Marketing Officer and Senior Vice President

Denny Tu joined the Company in August 2017 as Executive Vice President, Global Brand & Creative and Senior Vice President and was appointed Chief Marketing Officer in February 2019. Prior to joining the Company, from 2011 to 2017, Mr. Tu was Head of Strategy, Brand & Creative at Sky, Europe's largest entertainment, media, & technology company. Prior to that, he served as Managing Director/Senior Vice President at Autonomy, an advertising & creative agency.

A dual UK and U.S. citizen, he serves on the Board of Trustees for Ditch The Label, a leading global anti-bullying charity.

GIOVANNI M. DOLCI Chief Sales Officer

Giovanni Dolci joined the Company in October 2012 as Vice President, Theatre Development and was appointed Chief Sales Officer in April 2021. Previous to that, Mr. Dolci held the position of Head of Global Sales since January 2020. Mr. Dolci also held the position of Vice President, Theatre Development and Managing Director, Europe and Africa beginning in January 2017 and became Senior Vice President in March 2018. Prior to joining the Company, he was Director of Business Development and Commercial Operations at Arts Alliance Media. Before his time at Arts Alliance Media, Mr. Dolci worked in film financing focusing on several projects in New Zealand, Italy and the UK. Mr. Dolci also serves on the Board of Directors of IMAX Theatres International Limited, a wholly-owned subsidiary of IMAX Corporation.

Mr. Dolci has a degree in Economics and Management from Bocconi University in Milan and an MSc in Management from Cass Business School in London. He is a former Junior Fellow of the Aspen Institute, Italy.

EDWIN TAN Chief Executive Officer, IMAX China Holding, Inc.

Edwin Tan joined the Company in December 2019 as Chief Executive Officer of IMAX China Holding, Inc., a subsidiary of the Company. Prior to joining the Company, Mr. Tan was the Chief Executive Officer of Messe Muenchen China and South East Asia from March 2017 to July 2019 where he led the strategic planning and growth agenda, including successfully completing the first ever acquisition for the company in China. Prior to that, Mr. Tan was President at Wanda Studios Qingdao from 2016 to 2017 and spent 7 years with Reed Exhibitions Greater China in various roles, including Chief Operating Officer from 2014 to 2016, Senior Vice President of Commercial, Strategy and New Business from 2012 to 2014, Vice President of North China and Business Development, Managing Director of Reed Huayin (RHY) and Managing Director of Reed Huaqun (RHQ) from 2009 through 2011, and Regional Director of Business Development & Planning APAC from 2007 through 2008. Mr. Tan was a Managing Director at Sirivatana International from 2005 to 2007 and also worked in various roles in SNP Corporation from 1996 to 2005.

Mr. Tan graduated from Murdoch University with a Bachelor of Economics in 1992 followed by an MBA in Business Administration and Management from The University of Hull in 1997.

KENNETH I. WEISSMAN Senior Vice President, Legal Affairs and Corporate Secretary

Kenneth Weissman joined the Company in October 2011 as Vice President, Legal Affairs, and has held the position of Senior Vice President, Legal Affairs since 2015. In December 2017, Mr. Weissman was appointed Corporate Secretary, and was also appointed by the Company's Audit Committee as Chief Compliance Officer. Prior to joining the Company, Mr. Weissman was Senior Corporate Counsel at Sony Corporation of America, where he held various positions from 2004 through 2011. Prior to that, Mr. Weissman was an associate lawyer at Skadden, Arps, Slate, Meagher & Flom in New York and Testa, Hurwitz & Thibeault in Boston, and served as a law clerk to the Hon. Judith S. Kaye, Chief Judge of the State of New York.

Mr. Weissman is Corporate Secretary to the Board of Directors of TCL-IMAX Entertainment Co., Limited, a joint venture of TCL Corporation and the Company. Mr. Weissman is a member of the American Bar Association and the Association of Corporate Counsel.

KEVIN M. DELANEY Senior Vice President, Finance and Controller

Kevin Delaney joined the Company in December 2019 as Senior Vice President, Finance and Controller, and was subsequently appointed Principal Accounting Officer effective February 2020. Prior to joining the Company, Mr. Delaney served as the Corporate Controller & Chief Accounting Officer of Sotheby’s from 2007 to 2019 and as Assistant Corporate Controller from 2000 to 2007. Mr. Delaney was employed at Sony Music Entertainment from 1998 to 2000 and at Deloitte & Touche LLP from 1994 to 1998.

Mr. Delaney is a Certified Public Accountant and holds a BBA in Public Accounting from Pace University.

OTHER KEY EXECUTIVES

PABLO CALAMERA Chief Technology Officer and Executive Vice President

Pablo Calamera joined the Company in February 2020 as Chief Technology Officer and Executive Vice President. Prior to joining the Company, Mr. Calamera was Chief Technology Officer for several pioneering startups and public companies, including JW Player from 2017 to 2019, where he oversaw all aspects of technology development and technical operations supporting small businesses to large global enterprises with the best video technology and monetization capabilities on web, mobile and embedded devices. Previous to that, Mr. Calamera served as Chief Technology Officer at Vonage from 2014 to 2017 and at iHeartRadio from 2011 to 2014, where he led technology vision, architecture, R&D and technical operations. Mr. Calamera also held technology leadership roles such as Director at Apple Inc. from 2006 to 2010 and Senior Director at Danger Inc. from 2001 to 2006.

CRAIG DEHMEL Executive Vice President, Head of Global Distribution, IMAX Entertainment and Senior Vice President, IMAX Corporation

Craig Dehmel joined the Company in September 2016 as Executive Vice President, Head of Global Distribution, IMAX Entertainment and Senior Vice President, IMAX Corporation. Mr. Dehmel manages the global theatrical release planning and execution of Hollywood, local, documentary, and special content releases to IMAX screens worldwide. Prior to joining the Company, he managed the theatrical release planning and execution of all 20th Century Fox-distributed titles in over 100 countries, worldwide, during his sixteen-year career with Fox. He is a member of the Academy of Motion Picture Arts and Sciences. Mr. Dehmel has been a guest lecturer at the Anderson School of Business (UCLA) for the past 20 years, teaching a seminar on the fundamentals of the worldwide theatrical business. He is also a regular guest speaker at the Annenberg School of Communications and Peter Stark Producing Program, both at USC.

Mr. Dehmel has a B.A. in History from Colgate University and an MBA in Entertainment Management and Strategy from the Anderson School at UCLA.

HEATHER ANTHONY Senior Vice President of Corporate Finance, Planning & Analysis

Heather Anthony joined the Company in in June 2008 as Vice President, Investor Relations and currently serves as Senior Vice President, Corporate Finance, Planning & Analysis. Ms. Anthony is responsible for the forecasting, budgeting and long-range planning of the Company’s worldwide operations. Prior to her current role, she served as Vice President, Budgeting & Financial Analysis at IMAX. Prior to IMAX, Ms. Anthony served as the Senior Director of Investor Relations at The Children’s Place Retail Stores, Inc. Prior to that, Ms. Anthony served as a Vice President at Edelman Worldwide and as an Assistant Vice President at Morgen-Walke Associates.

BRUCE MARKOE Senior Vice President of Post Production, Operations and DMR

Bruce Markoe joined the Company in July 2015 as Senior Vice President of Post-Production, Operations and DMR. Prior to joining the Company, and starting in 2011, Mr. Markoe was Senior Vice President of Post-Production at Marvel Studios. Before his role at Marvel Studios, Mr. Markoe was Senior Vice President of Post-Production at Overture Films, and previous to that Executive Vice President of Post-Production at Revolution Studios and Head of Post-Production at MGM Studios.

Mr. Markoe is a member of the Academy of Motion Picture Arts and Sciences and has been a guest lecturer at USC School of Cinema along with speaking and presenting at many motion picture industry seminars and panels.

MO RHIM Senior Vice President of Strategy & Partnerships

Mo Rhim joined the company in 2019 as the Senior Vice President of Strategy & Partnerships. In this role Ms. Rhim oversees content strategy, partnerships and new technology innovation for the Entertainment division as well as several corporate strategy initiatives developing a direct relationship with consumers and applying data to drive growth. Prior to joining the Company, Ms. Rhim served as the Senior Vice President, International Digital Marketing at Paramount Pictures where she oversaw the digital marketing for theatrical releases across all international markets. Ms. Rhim previously worked at Google from 2005-2016, most recently as Head of Industry, Media and Entertainment overseeing all Google/DoubleClick Marketing Platforms and leading several first-of-kind global deals.

2020 EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding our Equity Compensation Plans as of December 31, 2020.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (1) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	6,819,644		19.23	7,436,333
Equity compensation plans not approved by security holders	—		—	—
Total	6,819,644	(2)	19.23	7,436,333	(3)
(1)

The weighted average exercise price under column (b) with respect to equity compensation plans does include Common Shares issuable upon the vesting of outstanding restricted share units, which have no exercise price. Excluding restricted shares units, the weighted average exercise price under column (b) would be $24.96.

(2)	Represents 11.57% of 58,921,731 Common Shares outstanding as of December 31, 2020. This number includes outstanding options and restricted share units.
(3)	Represents 12.62% of 58,921,731 Common Shares outstanding as of December 31, 2020.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our Common Shares as of April 12, 2021 or as otherwise indicated in the notes below, including: (i) all persons to be nominated for election to the Board of Directors, individually; (ii) all current directors and the NEOs, individually; and (iii) all current directors and executive officers as a group.

Name of Beneficial Owner of Common Shares	Common Shares Beneficially Owned, Controlled or Directed (1)		Common Shares that can be Acquired within 60 days	Total	Percentage of Outstanding Common Shares (2)
Richard L. Gelfond	314,090	(3)	2,713,015	3,027,105	4.9%
Bradley J. Wechsler	217,322	(4)	—	217,322	*
Neil S. Braun	48,397	(5)	—	48,397	*
Eric A. Demirian	45,281	(6)	—	45,281	*
Kevin Douglas	8,915,600	(7)	—	8,915,600	15.0%
David W. Leebron	96,868	(8)	—	96,868	*
Michael MacMillan	23,245	(9)	—	23,245	*
Steve Pamon	—		—	—	—
Dana Settle	33,575	(10)	—	33,575	*
Darren Throop	15,734	(11)	—	15,734	*
Patrick McClymont	62,328	(12)	112,303	174,631	*
Megan Colligan	39,096	(13)	71,385	110,481	*
Robert D. Lister	87,924	(14)	224,568	312,492	*
Mark Welton	41,475	(15)	92,777	134,252	*
All directors and executives (18 persons)	9,977,640	(16)	3,242,340	13,219,980	21.1%

* Less than 1%

(1)

Statements as to securities beneficially owned by directors and executive officers, or as to securities over which they exercise control or direction, are based upon information obtained from such directors and executive officers and from records available to us.

(2)

The percent of outstanding Common Shares is based on dividing the number of Common Shares beneficially owned by the individual by 59,358,679 Common Shares outstanding as of April 12, 2021, adjusted for Common Shares issuable through the exercise of vested stock options held by such person, and stock options and restricted share units held by such person that vest within 60 days of that date.

(3)	Mr. Gelfond has sole voting and dispositive power with respect to 314,090 Common Shares.
(4)

Mr. Wechsler has sole voting and dispositive power with respect to 24,022 Common Shares, shared voting and dispositive power with respect to 193,300 Common Shares, and may be deemed to have shared voting/dispositive power over 20,000 Common Shares held by the Brad and Patty Wechsler Foundation.

(5)	Mr. Braun has sole voting and dispositive power with respect to 48,397 Common Shares.
(6)	Mr. Demirian has sole voting and dispositive power with respect to 45,281 Common Shares.
(7)	Mr. Douglas has shared voting power with respect to 6,677,314 Common Shares and shared dispositive power with respect to 8,852,948 Common Shares.
(8)	Mr. Leebron has sole voting and dispositive power with respect to 95,568 Common Shares and shared voting and dispositive power with respect to 1,300 Common Shares.
(9)	Mr. MacMillan has sole voting and dispositive power with respect to 23,245 Common Shares.
(10)	Ms. Settle has sole voting and dispositive power with respect to 33,575 Common Shares.
(11)	Mr. Throop has sole voting and dispositive power with respect to 15,734 Common Shares.
(12)	Mr. McClymont has sole voting and dispositive power with respect to 62,328 Common Shares.
(13)	Ms. Colligan has sole voting and dispositive power with respect to 39,096 Common Shares.
(14)	Mr. Lister has sole voting and dispositive power with respect to 87,924 Common Shares.
(15)	Mr. Welton has sole voting and dispositive power with respect to 41,475 Common Shares.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary	Page 23
Overview of our Executive Compensation Program	Page 30
Executive Compensation Processes	Page 34
Compensation Comparator Group	Page 38
Pay and Performance in 2020	Page 40
Additional Information	Page 44

This Compensation Discussion and Analysis (“CD&A”) describes the material elements of the compensation program for our Named Executive Officers (“NEOs”), the associated rationale, and key decisions and activities for the year ended December 31, 2020. For 2020, our NEOs were:

Name	Role
Richard L. Gelfond	Chief Executive Officer
Patrick McClymont	Chief Financial Officer and Executive Vice President
Megan Colligan	President, IMAX Entertainment and Executive Vice President, IMAX Corporation
Robert D. Lister	Chief Legal Officer and Senior Executive Vice President
Mark Welton	President, IMAX Theatres

See “Non-GAAP Financial Measures” on page 69 for a reconciliation of all non-GAAP measurements to the most directly comparable U.S. generally accepted accounting principles (“U.S. GAAP”) measures in this “CD&A and a description of how the non-GAAP numbers are calculated from our audited financial statements. In addition to the non-GAAP financial measures discussed below, management also uses “EBITDA”, as such term is defined in IMAX’s Credit Agreement dated as of June 10, 2020, as amended, and which is referred to herein as “Adjusted EBITDA per Credit Facility” or “Adjusted EBITDA”.

Executive Summary

Despite the COVID-19 pandemic closing theaters across the world, IMAX managed effectively throughout the year, generating positive cashflow by year-end, programming slates of strong local language titles in international markets where open theaters achieved close to pre-pandemic attendance levels despite capacity restraints, continuing to add robust new signings and installations, and cutting operating costs, all of which are reflected in a stock price up 100% year-over-year

In response to shareholder feedback, the amended CEO employment agreement took effect, with changes including the introduction of PSUs (50% of equity mix) subject to stretching Adjusted EBITDA and Total Shareholder Return (“TSR”) goals.

The Impact of COVID-19

We entered 2020 off the back of a record global box office year, with financial strength, high brand engagement, continued investment in system technology and upgrades, and a robust slate of content for the year ahead. However, with the onset of COVID-19, the year presented unprecedented challenges for all businesses and communities, including the entertainment industry and our Company. Our industry moved quickly to join the fight in limiting the spread of the virus, with movie theaters around the world closing and on-set filming largely stopping. The Company also prioritized the safety of our employees, as we pivoted to a remote work environment, and provided access to enhanced benefits including virtual healthcare, a website to provide real-time updates to employees and access to an emotional health support line, all while navigating through uncharted and challenging times.

The pandemic impacted the Company as early as January 2020, with China, where IMAX had 745 theaters in operation, reporting the first known cases of COVID-19. In response to the growing global pandemic, management prioritized cost control, drawing on our revolving credit facility to maintain maximum flexibility while looking for opportunities to minimize costs in a zero-revenue environment. Our consistent and determined efforts to preserve cash by eliminating non-essential costs, together with our geographic diversity (more than 50% of our theater network is located in Asia, where many markets began re-opening as early as last summer) and longstanding relationships with studios, exhibitors, and filmmakers around the world have positioned us well for the reopening of our theaters and the recovery of our industry. The early stages of this recovery can already be seen in our second half 2020 results, which saw a resurgence in the Asian box office, particularly in China and Japan, which contributed to positive EBITDA and cash flow for the Company in Q4. We also saw continued demand for The IMAX Experience® among our exhibition partners, with 65 IMAX theater system agreements signed (includes 17 upgrades) and 71 IMAX theater systems installed (includes 16 upgrades) globally in 2020. By year-end 2020, our backlog stood at a robust 527 theater systems.

The U.S. has proven to be a challenging operating environment, with blockbuster Hollywood releases delayed and movie theaters remaining largely closed or capacity restrained throughout most of 2020 and into early 2021 in the interest of public health and safety. Moreover, several of the few Hollywood films that were released, were released directly to streaming TV platforms, in lieu of an exclusive theatrical release. The local pandemic guidelines and restrictions in the U.S., and the resulting impact on IMAX’s business,  led the Company to make the difficult decision, in lieu of laying off workers, to temporarily furlough approximately 150 of our employees beginning in October 2020, reduce the working hours of other employees and reduce all non-essential capital expenditures to minimum levels. This enabled us to conserve resources and protect jobs over the longer-term in anticipation of a recovery in 2021 resulting from the vaccine rollout and theaters reopening. Our executive leaders played a critical role in keeping our employees engaged during 2020, in a difficult and uncertain operating environment while also facing a challenging new remote-work dynamic. Additionally, they maintained a relentless focus on ensuring the viability and strength of our business by launching key initiatives to advance IMAX’s position for the long-term. Those initiatives included key milestones in our ongoing connected theaters program, the development of IMAX’s direct-to-consumer marketing and interactive platform, and the Company’s investment in next-generation artificial intelligence technology.

The Compensation Committee took these factors into account when making decisions regarding the compensation of our CEO and NEOs for 2020. Notwithstanding the exceptional performance of our executive leaders, the impact of the COVID-19 pandemic and the need to materially cut costs resulted in a meaningful reduction in CEO and NEO compensation. As further discussed below in the section titled “Named Executive Officer Pay in 2020” beginning on page 26, the total compensation of our CEO and NEOs for 2020 was reduced from 2019 with the following measures: the requirement that the NEOs use accrued PTO (while continuing to work a full workweek schedule); the non-payment of any 2020 annual cash bonus to our CEO and NEOs; and the non-adjustment of any of our CEO or NEOs outstanding equity awards.

To address concerns during 2020, given reductions in total compensation (including the non-payment of 2020 annual bonuses), the lapsing of underwater stock options and the maintenance of stretching PSU goals, the Compensation Committee approved one-time “bridging awards” for certain employees of our management team, including our CEO and, with the Compensation Committee working closely with our CEO, our NEOs. These awards are intended to act as a bridge during this uncertain period, retain key members of senior management, and drive the continued commitment and engagement required for the Company to be successful as we approach a period of anticipated recovery in our markets. For our CEO and NEOs, these awards took the form of Restricted Share Unit (“RSU”) awards granted in the first quarter of 2021, each valued at 33% - 56% of the NEO’s base salary, which will vest in two equal installments over two years. For additional information on the bridging awards, please see “One-Time Bridging Awards” beginning on page 42.

Performance in 2020

Despite the ongoing pandemic environment, IMAX has continued to maintain its operations by relying on its strong, differentiated business model and unique position in the entertainment ecosystem. Our global footprint offers access to open markets and thriving local language film industries, particularly in markets across Asia, where signs of recovery from the pandemic were seen as early as last summer and theater attendance ultimately returned close to pre-pandemic levels despite capacity restraints. Our premium experience and strong brand help ensure that our passionate, engaged fans will be among the first to return to theaters. Finally, our asset-light, flexible business model enables us to manage costs, secure unique opportunities in this dynamic environment, and ultimately generate the improved financial results we posted in the fourth quarter. As described above, the Company’s financial performance in 2020 was materially impacted by COVID-19. Although our full year performance was adversely affected in significant ways, we believe our performance in Q4 demonstrates the early and clear signs of recovery, as presented below:

(In thousands of U.S. dollars, except per share amounts)

Key Performance Indicator	Q4 2020 Performance	Fiscal 2020 Performance
Revenue	$55,990	$137,003
Global Box Office	$91,000	$259,200
Gross Margin	$20,313	$21,540
Gross Profit Margin	36.3%	15.7%
U.S. GAAP Net Loss / Net Loss per Share (1)(2)(3)	$(21,245) / $(0.36)	$(143,775) / $(2.43)
Adjusted Net Loss per Share (1)(3)	$(0.21)	$(1.89)
Adjusted EBITDA per Capital Facility (1)	$10,020	$(13,097)
(1)	Attributable to common shareholders.
(2)

Results for the fourth quarter and full year 2020 include $0.3 million ($0.01 per share) and $13.3 million ($0.23 per share), respectively, in income tax expense resulting from our decision to no longer indefinitely reinvest the historical earnings of certain foreign subsidiaries.

(3)

Results for the fourth quarter and full year 2020 include $4.9 million ($0.08 per share) and $28.6 million ($0.48 per share), respectively, in income tax expense related to a valuation allowance recorded against deferred tax assets in jurisdictions where we could not reliably forecast future tax liabilities due to the uncertainties around the long-term impact of the COVID-19 global pandemic.

Results for the fourth quarter of 2020 reflect in particular the strong performance of the IMAX network in China and Japan, where local language releases generated robust box office at near pre-pandemic levels, tapping into pent-up demand for big screen experiences. Additionally, fourth quarter results benefitted from the Company's continued growth in its global network, demonstrating strong exhibitor and consumer demand for The IMAX Experience®. IMAX installed 33 systems and signed 11 agreements in the fourth quarter of 2020 alone, ending the year with 527 systems in backlog.

Moreover, in the fourth quarter of 2020, IMAX achieved positive Adjusted EBITDA per Credit Facility and free cash flow for the first time since the first quarter of 2020, despite material capacity limitations and virtually no new film releases from Hollywood, aside from several movies released concurrently to streaming TV platforms in lieu of an exclusive theatrical release. The Company has posted sequential quarterly improvement in EBITDA, cash flow, revenue, and box office since the global impact of the pandemic first took hold in the second quarter of 2020. As a result, the Company continued to strengthen its balance sheet, ending the year with $317 million in cash and cash equivalents.

IMAX Theater Network

The IMAX global footprint as of December 31, 2020 remained strong, consisting of 1,650 IMAX theater systems (1,562 commercial multiplexes, 12 commercial destination, and 76 institutional) operating across 84 countries and territories. Due to the impact of COVID-19, the commercial multiplex network growth rate was lower in 2020 compared to the growth rate in prior years. This decline in growth was largely due to limited access and travel, which led to delays in expected installations and openings. Network growth and system backlog are two of the key metrics used by the Board of Directors in evaluating management and Company performance, and are typically included in the Annual Incentive Plan scorecard.

Named Executive Officer Pay in 2020

In light of the impact of COVID‐19 on the Company in 2020, our approach to executive compensation focused on balancing cost control for the Company and rewarding and retaining our executive officers. While we recognize the individual performance achievements of our NEOs, the Compensation Committee determined to forego the payment of our NEOs’ 2020 annual cash bonus due to our below target Company performance. Further, the Compensation Committee made no adjustments to any of our NEO’s outstanding equity awards. As an additional cost‐mitigation strategy, we also required our employees, including our NEOs, to use accrued PTO to minimize PTO accrual.

The base salaries of our NEOs are set out in their employment agreements, where applicable. In 2020, the total compensation of our CEO and NEOs for 2020 was reduced from 2019 using various measures, including the requirement that our CEO and NEOs use accrued PTO (while continuing to work a full workweek schedule) from April 26, 2020 through year‐end. The following reflects the base salaries of the NEOs for 2020:

Name	Currency	2019 Salary ($)	2020 Salary ($)	Change
Richard L. Gelfond	USD	1,200,000	1,200,000	0.0%
Patrick McClymont (1)	USD	706,250	750,000	6.2%
Megan Colligan (2)	USD	1,000,000	1,030,000	3.0%
Robert D. Lister (3)	USD	715,000	738,450	3.3%
Mark Welton (4)	CAD	715,000	750,750	5.0%
(1)

Mr. McClymont’s base salary increased from $675,000 to $750,000 effective as of August 8, 2019. Mr. McClymont did not receive a salary increase in 2020. As a result of having exhausted his accrued PTO before year end, Mr. McClymont’s actual paid base salary in 2020 was $725,000.

(2)	Ms. Colligan’s salary was set on appointment and increased effective January 1, 2020, pursuant to her employment agreement.
(3)	Mr. Lister’s salary increased to $738,450 effective January 1, 2020, pursuant to his employment agreement, as amended.
(4)	Mr. Welton’s salary increased from $715,000 to $750,750 pursuant to his employment memorandum dated September 11, 2020. Mr. Welton is paid in Canadian dollars.

Each of our NEOs is entitled to an annual cash bonus as set out in their employment agreements, where applicable. Historically, the Compensation Committee would assess each NEO’s individual performance and the Company’s performance to determine the amount of the annual cash bonus. Given the circumstances presented to us in 2020, however, the Compensation Committee decided to forego any payment of a 2020 annual cash bonus.

Long-term incentive awards were made to the NEOs comprised of PSUs and RSUs, with 2020 marking the introduction of PSUs into the equity mix in response to feedback from shareholders. Awards of PSUs are subject to stretching Adjusted EBITDA (60%) and relative TSR (40%) performance conditions, presented below, that measure our efficiency, operating performance, operating profitability and ability to deliver attractive relative returns to shareholders over a three-year performance period:

Average Annual Adjusted EBITDA Growth Over the Performance Period	Vesting (% of Target)	Relative TSR Percentile Rank vs. Russell 2000 Over the Performance Period	Vesting (% of Target)
<5.0%	0%	< 40th	0%
5.0%	50%	40th	37.5%
10.0%	75%	50th	50%
12.5%	100%	60th	75%
15.0%	125%	70th	100%
17.5%	150%	80th	125%
≥ 20.0%	175%	≥ 90th	175%

For target vesting, IMAX needs to deliver (i) an average annual Adjusted EBITDA growth of 12.5% over the three-year performance period and (ii) TSR that ranks at the 70th percentile relative to the Russell 2000. It is intended that performance goals in subsequent years will be similarly stretching. In 2020, PSUs accounted for 50% of the annual equity mix of the CEO, and 25% of the annual equity mix for the other NEOs. RSUs accounted for the remainder of the annual equity mix. The proportion of the other NEOs’ annual equity delivered in PSUs increases to 33% in 2021.

CEO Realizable Compensation and Performance

A central tenet of our compensation philosophy is a pay-for-performance culture that rewards superior performance. The following chart demonstrates this by illustrating the relationship between Mr. Gelfond’s compensation in his capacity as our CEO for the last five years with TSR, indexed to $100 on January 1, 2016. For the purpose of this chart, CEO compensation is the data contained in our Summary Compensation Table for the relevant year, which reflects the aggregate grant date fair values of equity awards in the year of the grant.

In addition to showing correlation on an absolute basis, this is also true when we compare IMAX’s CEO realizable compensation and performance to our compensation comparator group in the last three years, as illustrated in the table below.

100%
75%
50%
25%
0%
3-Yr CEO Realizable Pay %ile
Potential misalignment:
Low performance/ high pay
IMAX
Potential misalignment:
High performance/ low pay
0%
25%
50%
75%
100%
TSR Performance %ile

Realizable pay reflects actual cash compensation earned and the intrinsic value of equity grants from the three most recent fiscal years for which the data was available, which for many of our peers does not yet include fiscal 2020. Total Shareholder Return represents the three-year compound annual growth rate in dividend-adjusted close price, using the close price on the last day of the period for which pay was collected. Financial data was sourced from S&P’s Capital IQ financial database and compensation data was sourced from applicable proxy filings.

Notably, as of April 1, 2021 the Company’s stock is up in excess of 15% since December 31, 2020, the date as of which the above tables were calculated. The stock price increase coincides with the continued reopening of IMAX’s theater network and the continued recovery of the industry, particularly in markets like Asia, where theater attendance is now approaching pre-pandemic levels. In 2020, the industry (and the Company) faced unprecedented challenges stemming from the COVID-19 pandemic, including the closure of, or capacity limitations placed on, virtually all theaters across the globe, the delay in release of virtually all new Hollywood films and the release of several of the few films that were released to streaming TV platforms in lieu of a theatrical release window. By the end of the first quarter of 2021, however, we were seeing the re-opening of theaters in countries around the world, pre-pandemic attendance levels in markets across Asia, and new 2021 release dates assigned to dozens of Hollywood films.

The Compensation Committee is confident that this data demonstrates the alignment of pay and performance in keeping with our compensation philosophy.

Chief Executive Officer’s Employment Agreement

Effective January 1, 2020, Mr. Gelfond’s amended employment agreement (the “Gelfond Agreement”) took effect. The terms of the agreement were informed by extensive shareholder engagement conducted during 2018 and 2019 and reflected the following:

Area	CEO Employment Agreement Change (1)
No increases to pay levels

✓   No increase to any element of compensation (base salary, short-term incentive award, aggregate value of long-term incentive awards)

✓   No increase to CEO target compensation, subject to increases at the discretion of the Board of Directors

Formalization of the Annual Cash Bonus Terms

✓   Formulaic quantitative bonus scorecard introduced to determine 80% of the short-term bonus incentive opportunity

✓   Discretionary portion reduced to 20% of the short-term bonus incentive opportunity and now based on achievements in non-quantifiable areas of performance clearly connected to our strategy

Introduction of PSUs and removal of front-loaded awards

✓   Introduction of PSUs, accounting for 50% of the long-term incentive mix (replacing stock options) with the remaining 50% granted in the form of RSUs

✓   Removal of front-loaded RSU award; replaced with annual awards of RSUs (same aggregate value over contract term) that vest at a rate of 1/3 per annum

✓   PSUs subject to stretching three-year Adjusted EBITDA growth (60%) and relative TSR performance (40%) conditions, with target vesting requiring 12.5% annual Adjusted EBITDA growth and IMAX relative TSR ranking at the 70th percentile vs. the Russell 2000

Expanded Clawback Policy	✓ Clawback terms expanded to cover at-fault and no-fault restatements (previously at-fault only) ✓ Covers annual bonus and equity awards
Increased share ownership guideline	✓ Increased share ownership guideline from 300% of salary to 400% of salary in 2020 and to 500% of salary in 2021
Updated equity termination and severance provisions

Without cause or resignation for good reason

✓   Granted but unvested RSUs vest immediately on a time pro-rata basis

✓   Granted but unvested PSUs vest on a time pro-rata basis at the end of the full three-year performance period, subject to the approved performance conditions

✓   No entitlement to RSU or PSU awards that are yet to be granted

Death or disability

✓   Accelerated vesting of granted but unvested awards, with PSUs settled at target

Non-renewal or retirement

✓   Accelerated vesting of granted but unvested RSUs

✓   Granted but unvested PSUs vest on a time pro-rata basis at the end of the full three-year performance period, subject to the approved performance conditions

Updated change-in-control provisions

✓   Annual bonus payable in year of change-in-control based on actual performance annualized over the full year, excluding any costs associated with the change-in-control

✓   Double trigger vesting for both RSUs and PSUs

✓   Upon a double trigger, accelerated vesting of granted but unvested RSUs

✓   Upon a double trigger, granted but unvested PSUs vest based on the greater of actual performance immediately preceding the change-in-control or the date of the end of the applicable performance period, the latter being on the basis that the performance conditions remain relevant

✓   No entitlement to RSU or PSU awards that have yet to be granted

Fixed value of Company SERP obligation	✓ Continued participation in SERP with total benefit fixed at 2018 valuation to better manage IMAX exposure to interest and volatility
(1)

Areas not specifically addressed have not changed, or not changed materially. This summary is qualified in its entirety by reference to the full Gelfond Agreement, which is filed as an exhibit to our 2020 Form 10-K.

Overview of Our Executive Compensation Program

Our Purpose and Compensation Philosophy

IMAX is a world leader in entertainment technology with a goal of creating entertainment experiences that exceed all expectations. The IMAX® brand represents a promise to deliver what movie audiences crave — a memorable, more emotionally engaging, more thrilling and shareable experience. To achieve these goals, we rely on the knowledge, skills and expertise of our leadership team, including our NEOs. Our overarching compensation philosophy is to pay for performance. We endeavor to attract and retain the necessary talent to deliver on our strategic objectives, to motivate performance achievement by promoting a pay-for-performance culture, to align executives’ interests to those of our shareholders by having a significant portion of total compensation tied to company performance and to reward superior performance. The following principles have guided us in developing our compensation programs and in determining the total compensation for our NEOs.

Our business is unique, dynamic and complex given our rapid growth, increasingly global footprint and critical relationships within the worldwide entertainment industry.	Our NEOs should act in a manner that balances short-term growth and investments with sustainable long-term value creation for our shareholders, without creating undue risk.

Aligning Compensation with our Strategic Objectives

In assessing an individual executive’s performance and aligning it to his or her compensation, the achievement of individual, department and corporate strategic objectives are taken into consideration. For each assessment, the metrics below are used. As noted above, due to the Company’s focus on cost controls during the COVID-19 pandemic, the Compensation Committee determined that our executives will not receive a payment of annual cash bonus for 2020.

Performance Metric	Where It Is Used	Why It Matters to IMAX
Adjusted EPS	• Annual Cash Bonus	Measure of overarching corporate performance, is a key metric used by our investors and is a good indicator of our profitability as it affects stock price
Adjusted EBITDA	• Annual Cash Bonus • PSUs	Used by investors to evaluate the Company’s operating performance
Free Cash Flow	• Annual Cash Bonus	Measure of the Company’s after-tax cash flow available to reduce debt, add to cash balance and fund other financing activities
Signings	• Annual Cash Bonus	Demonstrates the growth of our network and the geographic and system mix of installations
Global Box Office	• Annual Cash Bonus	Reflects significant driver of revenue from IMAX DMR films and joint revenue sharing arrangements
Relative TSR	• PSUs	Ensures that long-term compensation payouts are aligned with our shareholders’ experience of investing in our stock relative to other companies

Compensation Elements

Core Compensation Elements

The IMAX executive compensation program consists of three core elements. Depending on an individual’s role, he or she may be eligible to participate in other plans either in addition to or instead of one or more detailed below.

Element	Purpose	Key Features
Base Salary	Compensate for services during the year Provide a base level of income and cash flow Take into consideration the competition for top talent in the industry

•     Specified within an NEO’s employment agreement and/or reviewed and amended during the Company’s annual review period. In all cases, the Compensation Committee reviews and approves all NEO base salaries

•     Takes account of a number of factors including:

▪     the role and its associated responsibilities

•     the NEO’s capability, knowledge, skills and experience within the context of the role requirements

•     market data for similar roles

•     actual and relative performance and contributions

•     the overall total compensation for the role

Annual Cash Bonus

Link short-term incentive compensation to the achievement of specific performance metrics that are consistent with corporate strategic priorities and objectives

Recognize and reward individual performance and relative contribution, in addition to rewarding Company performance

•     No guaranteed bonuses

•     Target bonuses specified within an NEO’s employment agreement and range from 60% to 100% of salary

•     CEO bonus capped at two-times salary

•     Performance assessment takes account of a combination of Company and individual performance

•     For NEOs other than the CEO, these are generally weighted equally

•     Subject to clawback policy

Long-Term Incentives	Create alignment between NEOs and shareholders Recognize scope of responsibilities Reward demonstrated performance Encourage retention

•     Provided through a combination of PSUs and RSUs

•     In 2020, PSUs represent 50% of the CEO’s equity mix and 25% of the equity mix for the other NEOs (increases to 33% in 2021)

•     Award values specified within an NEO’s employment agreement or determined during the annual performance review and equity grant process and consider performance, total compensation, scope of responsibility, importance of retention, market data and internal relativities

•     PSUs vest after three years subject to the achievement of Adjusted EBITDA (60%) and relative TSR vs. the Russell 2000 (40%) conditions

•     RSUs vest in equal thirds over three years

•     All NEOs have minimum share ownership requirements

•     Subject to clawback policy

Other Compensation Elements

These three elements are supplemented by additional benefits that include retirement and pension plans, and perquisites.

Element	Purpose	Key Features
Retirement and Pension Plans	Provide for long-term financial security Encourage retention

•     All employees are offered the opportunity to participate in a plan, based on their role and country of residence, including defined contribution employee retirement plans under Section 401(k) of the Internal Revenue Code in the United States and Registered Retirement Savings Plans in Canada

•     Additionally, the CEO participates in the SERP and is the beneficiary of an unfunded retiree health benefit plan

Perquisites and Other Benefits	Enable a NEO to focus fully on their role Provide for well‐being and security Contribute to competitive overall pay practice

•     Executive supplemental health plan

•     Executive wellness program

•     Car‐related benefits (company car or car allowance) and the ability to be reimbursed for reasonable car‐related expenses

•     For certain NEOs, death in service benefits (lump sum payment under company life insurance policies), premiums on supplemental life insurance policies and reimbursement of qualifying expenses related to tax, financial and estate planning services, charitable giving, business club memberships and incidentals

Target Compensation Mix

The three core elements of an executive officer’s target compensation are assessed separately and in combination relative to the market, typically upon entry into or the renewal of an employment agreement, or in association with a promotion or change in role scope or during the Company’s annual performance review and compensation review process. The Compensation Committee believes that an NEO’s compensation levels and mix should reflect the scope and impact of his or her role in contributing to Company performance. As the scope and impact of an individual role increases, the following principles take hold:

A higher percentage of short-term and long-term compensation should be variable and at risk and based on specific metrics of Company performance, as well as individual performance and contribution.

A higher percentage of total compensation should be long-term in nature, to motivate actions conducive to long-term growth and success aligned to shareholder interests and tied to increasing shareholder value in a sustainable manner.

Equity compensation should increase as a percentage of total compensation, to further align an NEO’s interests with those of our shareholders, encouraging sustainable growth, long-term profits and an ownership mentality.

We annually determine the appropriate level of incentive compensation based on an NEO’s performance, relative contribution and company performance. Other factors we consider in determining the appropriate mix of an NEO’s incentive compensation include the ability of the executive to further corporate business objectives, particularly key strategic and operational initiatives, their management and budgetary responsibility, the importance of retention and his or her level of seniority.

While this target compensation mix was designed prior to the unexpected impact of COVID‐19, the Compensation Committee determined that the emphasis on long‐term variable compensation remains conducive to the Company’s long‐term growth and success. For 2020, the Compensation Committee did not make adjustments to any NEO’s target compensation mix, maintaining a target total direct compensation for the CEO and other NEOs placed with significant emphasis on equity compensation (70% for the CEO and 52% for the other NEOs on average) and on overall variable compensation (Long-Term Incentive Plan (the “LTIP”) and target bonus together, which accounted for 85% for the CEO and 73% for the other NEOs on average). Although the mix was not shifted, as described in this CD&A, the Compensation Committee determined to not make any payments under the short‐term variable compensation component of our target compensation mix for 2020.

CEO (1)	Other NEOs (2)

(1)	Reflects target compensation mix for 2020 – comprised base salary and target annual bonus and target equity awards; excludes the one-time bridging awards.
(2)	Reflects target compensation mix for 2020 - comprised base salary, target annual bonus and target equity awards; excludes the one‐time bridging awards.

Good Governance Policies and Practices

There are several policies and practices that the Compensation Committee has approved or avoided, to reflect the best interests of our shareholders and take account of the high governance standards to which we hold ourselves accountable. These are summarized below.

What We Do	What We Avoid
✓ Link executive pay to IMAX performance and shareholder interests through our annual and long-term incentive plans	No single-trigger change-in-control provisions for long-term incentive awards
✓ Balance short- and long-term incentives, cash and equity, and fixed and variable pay appropriately	No evergreen share reserves
✓ Deliver the majority of target compensation based on direct and/or indirect (stock price exposure) performance	No hedging or pledging of equity holdings
✓ Deliver long-term equity compensation in a combination of time-based RSUs and performance-based PSUs	No re-pricing of underwater stock options without shareholder approval
✓ Use performance metrics that clearly align with our business strategy and key strategic drivers	No tax gross-ups on perquisites
✓ Compare compensation and performance to a relevant group of comparator companies	No 280G excise tax gross-ups
✓ Conduct an annual “Say-on-Pay” vote	No guaranteed bonuses
✓ Require NEOs, a broader group of our executives, and outside directors to meet designated share ownership requirements
✓ Maintain a clawback policy and clawback provisions in employment and incentive agreements to provide the ability to recoup unearned incentive compensation
✓ Provide only limited and reasonable perquisites
✓ Engage an outside independent compensation consultant

Executive Compensation Processes

Compensation Committee Oversight

The Compensation Committee is comprised solely of independent directors who, at the end of 2020, were Darren Throop (Chair), Kevin Douglas and Dana Settle. The Chairman of the Board, Bradley J. Wechsler, and our Lead Independent Director, David W. Leebron, are invited to attend Compensation Committee meetings but are not formal members.

Details of the Compensation Committee’s duties are summarized in “Corporate Governance” on page 57 and are fully documented in the Compensation Committee’s written charter which can be found on the Company’s corporate website – www.imax.com.

The overarching purposes of the Compensation Committee are to discharge the responsibilities of the Board relating to the compensation of the Company’s executive officers and to administer the Company’s Management Bonus Plan and long-term incentive plans. Specifically, the Compensation Committee:

•	prepares and approves the compensation package of the CEO;
•	reviews and approves corporate factors relevant to the compensation of the CEO and evaluates the performance of the CEO against these factors;
•	reviews all new employment, consulting, retirement and severance arrangements for the CEO;
•	reviews and discusses shareholder and/or proxy advisor feedback relating to compensation matters;
•	reviews and approves annually the components and the amount of compensation paid to potential NEOs;
•	evaluates and makes recommendations to the Board of Directors regarding our equity-based and incentive compensation plans, policies and programs;
•	performs the functions required of it under the Company’s equity incentive plans, such as the granting of awards;

•	publishes disclosure required by regulations including the annual Compensation Committee Report to shareholders on the Company’s executive compensation policies and programs;
•	periodically assesses the adequacy of the Compensation Committee Charter and recommends changes to the Board;
•	conducts a review and evaluation of the Compensation Committee’s operating effectiveness and reports to the Board the results of the evaluation; and
•	reviews this CD&A and recommends to the Board of Directors its inclusion in this Circular.

Role of Outside Consultants

As set out in its Charter, the Compensation Committee has the authority to retain outside consultants to provide independent advice to the Compensation Committee.

In 2020, the Compensation Committee retained Willis Towers Watson (“WTW”) as its independent compensation consultant. WTW reported directly to the Compensation Committee. During the year WTW provided advice on proxy advisor and investor views related to the impact of COVID-19 on executive compensation; potential changes to the compensation program as compared to market practice; and general ongoing advice related to executive compensation, as requested. The Compensation Committee considers and incorporates the analysis and advice from WTW as well as support and insight from management when making decisions. Other nominal services were provided to management during the year related to drafting the CD&A, incentive design below the executive level and employee communication, that cost no more than an aggregate total of $120,000 in fees. While pre-approval by the Compensation Committee is not required to authorize such services for management, the Compensation Committee was made aware at the outset of the services WTW provided to management. In considering WTW independence, the Compensation Committee reviewed several factors relating to WTW and the individuals providing services to us and the Compensation Committee. Based on a review of these factors, including those required by the SEC and NYSE, the Compensation Committee determined that (i) WTW is independent and (ii) WTW’s engagement presents no conflicts of interest.

In 2020, Mercer (Canada) Inc. (“Mercer”) provided the Company with services related to the post-retirement medical benefit plan for Mr. Gelfond. Mercer’s aggregate fees for such services did not exceed $120,000. Mercer did not provide any services to the Compensation Committee in 2020.

In 2020, Exequity, LLP (“Exequity”), an independent executive compensation consulting firm, provided management with advice on the impact of COVID-19 on executive compensation programs and potential changes to our compensation program as compared to of market practice. Exequity’s aggregate fees for such services did not exceed $120,000. Exequity did not provide any services to the Compensation Committee in 2020.

Role of Management

The Compensation Committee is accountable for any changes in compensation or employment terms for the CEO, who is not included in any committee discussions or decisions regarding changes to his own compensation.

The Board of Directors has determined that to best align executive compensation with our shareholders’ interests and the Company’s business strategy, the CEO should make recommendations to the Compensation Committee with respect to the compensation of the other NEOs, given his familiarity with day-to-day operations and insight into executive performance. Accordingly, for the other NEOs, recommendations are made by the CEO and subsequently reviewed and approved by the Compensation Committee.

Each year, the CEO reviews the performance of each of the senior executives, in consultation with the Chief People Officer and other supervising executives as appropriate, and makes recommendations on all elements of compensation, except for those components of compensation already set out in an NEO’s employment agreement. In such situations, the CEO makes recommendations on the relevant elements of compensation at the time the employment agreement is being negotiated.

Evaluating Compensation

In evaluating the compensation for an NEO, the Compensation Committee or the CEO, as applicable, considers the following:

•

the individual’s skill set, experience, historical performance and expected future contribution, and the impact, including direct and indirect financial and non-financial costs to the Company if the individual were to depart from employment;

•	actual and relative individual performance and contribution;
•	the level of total compensation for our other senior executives; and
•	general market references in the form of pay information from other companies, published surveys and other public compensation disclosures.

In the case of compensation packages for the NEOs other than the CEO, the Compensation Committee reviews and determines whether to approve the components and amount of compensation recommended by the CEO, and the compensation packages are then implemented by the Company. The Board of Directors or the Compensation Committee must approve all equity award grants to NEOs.

Shareholder Engagement

The Compensation Committee views shareholder engagement as a valuable mechanism to hear directly from our investors on their views regarding our executive compensation program. As disclosed in the CD&A last year, the Compensation Committee undertook extensive shareholder engagement in preparation for 2020 related to a review of the CEO’s previous employment agreement that expired December 31, 2019. These conversations demonstrated that the primary focus of shareholder concerns lay in two areas: (i) aspects of the CEO’s compensation that were tied to his previous employment agreement, and (ii) the lack of long-term incentive equity awards subject to performance conditions. As discussed above in “Chief Executive Officer’s Employment Agreement”, both areas were addressed in a meaningful and expansive way in response to shareholder feedback. Furthermore, despite the unprecedented challenges the Company faced with respect to COVID-19, the Compensation Committee resolved to make no changes to the stretching goals attached to the PSU grants made in early 2020. The following table summarizes the changes implemented, many of which took effect in 2020.

Feedback Received	Change in Response to Feedback
Lack of clearly articulated performance-based metrics in the incentive plans

CEO’s Short-Term Incentive

✓   Formulaic quantitative bonus scorecard introduced to determine 80% of the short-term incentive bonus opportunity

✓   Discretionary potion reduced to 20% of the bonus and is based on achievements in non-quantifiable areas of performance clearly connected to our strategy

Effective: Used to determine the bonus reflecting performance in 2020 and now formally incorporated into the Gelfond Agreement for 2020 to 2022

CEO’s Long-Term Incentives

✓   Removal of front-loaded RSU award and annual stock option award

✓   Introduction of PSUs, accounting for 50% of the long-term incentive mix with the remaining 50% granted in the form of RSUs

✓   PSUs subject to stretching EBITDA growth performance condition and relative TSR market condition

Effective: Incorporated into the Gelfond Agreement with first awards granted in January 2020

NEOs’ Long-Term Incentives

✓   Introduction of PSUs, initially accounting for 25% of the long-term incentive mix with the remaining 75% granted in the form of RSUs, with a possibility of increasing the proportion of PSUs in the future. The proportion of the other NEOs’ annual equity delivered in PSUs increases to 33% in 2021.

✓   PSUs subject to the same stretching Adjusted EBITDA growth and relative TSR performance conditions as the CEO’s award

Effective: 2020 fiscal year with first awards granted in March 2020

Feedback Received	Change in Response to Feedback
Nature of clawback policy and request for a review

✓   Clawback terms reviewed with new policy introduced in February 2020

✓   Clawback expanded to cover at-fault and no-fault restatements for the CEO and to cover both cash and equity compensation for the CEO

✓   Clawback policy for other executive officers covers at-fault restatements in relation to both cash and equity compensation

Effective: 2020 fiscal year

CEO compensation levels relative to market

✓   No increase to CEO compensation in 2020, or under the three-year term of the employment agreement that expired December 31, 2019

✓   No increase to CEO compensation in 2020, or commitment to do so, other than subject to the discretion of the Board, in the Gelfond Agreement that expires December 31, 2022

Effective: No increase since 2017

Nature of compensation peer group constituents, noting inherent challenges of lack of relevant comparators

✓   Compensation peer group revised to better reflect IMAX’s size and operations:

•     Three larger companies removed due to size and/or limited relevance (Corus Entertainment Inc., Six Flags Entertainment Corporation, Take-Two Interactive Software, Inc.)

•     Six companies added to better reflect IMAX’s talent markets through the lens of industry, business and size (Ambarella, Inc., Avid Technology, Inc., Cineplex, Inc., Glu Mobile Inc., Harmonic, Inc., The Marcus Corporation, Zynga Inc.)

Effective: Revised compensation peer group in October 2018 to be used for compensation decisions from 2019 onwards

Lack of clarity in disclosure

✓   CEO’s short-term incentive scorecard and achievements disclosed

✓   Refreshed CD&A to provide greater insight into policies, decision making and processes

Effective: 2019 Proxy; please see the description on “Annual Cash Bonus” on page 31 and “Annual Cash Bonus Awards” on page 40 for a discussion on our short-term incentive plan in 2020

At our 2020 Annual Meeting of Shareholders, 59.4% of shares cast voted in favor of the “Say-on-Pay” advisory vote on executive compensation. While this was an improvement from the prior year, it indicated an opportunity for further improvement. The Compensation Committee understands that the voting outcome in 2020 (relating to the Company’s 2019 executive compensation) reflected a focused, time-intensive effort invested in shareholder engagement, culminating in the wholesale changes to our executive compensation program detailed above, partially offset by the fact that many of those changes did not take full effect until early 2020.

The Compensation Committee found the Board’s conversations with shareholders to be extremely constructive and plans to continue robust dialogues with shareholders in the future.

Use of Market Data

From time-to-time the Compensation Committee undertakes a review of the companies that are used to provide insight into market competitive compensation levels and practices. Defining a relevant compensation peer group has proved challenging, given our diversified and unique business, history of innovative technology and product offerings, broad success in the worldwide entertainment market (with heavy focus on Hollywood motion picture entertainment) and the highly global nature of our employee base and operations. This complexity is magnified by the fact that our subsidiary, IMAX China Holding, Inc. (“IMAX China”), is publicly traded on the Hong Kong Stock Exchange, which results in an additional shareholder base, an additional regulatory framework, and a very distinct market (China) in which to do business.

Compensation Comparator Group

Comparator Group Guiding Principles

The Compensation Committee, with input from WTW, has developed several guiding principles that can be used to objectively assess potential comparators based on characteristics that are relevant to IMAX.

Industry representation and operations related to entertainment and technology

IMAX is an entertainment technology company, with a strong focus on Hollywood motion picture entertainment. We require talent with experience in these areas, and we need to ensure we are competitive with other companies operating in these spaces.

Relationships and experience with major motion picture studios and media companies

We require talent that brings the benefit of network and relationships within the motion picture industry to IMAX, along with experience of working in brand-focused businesses, to contribute to our success.

Financial indicators within an appropriate range for market comparisons

We recognize that where possible, our comparator group should include companies of a generally similar size to IMAX, using financial indicators that provide a meaningful and consistent means of assessing size.

Global geographic footprints with exposure to growth markets outside North America	With IMAX China and the global nature of our operations, we require executives that have experience in multi-national companies, ideally including China.

The peer group was last revised in October 2018 and comprises the following 12 companies.

Ambarella, Inc.	Dolby Laboratories, Inc.	The Marcus Corporation
Avid Technology, Inc.	Glu Mobile Inc.	TiVo Corporation (1)
Cinemark Holdings, Inc.	Harmonic, Inc.	World Wresting Entertainment, Inc.
Cineplex, Inc.	Lions Gate Entertainment Corp.	Zynga Inc.
(1)	Completed merger with Xperi in July 2020 and continued relevance of Xperi will be reassessed in a review of the peer group during 2021.

When data for the Comparator Group are insufficient or inappropriate for the purpose of market comparisons, due to the limited number of roles for which data is publicly disclosed, alternative references such as survey data are considered instead. The Compensation Committee reviews data for similarly situated roles when assessing and setting target total direct compensation for the NEOs. While comparator group and survey data are both useful tools in assessing compensation, it must ultimately be evaluated using sound business judgment based on specific knowledge of IMAX and its leaders. As such, both target and actual total direct compensation will depend on a variety of factors in addition to market data, including individual and Company performance, critical skills and capabilities, relative contribution, and retention.

Relative TSR Comparator Group

In assessing relative TSR performance in respect of the PSU awards, comparisons are made to the Russell 2000, a broad market index of which IMAX is a constituent. While our Compensation Comparator Group provides relevant data for NEO pay levels, given the relatively small nature of our industry and primary sources of talent, it does not necessarily reflect the way many of our shareholders invest their funds. Assessing IMAX’s TSR relative to the Russell 2000 provides a meaningful external comparison of our performance and the experience of our shareholders.

Managing Compensation Risk

The Compensation Committee has determined, based on an assessment of the Company’s executive compensation programs completed by management, that our compensation policies and programs do not give rise to inappropriate risk taking or risks that are reasonably likely to have a material adverse effect on the Company. Central to that assessment is the fact that our compensation plans balance short-term and long-term incentives with the use of both cash and equity. This exposure to variable pay and the long-term sustainability of our stock price aligns our NEOs’ interests with those of our shareholders.

In addition, there are a number of additional policies that have been implemented with a view to further mitigating risks that may arise.

Share Ownership Guidelines

•    Requires individuals to accumulate a significant ownership stake in IMAX so they are incentivized to maximize sustainable long-term returns for our shareholders

•    Applies to the CEO, other NEOs, other executives and members of the Board of Directors

•    Four-year time horizon to achieve ownership requirement, with annual milestones of 25% of the guideline

•    If an individual does not achieve the ownership guideline within the required time frame, the Company retains the ability to require 100% retention of awards granted under the equity programs or a reduction in incentive awards

Compliance with the Share Ownership Guidelines is assessed annually on April 1st based on a two-year average stock price. As at April 1, 2021, each NEO continued to meet their respective share ownership requirement, either through full compliance or by progressing toward their increased guideline following a promotion.

Name	Guideline (% salary)		Current Ownership (% of salary)
Richard L Gelfond	500%	(1)	1,408%
Patrick McClymont	100%		284%
Megan Colligan	100%		92%	(2)
Robert D. Lister	100%		359%
Mark Welton	100%		253%
(1)	Increased to 500% from 400% effective in 2021.
(2)	Ms. Colligan became subject to the Share Ownership Guidelines in 2019 and is currently required to hold 50% of her salary in the equivalent of shares.

Clawback Policy

•      The Gelfond Agreement contains provisions that allows the Company to clawback awards of cash and equity incentive payments in the case of no-fault or at-fault restatements

•      In February 2020, the Board of Directors approved a formal standalone Clawback Policy that applies to all other executive officers, which allows the Company to clawback awards of cash and equity payments in the case of restatements of financial statements due to the gross negligence of or any willful act or omission of an executive officer of the Company

•      Ability to seek recoupment is subject to the applicable laws, rules or regulations and Company policy

•      The Clawback Policy is publicly available on the “Governance” page of the Company’s Investor Relations website

Hedging and Pledging

•      Pursuant to our Policy and Procedure on Insider Trading, executive officers, directors, employees and others subject to the policy are prohibited from hedging and pledging

•      Hedging includes trading in publicly-traded options, puts, calls or other derivative instruments that are designed to hedge or offset decreases and increases in the value of Company securities, including, without limitation, prepaid variable forward contracts, equity swaps, collars and exchange funds

•      Pledging includes pledging Company securities as collateral for a loan, including through the use of margin accounts with a broker

Pay and Performance in 2020

Base Salary

NEOs’ base salaries are set out in their employment agreements, where applicable. The following base salaries were in place during 2020.

Name	Currency	2019 ($)	2020 ($)	Change
Richard L. Gelfond	USD	1,200,000	1,200,000	0.0%
Patrick McClymont (1)	USD	706,250	750,000	6.2%
Megan Colligan (2)	USD	1,000,000	1,030,000	3.0%
Robert D. Lister (3)	USD	715,000	738,450	3.3%
Mark Welton (4)	CAD	715,000	750,750	5.0%
(1)

Mr. McClymont’s base salary increased from $675,000 to $750,000 effective as of August 8, 2019, pursuant to his employment agreement. As a result of having exhausted his accrued PTO before year end, Mr. McClymont’s actual paid base salary in 2020 was $725,000.

(2)	Ms. Colligan’s salary was set on appointment and increased effective January 1, 2020, pursuant to her employment agreement.
(3)	Mr. Lister’s salary increased to $738,450 effective January 1, 2020, pursuant to his employment agreement, as amended.
(4)	Mr. Welton’s salary increased from $715,000 to $750,750 pursuant to his employment memorandum dated September 11, 2020. Mr. Welton is paid in Canadian dollars.

In response to the uncertainty presented by the COVID-19 pandemic and the Company’s focus on cost containment, the total compensation of our CEO and NEOs for 2020 was reduced from 2019 with various measures, including the requirement that the NEOs use accrued PTO (while continuing to work a full workweek schedule).

Annual Cash Bonus Awards

In determining the annual cash bonus, the Compensation Committee assesses a combination of each NEOs’ performance and Company performance and the level of compensation that performance would deliver based on a pre-established target bonus opportunity. In response to the uncertainty presented by the COVID-19 pandemic and the Company’s focus on cost containment in 2020, the Compensation Committee decided to forego any payment of annual cash bonuses for our executives.

Long-Term Incentives in 2020

Long-term incentive awards provide a direct alignment of interests with our shareholders given the exposure to movements in IMAX’s stock price over a multi-year period. Such awards additionally recognize the scope of a role’s responsibility, rewards demonstrated performance, and encourages retention of talent and continuity in executive leadership. The level of value ultimately realized will largely reflect their successful execution of our strategy and ability to deliver long-term sustainable growth.

In 2020, NEOs received long-term incentives in the form of two types of equity-based awards that enable the Compensation Committee to achieve a combination of objectives.

•	PSUs enable the Compensation Committee to incentivize and reward performance over a multi-year period, with the level of payout contingent on the performance delivered; and
•	RSUs help retain senior leaders, whose experience and contributions are critical to the successful execution of our strategy.

Being equity-based, both RSUs and PSUs have an inherent connection to the Company’s stock price performance and the direct interests of our shareholders. The Compensation Committee approves all long-term incentive awards to NEOs. These approvals are made either when an NEO’s employment agreement is entered into or in connection with their participation in the annual equity grant process as appropriate. All NEOs are subject to Share Ownership Guidelines as discussed in further detail above. In determining the award values the Compensation Committee considers several factors:

Individual performance	Company performance	Role scope and responsibility	Salary	Internal relativities	Market Data and Practices	Equity availability

The key features of the awards made in 2020 were as follows:

PSUs

•      A PSU represents a contingent right to receive one Common Share of IMAX

•      Represents 50% of the target award value for the CEO, and 25% of the target award value for the other NEOs (increasing to 33% in 2021)

•      Award determined by dividing the target value by the fair market value on the date of grant, which for the relative TSR component is based on a Monte Carlo valuation

•      Subject to average annual Adjusted EBITDA growth (60%) performance condition and relative TSR vs. the Russell 2000 (40%) performance and market condition

•      Performance is measured over three years starting on January 1 in the year of grant

RSUs

•      An RSU represents a contingent right to receive one Common Share of IMAX

•      Represents 50% of the target award value for the CEO, and 75% of the target award value for the other NEOs (decreasing to 67% in 2021)

•      Award determined by dividing the target value by the fair market value on the date of grant

•      Awards vest in three tranches on the first (33%), second (33%) and third (34%) anniversary of the date of grant

In 2020, the following awards were granted to NEOs. The size and mix of equity grants are determined in the relevant provision of each NEO’s employment agreement as guided by the factors above.

Name	Target Grant Value ($)	Total Actual Grant Date Value ($)	2020 PSU Award (#)	2020 PSU Award Grant Date Value ($)	2020 RSU Award (#)	2020 RSU Award Grant Date Value ($)
Richard L. Gelfond	5,500,000	5,499,962	134,171	2,749,969	134,146	2,749,993
Patrick McClymont	1,450,000	1,449,984	31,836	362,494	73,281	1,087,490
Megan Colligan	1,500,000	1,499,999	32,935	375,008	75,808	1,124,991
Robert D. Lister	1,400,000	1,399,993	30,739	350,004	70,754	1,049,989
Mark Welton	1,400,000	1,399,993	30,739	350,004	70,754	1,049,989

The 2020 PSU awards were granted subject to the following stretching performance goals. Despite being approved prior to the onset of COVID-19 and exceeding market typical performance standards, no adjustments have been made.

Average Annual Adjusted EBITDA Growth Over the Performance Period	Vesting (% of Target)	Relative TSR Percentile Rank vs. Russell 2000 Over the Performance Period	Vesting (% of Target)
<5.0%	0%	< 40th	0%
5.0%	50%	40th	37.5%
10.0%	75%	50th	50%
12.5%	100%	60th	75%
15.0%	125%	70th	100%
17.5%	150%	80th	125%
≥ 20.0%	175%	≥ 90th	175%

Additional information regarding the treatment on termination can be found in “Potential Payments upon Termination or Change-in-Control” on page 49, which provides details of the NEOs’ employment and change-in-control agreements.

One-Time Bridging Awards

One-time “bridging awards” were approved to select employees, including our NEOs for the purposes of (i) retaining and awarding key employees during this uncertain period; and (ii) driving the continued commitment and engagement required for the Company to be successful as we approach a period of anticipated recovery in our markets. The Compensation Committee worked closely with Mr. Gelfond (who, as noted below, received no cash bonus for 2020 and a bridging award equivalent to 33% of his base salary) in formulating the structure and quantum of the NEO awards.

These bridging awards were made in the first quarter of 2021, as part of the regular long-term incentive grant for the CEO and other NEOs. Given this timing, the awards are not reflected in the Summary Compensation Table, which reflects equity awards granted in the 2020 year. In approving the awards the Compensation Committee, working closely with Mr. Gelfond, took into account the retention value of each NEO’s current holdings, the fact that none of our NEOs received any annual cash bonuses for 2020, the lapsing of underwater stock options and the maintenance of stretching PSU goals. For NEOs, these awards took the form of RSUs which will vest in two equal tranches on the first and second anniversaries of the date of grant.

Name	Bridging Award Grant Value ($)	Bridging Award Grant Value (% of Base Salary)
Richard L. Gelfond	400,000	33%
Patrick McClymont	420,000	56%
Megan Colligan	339,900	33%
Robert D. Lister	310,149	42%
Mark Welton	300,725	54%

In aggregate, the Compensation Committee believes the base salary, treatment of 2020 annual cash bonus, long-term incentive awards and the one-time bridging awards for our NEOs appropriately reflects our 2020 performance, while retaining and engaging leaders in a manner aligned with the interests of our shareholders.

Other Elements of Compensation

Retirement and Pension Plans

All employees are offered the opportunity to participate in at least one capital accumulation plan, to aid them in preparation for their future retirement. The exact nature of the plans offered for which an employee is eligible, including our NEOs, varies based on both their country of residence and level of seniority.

Retirement Plans

•      Available to eligible employees, which we believe allows our employees to benefit from tax-advantaged savings plans and is part of providing a competitive compensation package to retain talent

•      Defined contribution employee retirement plans in various jurisdictions, including under Section 401(k) of the U.S. Internal Revenue Code (the “401(k) Plan”) and Registered Retirement Savings Plans in Canada

•      Contributions are made to the plan based on a fixed percentage of each employee’s earnings

•      NEOs participate on terms consistent with all other eligible employees

Arrangements for our CEO

•      The Company provides supplemental benefits for the CEO, which we believe is a way to help retain our CEO by contributing to a competitive overall compensation package

•      SERP

▪      Unfunded defined benefit arrangement

▪     The value of the SERP is fixed at the amount of $20.3 million pursuant to the Gelfond Agreement

▪      Benefits are 100% vested such that in the event of employment termination, other than for cause (as defined in the Gelfond Agreement), our CEO is entitled to receive the benefits as a lump sum

•      Unfunded Retiree Medical Benefit Plan

▪      Covers Mr. Gelfond and his eligible dependents

▪      Provides that the Company will maintain retiree health benefits until Mr. Gelfond becomes eligible for Medicare

▪      Thereafter, the Company will provide Medicare supplemental coverage, as selected by Mr. Gelfond. If such supplemental coverage is not permitted, Mr. Gelfond will be entitled to an annual cash payment equal to the value of such coverage

▪      Mr. Gelfond is fully vested in this plan

For more information on the SERP and the retiree medical benefit plan, please see the section entitled “2020 Pension Benefits” on page 48

Other Benefits

We periodically review the levels of personal benefits and perquisites provided to the NEOs to ensure competitiveness and value to the employees and to promote their health and wellness. The benefits provided are intended to be market competitive, with the goal of ensuring that our senior executives are focused on their health and well-being which we hope will better enable them to discharge their duties and effectively focus on their contributions to IMAX.

The supplemental health plan and executive wellness allowance exist to ensure that our medical benefits remain competitive in the market, and to ensure that our most senior executives are focused on health and well-being.

•

Executive Supplemental Health Plan: This plan, which covers certain of our senior executives located in the United States including all of our NEOs, provides expanded coverage and reimbursement of services not covered by our medical, dental and vision plans.

•	Executive Wellness Allowance: Certain senior executives, including all of our NEOs, can submit for reimbursement up to $2,500 in qualifying wellness costs each year.
•	Car Benefits: Certain senior executives are provided either with use of Company car or a car allowances, along with the opportunity to submit reasonable car-related expenses for reimbursement.
•

Death-in-Service Benefit: Certain senior executives are entitled to receive a cash death benefit through our life insurance policies. In the event of the executive’s death prior to actual retirement at age 65, the executive’s designated beneficiaries would be entitled to receive a lump sum payment amount equal to two times the executive’s base salary, subject to prescribed maximums. In addition to our broader policy covering all executives, we have agreed to reimburse Mr. Gelfond for the costs of premiums associated with additional life insurance policies.

•

Reimbursement of Qualifying Expenses: Certain senior executives are eligible to submit for reimbursement qualifying expenses related to tax, financial and estate planning services, charitable giving, as well as business club memberships and incidentals.

Additional Information

Employment and Change-In-Control Agreements

Currently, we have written employment agreements or offer letters with all our NEOs, which are described in detail below in “Potential Payments upon Termination or Change-in-Control” on page 49. We believe that these agreements are critical to attract and retain talent and to motivate and properly incentivize our NEOs, while still allowing the Compensation Committee and the CEO requisite discretion to determine overall compensation in a given year. These employment agreements specify details of the approach to salary, bonus, equity awards, and restrictive covenants surrounding executive officer employment, including non-competition and non-solicitation provisions. Generally, the agreements are established at the time of hire and are amended from time to time to extend or modify the terms of employment, including to reflect compensation decisions resulting from a promotion or other change in job responsibility.

Each NEO’s employment arrangement requires that we make certain payments to the relevant NEO in the event of a termination of employment for various reasons, including,upon a change-in-control of the Company. The provisions are designed to promote stability and continuity of senior management in the event of a transaction involving a change-in-control. Our severance and change-in-control benefits were determined on the basis of market practices to provide this stability as well as competitive overall compensation packages to the NEOs. No NEO has a “single-trigger” change-in-control benefit; all such provisions require a qualifying termination of employment following a change-in-control event. The employment agreements for Mr. Gelfond and Mr. McClymont were reviewed in 2019, with changes to Mr. Gelfond’s agreement being effective January 1, 2020 and changes to Mr. McClymont’s agreement being effective August 8, 2019. Mr. Lister’s employment agreement was amended as of March 11, 2020. The employment agreement for Ms. Colligan became effective February 19, 2019. Mr. Welton’s employment memorandum was entered into on September 18, 2020.

Mr. Gelfond’s agreement includes provisions originally agreed to at the time of the acquisition of IMAX in 1994 and modified in 2006. They provide the CEO with the opportunity to earn two payments on a change-in-control, based on the value of the Company. Rescinding on these agreements and/or renegotiating them at this time could be very damaging and costly to all parties. Furthermore, and more importantly, the Compensation Committee continues to believe that these provisions are in shareholders’ interests as they relate to creating sustainable long-term value and retaining the CEO, while not creating undue risk.

For a description of these agreements and terms, please see “Potential Payments upon Termination or Change-in-Control” on page 49.

Tax and Accounting Considerations

To the extent that any compensation paid to the NEOs constitutes a deferral of compensation within the meaning of Section 409A of the Internal Revenue Code, we intend to cause the compensation to comply with the requirements of Section 409A and to avoid the imposition of penalty taxes and interest upon the participant receiving the award.

In determining the form and amount of compensation awarded we look mainly to the compensation principles and objectives outlined above while also giving consideration to the impact of Financial Accounting Standards Board Accounting Standards Codification Topic 718 “Compensation – Stock Compensation”.

Section 162(m) of the Internal Revenue Code of 1986 limits the deductibility of compensation paid to certain top executives to $1.0 million per taxable year. Prior to the enactment of the Tax Cuts and Jobs Act of 2017 (the “Tax Act”), there was an exemption from this $1.0 million deduction limit for compensation payments that qualified as “performance-based” under applicable regulations. In 2017, we modified our annual bonus program to comply with the requirements of Section 162(m), including Compensation Committee approval of metrics and targets at the beginning of the fiscal year. However, the enactment of the Tax Act eliminated the performance-based compensation exemption, except with respect to certain grandfathered arrangements.

COMPENSATION COMMITTEE REPORT

The members of the Compensation Committee hereby state that they have reviewed and discussed the Compensation Discussion and Analysis for the year ended December 31, 2020, with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Circular.

April 16, 2021	Respectfully submitted,

Darren Throop (Chair)
Kevin Douglas Dana Settle

2020 SUMMARY COMPENSATION TABLE

The table below sets forth the compensation earned by the NEOs during the last three completed fiscal years.

Name and Principal Position of Named Executive Officer	Year ended December 31	Salary ($)		Bonus ($)		Stock Awards ($) (1)		Option Awards ($) (1)	Change in Pension Value ($)		All Other Compensation ($)		Total ($)
Richard L. Gelfond	2020	1,200,000		—	(2)	5,499,962	(3)	—	163,489	(4)	58,988	(5)	6,922,439
Chief Executive Officer	2019	1,200,000		1,100,000		—		3,299,997	1,377,679		134,227		7,111,903
and Director	2018	1,200,000		1,700,000		—		3,300,001	—		86,122		6,286,123
Patrick McClymont	2020	725,000	(6)	-	(2)	1,449,984	(7)	-	-		55,820	(8)	2,230,804
Chief Financial Officer and	2019	706,250	(6)	630,000		1,012,500		337,493	-		40,859		2,727,102
Executive Vice President	2018	675,000		550,000		1,012,497		337,497	-		37,911		2,612,905
Megan Colligan	2020	1,029,222		—	(2)	1,499,999	(9)	—	—		53,268	(10)	2,582,489
President, IMAX Entertainment and Executive Vice President	2019	842,308		822,466		1,624,991		874,989	—-		32,915		4,197,669
Robert D. Lister	2020	737,842		-	(2)	1,399,993	(11)	-	-		51,171	(12)	2,189,006
Chief Legal Officer and	2019	714,654		440,000		1,049,991		349,998	-		53,678		2,608,321
Senior Executive Vice President	2018	700,000		440,000		1,049,985		349,997	-		40,894		2,580,876
Mark Welton (13)	2020	558,944		—	(2)	1,399,993	(14)	—	—		39,299	(15)	1,998,236
President, IMAX Theatres	2019	518,706		420,300		1,049,991		349,993	—		43,648		2,382,638
(1)

As required by SEC rules, the “Option Awards” and “Stock Awards” columns in this Summary Compensation Table reflect the aggregate grant date fair values of stock options, PSUs and RSUs respectively, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (with no reductions for forfeitures). See note 17(c) to the audited consolidated financial statements in Item 8 of the 2020 Form 10-K, for the assumptions used to calculate the fair value of the stock options, PSUs and RSUs. Whether, and to what extent, an NEO realizes value with respect to stock option, PSU or RSU awards will depend on our actual operating performance, stock price fluctuations and the NEO’s continued employment.

(2)	None of our NEOs earned or received any annual cash bonus payments in 2020. For more information, please see the section titled "Annual Cash Bonus Awards" on page 40.
(3)

This amount represents the grant date fair value of 134,146 RSUs and 134,171 PSUs granted on January 2, 2020. The RSUs vest and will convert to Common Shares in three installments: 44,715 on each of January 2, 2021 and  January 2, 2022 and 44,716 on January 2, 2023. At the conclusion of the three-year performance period, the number of PSUs that ultimately vest can range from 0% to a maximum vesting opportunity of 175% of the initial award, depending upon actual performance vs. the established Adjusted EBITDA and TSR targets. These awards were granted pursuant to the Gelfond Agreement.

(4)

The value of Mr. Gelfond’s pension benefits under the SERP increased by $163,489 compared to December 31, 2019 values, primarily due to an accretion of interest and changes in actuarial assumptions. See note 23(a) to the audited consolidated financial statements in Item 8 of the 2020 Form 10-K, for more information related to this calculation.

(5)

This amount reflects: (i) $7,125 for contributions to his 401(k) retirement plan; (ii) $ 15,768 for the supplemental health reimbursement premiums; (iii) $28,595 for allowance for personal automobile use; (iv) $5,000 for professional services;  and (v) $2,500 reimbursement under the Executive Wellness Plan.

(6)

Mr. McClymont’s base salary increased from $675,000 to $750,000 effective as of August 8, 2019, pursuant to his employment agreement. As a result of having exhausted his accrued PTO before year-end, Mr. McClymont’s actual paid base salary in 2020 was $725,000.

(7)

This amount represents the grant date fair value of 73,281 RSUs and 31,836 PSUs granted on March 12, 2020. The RSUs vest and will convert to Common Shares in three installments: 24,427 on each of March 7, 2021,  March 7, 2022 and March 7, 2023. At the conclusion of the three-year performance period, the number of PSUs that ultimately vest can range from 0% to a maximum vesting opportunity of 175% of the initial award, depending upon actual performance vs. the established Adjusted EBITDA and TSR targets. These awards were granted pursuant to Mr. McClymont’s 2019 employment agreement.

(8)

This amount reflects: (i) $15,768 for the supplemental health reimbursement premiums; (ii) $15,435 for the allowance for personal automobile; (iii) $7,125 for contributions to his 401(k) retirement plan; (iv) $14,992 for professional services; and (v) $2,500 reimbursement under the Executive Wellness Plan.

(9)

This amount represents the grant date fair value of a total of 75,808 RSUs and 32,935 PSUs granted on March 12, 2020. The RSUs vest and will convert to Common Shares in three installments: 25,269 on each of March 7, 2021 and March 7, 2022 and 25,270 on March 7, 2023. At the conclusion of the three-year performance period, the number of PSUs that ultimately vest can range from 0% to a maximum vesting opportunity of 175% of the initial award, depending upon actual performance vs. the established Adjusted EBITDA and TSR targets. These awards were granted pursuant to Ms. Colligan’s 2020 employment agreement.

(10)

This amount reflects: (i) $15,768 for the supplemental health reimbursement premiums; (ii) $13,679 for the allowance for personal automobile; (iii) $7,125 for contributions to her 401(k) retirement plan; (iv) $9,143 for a club membership; (v) $5,053 for other incidentals and; (vi) $2,500 reimbursement under the Executive Wellness Plan.

(11)

This amount reflects the grant date fair value of the 70,754 RSUs and 30,739 PSUs granted on March 12, 2020. The RSUs vest and will convert to Common Shares in three installments: 23,584 on each of March 7, 2021 and March 7, 2022 and 23,586 on March 7, 2023. At the conclusion of the three-year performance period, the number of PSUs that ultimately vest can range from 0% to a maximum vesting opportunity of 175% of the initial award, depending upon actual performance vs. the established Adjusted EBITDA and TSR targets. These awards were granted pursuant to Mr. Lister’s 2020 employment agreement.

(12)

This amount reflects: (i) $15,768 for the supplemental health reimbursement premiums; (ii) $22,378 for allowance for personal automobile use; (iii) $7,125 for contributions to his 401(k) retirement plan; (iv) $3,400 for professional services; and (v) $2,500 reimbursement for the Executive Wellness Plan.

(13)

Mr. Welton’s salary, bonus and “all other compensation” are paid in Canadian dollars. An exchange rate of US$1.00= Cdn$1.3415 in 2020 and US$1.00= Cdn$1.3415 in 2019 has been applied to convert such amounts from Canadian dollars to U.S. dollars.

(14)

This amount reflects the grant date fair value of the 70,754 RSUs and 30,739 PSUs granted on March 12, 2020. The RSUs vest and will convert to Common Shares in three installments: 23,584 on each of March 7, 2021 and March 7, 2022 and 23,586 on March 7, 2023. At the conclusion of the three-year performance period, the number of PSUs that ultimately vest can range from 0% to a maximum vesting opportunity of 175% of the initial award, depending upon actual performance vs. the established Adjusted EBITDA and TSR targets.

(15)

This amount reflects: (i) $20,745 for contributions to his retirement plan; (ii)  $15,199 for allowance for personal automobile use; (iii) $1,491 for life insurance payments; and (iv) $1,864 reimbursement for the Executive Wellness Plan.

The material terms of the NEOs’ employment agreements are described below in “Potential Payments upon Termination or Change-in-Control” and such summaries are qualified in their entirety by the full text of such agreement.

2020 GRANTS OF PLAN-BASED AWARDS

The following table sets forth information relating to grants of PSUs and RSUs made to NEOs during the fiscal year ended December 31, 2020 under any plan, including awards that subsequently have been transferred.

		Estimated Future Payouts under Equity Incentive Plan Awards (1)
Name	Grant Date	Threshold (#)	Target (#)		Maximum (#)	All Other Stock Awards: Number of Shares or Stock or Units (2) (#)			Exercise or Base Price of Awards(3) $/Sh	Grant Date Fair Value of PSU/RSU Awards (4) ($)
Richard L. Gelfond	Jan 2, 2020	-	131,171	(5)	234,799	(6)	-		-	2,749,969
	Jan 2, 2020	-	-		-		134,146	(7)	-	2,749,993
Patrick McClymont	Mar 12, 2020	-	31,836	(5)	55,713	(6)	-		-	362,494
	Mar 12, 2020	-	-		-		73,281	(8)	-	1,087,490
Megan Colligan	Mar 12, 2020	-	32,935	(5)	57,636	(6)	-		-	375,008
	Mar 12, 2020	-	-		-		75,808	(9)	-	1,124,991
Robert D. Lister	Mar 12, 2020	-	30,739	(5)	53,793	(6)	-		-	350,004
	Mar 12, 2020	-	-		-		70,754	(10)	-	1,049,989
Mark Welton	Mar 12, 2020	-	30,739	(5)	53,793	(6)	-		-	350,004
	Mar 12, 2020	-	-		-		70,754	(10)	-	1,049,989
(1)

Each PSU represents a contingent right to receive one Common Share. The number of PSUs that ultimately vest can range from 0% to a maximum vesting opportunity of 175% of the initial award, depending upon actual performance vs. the established Adjusted EBITDA and TSR targets. All PSUs were awarded under the LTIP.

(2)	Each RSU represents a contingent right to receive one Common Share. All RSUs were awarded under the LTIP.
(3)	There is no exercise price associated with the granting of the PSUs or RSUs.
(4)

This amount represents the aggregate grant date fair values computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (with no reductions for expected forfeitures). See note 17(c) to the audited consolidated financial statements in Item 8 of the 2020 Form 10-K, for the assumptions used to calculate the fair value of the stock options, RSUs and PSUs. Whether, and to what extent, an NEO realizes value with respect to stock option, RSU or PSU awards will depend on our actual operating performance, stock price fluctuations and the NEO’s continued employment.

(5)

This amount represents the PSUs granted in 2020. At the conclusion of the three-year performance period, the number of PSUs that ultimately vest can range from 0% to a maximum vesting opportunity of 175% of the initial award, depending upon actual performance vs. the established Adjusted EBITDA and TSR targets.

(6)

This amount represents the maximum vesting opportunity available for the PSUs granted in 2020, which will be evaluated at the conclusion of the three-year performance period depending upon actual performance versus the established Adjusted EBITDA and TSR targets.

(7)

This amount represents the RSUs granted on January 2, 2020. The RSUs vest and will convert to Common Shares in three installments: 44,715 on each of January 2, 2021 and  January 2, 2022 and 44,716 on January 2, 2023.

(8)	This amount represents the RSUs granted on March 12, 2020. The RSUs vest and will convert to Common Shares in three installments: 24,427 on each of March 7, 2021, March 7, 2022 and March 7, 2023.
(9)

This amount represents the RSUs granted on March 12, 2020. The RSUs vest and will convert to Common Shares in three installments: 25,269 on each of March 7, 2021 and March 7, 2022 and 25,270 on March 7, 2023.

(10)

This amount represents the RSUs granted on March 12, 2020. The RSUs vest and will convert to Common Shares in three installments: 23,584 on each of March 7, 2021 and March 7, 2022 and 23,586 on March 7, 2023.

Additional terms and conditions of the PSUs and RSUs granted listed above are described below in “Potential Payments upon Termination or Change-in-Control” and such summaries are qualified in their entirety by the full text of such agreement.

OUTSTANDING EQUITY AWARDS AT 2020 FISCAL YEAR-END

The following table sets forth information relating to unexercised equity awards for each NEO outstanding as of December 31, 2020.

		Option Awards					Stock Awards
Name		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)		Equity Incentive Plan Awards: number of unearned shares, units or other rights that have not vested (#)		Equity Incentive Plan Awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Richard L. Gelfond		683,328	—		28.19	Mar 15, 2021	—		—		—		—
		426,695	—		27.20	Feb 21, 2024	—		—		—		—
		467,625	—		29.58	Jan 5, 2025	—		—		—		—
		486,284	—		31.40	Jun 7, 2026	—		—		—		—
		356,757	—		31.90	Jan 3, 2027	—		—		—		—
		452,675	—		23.20	Jan 2, 2028	—		—		—		—
		522,979	—		18.75	Jan 2, 2029	—		—		—		—
		—	—		—	—	134,146	(1)	2,417,311	(2)	—		—
		—	—		—	—	—		—		53,684	(3)	967,385	(2)
	(2)	—	—		—	—	—		—		80,487	(4)	1,450,376	(2)
Patrick McClymont		15,723	—		32.01	Aug 8, 2023	—		—		—		—
		26,485	11,351	(5)	32.45	Mar 7, 2024	—		—		—		—
		23,955	29,278	(6)	20.85	Mar 7, 2025	—		—		—		—
		9,547	38,189	(7)	22.49	Mar 7, 2026	—		—		—		—
		—	—		—	—	26,709	(8)	481,296	(2)	—		—
		—	—		—	—	9,360	(9)	168,667	(2)	—		—
		—	—		—	—	109,297	(10)	1,969,532	(2)	—		—
		—	—		—	—	—		—		14,656	(4)	264,101	(2)
		—	—		—	—	—		—		17,180	(3)	309,584	(2)
Megan Colligan		34,403	90,170	(11)	23.00	Marc7, 2026	—		—		—		—
		—	—		—	—	14,341	(12)	258,425	(2)	—		—
		—	—		—	—	38,528	(13)	694,275	(2)	—		—
		—	—		—	—	75,808	(14)	1,366,060	(2)	—		—
		—	—		—	—	—		—		15,162	(4)	273,219	(2)
		—	—		—	—	—		—		17,773	(3)	320,269	(2)
Robert D. Lister		80,367	—		27.20	Feb 21, 2021	—		—		—		—
		62,850	—		33.80	Mar 7, 2022	—		—		—		—
		54,805	—		31.85	Mar 7, 2023	—		—		—		—
		29,931	9,978	(15)	32.45	Mar 7, 2024	—		—		—		—
		27,956	27,954	(16)	20.85	Mar 7, 2025	—		—		—		—
		12,535	37,608	(17)	22.49	Mar 7, 2026	—		—		—		—
		—	—		—	—	25,179	(18)	453,726	(2)	—		—
		—	—		—	—	8,090	(19)	145,782	(2)	—		—
		—	—		—	—	105,770	(20)	1,905,975	(2)	—		—
		—	—		—	—	—		—	(2)	14,151	(4)	255,001	(2)
		—	—		—	—	—		—	(2)	16,588	(3)	289,916	(2)
Mark Welton		17,689	—		27.82	Mar 7, 2020	—		—		—		—
		21,879	—		31.85	Mar 7, 2021	—		—		—		—
		14,714	6,306	(21)	32.45	Mar 7, 2023	—		—		—		—
		17,744	21,688	(22)	20.85	Mar 7, 2024	—		—		—		—
		9,900	39,604	(23)	22.49	Mar 7, 2025	—		—		—		—
		—	—		—	—	19,784	(24)	356,508	(2)	—		—
		—	—		—	—	37,350	(25)	673,047	(2)	—		—
		—	—		—	—	70,754	(26)	1,274,987	(2)	—		—
		—	—		—	—	—		—		14,151	(4)	255,001	(2)
		—	—		—	—	—		—		16,588	(3)	298,916	(2)
(1)	44,715 of the RSUs will vest and convert to Common Shares on each of January 2, 2021 and January 2, 2022 and 44,716 on January 2, 2023.
(2)	Market value of the RSUs is based on the closing price of the Common Shares on the NYSE on December 31, 2020 ($18.02).
(3)

These PSU units will vest and convert to Common Shares in the first quarter of 2023. At the conclusion of the three-year performance period, the number of PSUs that ultimately vest can range from 0% to a maximum vesting opportunity of 175% of the initial award, depending upon actual performance vs. the established TSR target.

(4)

These PSU units will vest and convert to Common Shares in the first quarter of 2023. At the conclusion of the three-year performance period, the number of PSUs that ultimately vest can range from 0% to a maximum vesting opportunity of 175% of the initial award, depending upon actual performance vs. the established Adjusted EBITDA target.

(5)	11,351 of the stock options will vest on March 7, 2021.
(6)	13,308 of the stock options will vest on March 7, 2021 and 15,970 on March 7, 2022.
(7)	11,934 of the stock options will vest on each of March 7, 2021 and March 7, 2022 and 14,321 on March 7, 2023.
(8)	12,140 of the RSUs will vest and convert to Common Shares on March 7, 2021 and 14,569 on March 7, 2022.
(9)	9,360 of the RSUs will vest and convert to Common Shares on March 7, 2021.
(10)	35,682 of the RSUs will vest and convert to Common Shares on each of March 7, 2021 and March 7, 2022 and 37,933 on March 7, 2023.
(11)	36,982 of the stock options will vest on March 7, 2021, 37,713 on March 7, 2022 and 15,475 on March 7, 2023.
(12)	7,063 of the RSUs will vest and convert to Common Shares on March 7, 2021 and 7,278 on March 7, 2022.
(13)	12,039 of the RSUs will vest and convert to Common Shares on each of March 7, 2021 and March 7, 2022 and 14,450 on December 1, 2022.
(14)	25,269 of the RSUs will vest and convert to Common Shares on each of March 7, 2021 and March 7, 2022 and 25,270 on March 7, 2023.
(15)	9,978 of the stock options will vest on March 7, 2021.
(16)	13,978 of the stock options will vest on March 7, 2021 and 13,976 on March 7, 2022.
(17)	12,535 of the stock options will vest on each of March 7, 2021 and March 7, 2022 and 12,538 on March 7, 2023.
(18)	12,590 RSUs will vest and convert to Common Shares on March 7, 2021 and 12,589 on March 7, 2022.
(19)	8,090 RSUs will vest and convert to Common Shares on March 7, 2021.
(20)	35,255 RSUs will vest and convert to Common Shares on each of March 7, 2021 and March 7, 2022 and 35,260 on March 7, 2023.
(21)	6,306 of the stock options will vest on March 7, 2021.
(22)	9,858 of the stock options will vest on March 7, 2021 and 11,830 on March 7, 2022.
(23)	12,376 of the stock options will vest on each of March 7, 2021 and March 7, 2022 and 14,852 on March 7, 2023.
(24)	8,993 of the RSUs will vest and convert to Common Shares on March 7, 2021 and 10,791 on December 1, 2021.
(25)	11,671 of the RSUs will vest and convert to Common Shares on each of March 7, 2021 and March 7, 2022 and 14,008 December 1, 2022.
(26)	23,584 of the RSUs will vest and convert to Common Shares on each of March 7, 2021 and March 7, 2022 and 23,586 on March 7, 2023.

All stock options and RSUs in the “Outstanding Equity Awards at 2020 Fiscal Year-End” table were granted under the Stock Option Plan or the LTIP as described above in “Compensation Discussion and Analysis”.

2020 OPTION EXERCISE AND STOCK VESTED

The following table sets forth information relating to the exercise of stock options and the vesting of RSUs during the fiscal year ended December 31, 2020 for each of the NEOs on an aggregated basis.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise of Options (#)	Value Realized on Option Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Richard L. Gelfond	—	—	—	—
Patrick McClymont	—	—	28,945	435,043	(1)
Megan Colligan	—	—	16,694	250,911	(1)
Robert D. Lister	—	—	39,712	596,871	(1)
Mark Welton	—	—	27,863	419,301	(2)
(1)	The value realized is based on the closing price of the Company’s Common Shares on the NYSE on March 7, 2020.
(2)	The value realized is based on the closing price of the Company’s Common Shares on the NYSE on March 7, 2020 for 22,664 awards and December 2, 2020 for 5,199 awards.

2020 PENSION BENEFITS

The following table sets forth information relating to each defined benefit pension plan that provides for payments or other benefits at, following, or in connection with retirement, as of December 31, 2020.

		Number of Years	Present Value of	Payments During
Name and Principal Position of Named Executive Officer	Plan Name	of Credited Service (#)	Accumulated Benefits (1) ($)	Last Fiscal Year ($)
Richard L. Gelfond	Supplemental Executive Retirement Plan	19.5	20,261,670	—
	Post-Retirement Medical Benefits	—	366,000	—
(1)	See note 23(a) to the audited consolidated financial statements in Item 8 of the 2020 Form 10-K, for certain assumptions used to calculate the present value of accumulated benefits.

We have an unfunded U.S. defined benefit pension plan, the SERP, covering Mr. Gelfond, which was established in 2000. The SERP provides for a lifetime retirement benefit from age 55. Under the terms of the SERP, if Mr. Gelfond’s employment is terminated other than for cause (as defined in the Gelfond Agreement), he is entitled to receive SERP benefits in the form of a lump sum payment. SERP benefit payments to Mr. Gelfond are subject to a deferral for six months after the termination of his employment, at which time Mr. Gelfond will be entitled to receive interest on the deferred amount credited at the applicable federal rate for short-term obligations. The vesting percentage increased on a straight-line basis from inception until age 55. Mr. Gelfond’s SERP benefits became 100% vested on July 10, 2010. Under the terms of the Gelfond Agreement, the total amount of benefit payable to Mr. Gelfond under the SERP has been fixed at $20.3 million. For more information regarding changes in the SERP value, see the “2020 Summary Compensation Table” on page 45. The SERP value is based on certain assumptions required by the SEC. For instance, we are required to assume a retirement date of December 31, 2020 for Mr. Gelfond, even though the Gelfond Agreement runs through December 31, 2022.

The value of Mr. Gelfond’s pension benefits under the SERP increased by $163,489 compared to December 31, 2019 values, primarily due to an accretion of interest and changes in actuarial assumptions. See note 23(a) to the audited consolidated financial statements in Item 8 of the 2020 Form 10-K for more information related to this calculation.

We also maintain an unfunded post-retirement medical benefits plan covering Mr. Gelfond. This plan provides that we will maintain retiree health benefits for Mr. Gelfond until he becomes eligible for Medicare and, thereafter, we will provide Medicare supplemental coverage as selected by Mr. Gelfond. If the foregoing coverage is not permitted, Mr. Gelfond will be entitled to an annual cash payment equal to the value of such coverage. Mr. Gelfond is fully vested in this plan.

Further descriptions of the SERP, the unfunded post-retirement medical benefits plan and our defined contribution plans are summarized above in “Compensation Discussion and Analysis – Retirement and Pension Plans”.

PAY RATIO DISCLOSURE

The Dodd-Frank Act requires us to disclose the ratio of the CEO’s annual total compensation to that of the Company’s global median employee (excluding the CEO).

To determine the median employee, we prepared a list of our global employee population as of our December 31, 2020 determination date, including all employees, whether employed on a full-time, part-time, or seasonal basis. Based on this methodology, the total number of global employees was 644 as of December 31, 2020.

We then determined that employee’s annual total compensation (using the Summary Compensation Table definition of annual total compensation, as permitted by the rules) was $79,482 for the fiscal year ended December 31, 2020. The CEO’s annual total compensation was $6,922,439 resulting in an estimated ratio of 87:1 for CEO pay to median employee pay.

The ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of SEC Regulation S-K. Given the rule’s flexibility, the method the Company used to determine the median employee may be different from its peers, so the ratios may not be comparable.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

While we have no formal severance plans, we have entered into written employment agreements or offer letters with certain of our executive officers, including each of the NEOs, which require us to make payments to the NEOs in the event of the termination of their employment in various circumstances, including in the event of a change-in-control, as further described below. These employment agreement provisions are intended to attract, retain and motivate employees, provide stability and continuity among our senior executives, and ensure that our executive officers are able to devote their full time and attention to our operations in the event of an actual or potential change-in-control.

Equity Provisions. In addition to the contractual rights of the NEOs described below, all of the NEOs hold equity awards granted under our equity compensation plans, which describe the impact of certain separation events on equity awards granted, unless provisions in the individual NEO’s employment arrangement override the terms of the relevant plan. These generally applicable termination-related provisions are as follows:

•

Termination generally: The Compensation Committee will determine the disposition of an award, including the acceleration of vesting, exercisability or settlement of, elimination of restrictions or conditions applicable to, or extension of exercise period, in the event of a participant’s termination of employment;

•

Termination upon change-in-control: A change-in-control of the Company in itself will have no effect; however, all outstanding unvested equity awards will immediately vest and become fully exercisable in the event that the participant’s employment is terminated by the Company without cause or by the participant for good reason within 24 months of the change-in-control. In addition, all outstanding unvested equity awards granted under the LTIP will immediately vest and become fully exercisable in the event that, following a change-in-control, the successor entity does not assume or provide a substitute for such equity awards on substantially the same terms and conditions.

For purposes of the LTIP, the following are considered to be a change-in-control: (i) any person becoming the beneficial owner of 35% or more of the Company’s securities; (ii) a change in the majority of the Board of Directors; (iii) completing certain reorganization, merger, or consolidation transactions or a sale of all or substantially all of the Company’s assets; or (iv) the complete liquidation or dissolution of the Company.

For purposes of the Stock Option Plan, our primary equity vehicle prior to the adoption of our LTIP in 2013, a change-in-control is defined as any person other than Richard Gelfond and Bradley Wechsler acquiring greater than 50% of the outstanding Common Shares of the Company; and

•

Service Factor: In March 2020, the Compensation Committee approved a change to certain outstanding equity awards that if, after achieving the “Service Factor” a Participant resigns or is terminated without cause, their outstanding equity will continue to vest in accordance with the applicable vesting schedule of the equity award and retain the other terms of the award. The “Service Factor” is defined as (i) attaining the age of at least 55 and (ii) continuous service with the Company or any of its Subsidiaries and Affiliates for at least 10 years, or such other criteria that are deemed by the Compensation Committee to be an achievement of the Service Factor, provided, however, that, in the case of a resignation, the Participant must provide the Company with a written notice of intent to resign at least six (6) months prior to the final day of employment with the Company.

In certain cases, an NEO’s equity awards are controlled by the terms of his or her employment agreement; in the event of a conflict between such employment agreement and the terms of our equity compensation plans, the terms of the employment agreement will prevail.

Employment Agreement Provisions

The narrative description below reflects potential payments to each of the NEOs in various termination and change-in-control scenarios based on employment agreements and arrangements, compensation, benefits and equity levels in effect on December 31, 2020.

Payments upon Termination Generally

Regardless of the termination scenario, each NEO will receive earned but unpaid base salary through the employment termination date, along with any other accrued or vested payments or benefits owed under any of our plans or agreements covering them as governed by the terms of those plans or agreements, including perquisites and business expenses (such payments, “Accrued Obligations”). Additionally, Mr. Gelfond would also be entitled to his benefits under the SERP (except in the event he is terminated for cause) and his retiree health benefits. Mr. Lister, Mr. McClymont, Mr. Welton and Ms. Colligan would also be entitled to a prorated target bonus for the year of termination. Mr. Welton may also be entitled to certain compensation under applicable Canadian law.

Payments upon Termination due to Death or Disability

In the event Mr. Gelfond’s employment is terminated due to death or disability, 100% of his outstanding unvested equity awards will vest immediately, and all vested options will remain exercisable until the shorter of (x) their original term and (y) 2 years from termination. In the event that Mr. McClymont, Mr. Lister and Ms. Colligan’s employment is terminated due to death or disability, each would be entitled to accelerated vesting for a portion of their outstanding equity that, when combined with those already vested, would total an aggregate of 50% of all of their equity granted. For Mr. McClymont, Mr. Lister, and Ms. Colligan, any vested options would continue to be exercisable for a period of 180 days. In addition, Mr. McClymont and Ms. Colligan would be entitled to a prorated target bonus for the year of his or her death or disability and Mr. Lister would be entitled to a prorated achieved bonus for the year of his death or disability. Mr. Welton may also be entitled to accelerated vesting for a portion of his outstanding equity that, when combined with those already vested, would total an aggregate of 50% of all his equity granted.

Payment upon Termination without Cause or Resignation for Good Reason

In the event that Mr. Gelfond’s employment is terminated by the Company without cause or by him for good reason, Mr. Gelfond would be entitled to (i) his base salary for the greater of the remainder of his employment term and 12 months and (ii) his prorated bonus for the year of termination based on the achievement of the performance goals. In addition, a portion of Mr. Gelfond’s unvested PSUs and RSUs, prorated based on the number of calendar days served by Mr. Gelfond would immediately vest, and all of his outstanding options will vest immediately and be exercisable subject to the terms set forth in his employment agreement.

In the event that Mr. McClymont’s employment is terminated by the Company without cause or by him for good reason, Mr. McClymont would be entitled to (i) his base salary and continued benefits for a period of 14 months, (ii) his prorated bonus for the year of termination based on the achievement of the performance goals, (iii) his target bonus for a period of 14 months, (iv) continued vesting of his outstanding unvested equity awards on their original vesting schedule for 14 months, and (v) exercisability of his vested options until the shorter of (x) the option’s original term and (y) 20 months following his termination.

In the event that Mr. Lister’s employment is terminated by the Company without cause or by him for good reason, Mr. Lister would be entitled to receive (i) his base salary, automobile allowance and benefits for the greater of (x) the remainder of his employment term and (y) 18 months, (ii) a cash payment equal to a pro-rated target bonus for the year in which Mr. Lister is terminated, and (iii) a cash payment equal to the target bonus for each full year remaining during the term. In the event Mr. Lister were not permitted to continue his participation in our medical plans, Mr. Lister would be entitled to a cash payment equal to the value of the benefit continuation for the severance period, payable in three semi-annual installments. Other than equity awarded during 2021, 2022, and 2023 annual grants, Mr. Lister also would be entitled to the accelerated vesting of all granted but unvested equity awards. Following a termination without cause or resignation for good reason, Mr. Lister would have 12 months to exercise any vested stock options. For the 2021, 2022, 2023 annual grants, all outstanding equity will be treated in accordance with our LTIP or the applicable award letters; except, that (a) equity awards granted will continue to vest on schedule during the applicable severance period (in the case of PSUs, subject to the achievement of applicable performance conditions), and (b) all vested options will remain exercisable until the earlier of (i) 12 months beyond the end of the applicable severance period, and (ii) the original expiration date of the vested options.

In the event that Ms. Colligan’s employment is terminated by the Company without cause or by her for good reason, Ms. Colligan would be entitled to (i) her base salary, automobile allowance and benefits for a period of 12 months and (ii) her prorated bonus for the year of her termination. Pursuant to the LTIP and Ms. Colligan’s award agreements, any unvested equity awards will be cancelled, except unvested equity will vest in accordance with the original vesting schedule if she meets the Service Factor requirement.

In the event that Mr. Welton’s employment is terminated by the Company without cause, Mr. Welton would be entitled to (i) his accrued but unpaid base salary, car allowance and benefits through the date of termination and (ii) the prorated target bonus for the year of his termination. Mr. Welton would also be entitled to (i) one month’s salary for each year of service up to a maximum of 24 months, target bonus and car allowance and (ii) continued healthcare benefits for the duration of his salary continuation period (or earlier, upon Mr. Welton’s obtainment of new employment). In addition, all equity that remains unvested as of the date of the termination will continue to vest in accordance with the original vesting schedule (in the case of PSUs, subject to the achievement of the original performance conditions).

Payment upon a Change-in-control

In the event that the Company experiences a change-in-control, Mr. Gelfond would be entitled to a cash bonus (the “Sale Bonus”) in an amount equal to the product of (a) 0.375% and (b) the amount by which the sale or liquidation transaction imputes an equity value in excess of Cdn$150,000,000 to the Common Shares originally issued by the Company (on a fully diluted basis but excluding the Common Shares issued upon the conversion of the Class B convertible preferred shares of the Company formerly outstanding that were converted into Common Shares on June 16, 1994 and the Common Shares issuable upon the exercise of warrants previously owned by Messrs. Gelfond and Wechsler). The Sale Bonus provisions date back to Mr. Gelfond’s and Mr. Wechsler’s original employment agreements in connection with their 1994 acquisition of the Company and would be paid as a result of the Company’s having reached an imputed equity value in excess of Cdn$150,000,000. He would also be entitled to a cash incentive bonus (the “Incentive Bonus”) equal to the product of (a) 225,000 and (b) the difference between the closing price of the Common Shares upon such change-in-control and the closing price of the Common Shares on March 10, 2006, which was $10.67. The Incentive Bonus provision dates back to the extension of Mr. Gelfond’s employment pursuant to a March 8, 2006 amendment agreement. In the event that the change-in-control is by way of a stock-for-stock merger, all of Mr. Gelfond’s outstanding unvested stock options will vest and be converted at the stock merger conversion ratio into stock options of the acquiring company (if it is public) or be cashed out (if the acquiring company is not public). Mr. Gelfond did not have any unvested, in-the-money stock options as of December 31, 2020. Additionally, in the event that Mr. Gelfond’s employment is terminated by the Company without cause or by him for good reason within 24 months following a change-in-control, Mr. Gelfond would also be entitled to his severance payments and benefits detailed under “Payment upon Termination without Cause or Resignation for Good Reason”. Also, all of Mr. Gelfond’s unvested equity awards will vest immediately, and he will be entitled to the vesting and settlement of unvested PSUs equal to the greater of (x) the Company’s performance as of the last trading day before the change-in-control event or (y) to the extent the performance conditions remain applicable, actual performance as of the end of the applicable performance period. Upon a change-in-control, Mr. Gelfond’s benefits under the SERP would be accelerated and become payable.

In the event that Mr. McClymont’s employment is terminated by the Company without cause or by him for good reason within 24 months following a change-in-control, all of his granted and outstanding options and RSUs will accelerate to August 8, 2022. He will also be entitled to the vesting and settlement of unvested PSUs equal to the greater of (x) the Company’s performance as of the last trading day before the change-in-control event or (y) to the extent the performance conditions remain applicable, actual performance as of the end of the applicable performance period.

In the event that Mr. Lister’s employment is terminated by the Company without cause or by him for good reason within 24 months following a change-in-control, he would be entitled to receive his severance payments and benefits detailed under “Payments upon Termination without Cause or Resignation for Good Reason.” Mr. Lister would also be entitled to the accelerated vesting of his equity awards, subject to the terms of his employment agreement, and would be entitled to receive a cash payment equal to $1,400,000 for each annual equity award in 2018, 2019 and 2020 that had not been made as of the date of such termination or resignation for good reason. Mr. Lister would also be entitled to an incentive payment of $107,500. Any requirement for continued service for his granted and outstanding PSUs will be waived.

In the event that Ms. Colligan’s and Mr. Welton’s employment is terminated by the Company without cause in connection with a change-in-control, they would be entitled to the same severance payments and benefits as they would be entitled to had the termination not occurred in connection with a change-in-control. In addition, Mr. Welton’s outstanding options and RSUs will accelerate and vest immediately. Mr. Welton will also be entitled to the vesting and settlement of unvested PSUs equal to the greater of (x) the Company’s performance as of the last trading day before the change-in-control event or (y) to the extent the performance conditions remain applicable, actual performance as of the end of the applicable performance period.

The table below reflects potential payments to each of the NEOs in various termination and change-in-control scenarios based on compensation, benefits and equity levels in effect on December 31, 2020. The amounts shown assume that the termination or change-in-control event was effective as of December 31, 2020 and all Accrued Obligations up to this date has been paid. We caution that the actual amounts that would be paid upon an NEO’s termination of employment can be determined only at the time of such individual’s separation from the Company, and in certain cases would be determined under arrangements put in place after December 31, 2020. To the extent that the calculated amounts relate to awards of stock options, RSUs, or PSUs, we have assumed that the price per share is the fair market value of our Common Shares at December 31, 2020, which was $18.02, the closing price on the NYSE on that date. The table below excludes any amounts payable to the NEOs to the extent that these amounts are available generally to all salaried employees and do not discriminate in favor of our NEOs.

Name	Triggering Event		Cash Payments (1) ($)		Value of Accelerated Vesting of Equity Awards (2) ($)	Total ($)
Richard L. Gelfond	Death/Disability		20,664,168	(3)	4,835,072	25,499,240
	Resignation Without Good Reason		20,664,168	(3)	—	20,664,168
	Termination With Cause		366,000	(4)	—	366,000
	Termination Without Cause or Resignation for Good Reason		25,532,080	(5)	1,651,823	27,183,903
	Non-Renewal of Employment		20,707,080	(6)	3,263,363	23,970,443
	Termination Without Cause following a Change-in-Control		24,835,591	(7)	4,955,468	29,791,060
Patrick McClymont	Death/Disability		—		1,234,226	1,234,226
	Termination Without Cause or Resignation for Good Reason		1,703,459	(8)	1,935,943	3,639,402
	Involuntary Termination Within Two Years of Change-in-Control	(13)	1,703,459	(8)	3,081,672	4,785,131
Megan Colligan	Death/Disability		—		1,305,702	1,305,702
	Termination Without Cause or Resignation for Good Reason		1,097,341	(9)	478,134	1,575,475
	Involuntary Termination Within Two Years of Change-in-Control	(13)	1,097,341	(9)	2,796,893	3,894,234
Robert D. Lister	Death/Disability		-		1,070,949	1,070,949
	Termination Without Cause or Resignation for Good Reason		3,638,262	(10)	2,951,735	6,589,997
	Involuntary Termination Within Two Years of Change-in-Control	(13)	3,745,762	(11)	2,951,735	6,697,497
Mark Welton	Death/Disability		-		1,199,240	1,199,240
	Termination Without Cause or Resignation for Good Reason		1,900,306	(12)	2,750,794	4,651,100
	Involuntary Termination Within Two Years of Change-in-Control	(13)	1,900,306	(12)	2,750,794	4,651,100
(1)	This value represents the estimated severance payments to each NEO.
(2)

The amounts represent the intrinsic value of the accelerated vesting of the NEO’s outstanding and unvested stock options, RSUs and PSUs calculated using the closing price of our Common Shares ($18.02) and performance conditions as at December 31, 2020.

(3)	This value includes an estimated lump sum payment of $20,298,168 reflecting the value of Mr. Gelfond’s vested SERP and the estimated value of Mr. Gelfond’s retiree health benefits of $366,000.
(4)	This value includes the estimated value of Mr. Gelfond’s retiree health benefits of $366,000
(5)

This value includes severance benefits totaling $4,867,912, an estimated lump sum payment of $20,298,168 reflecting the value of Mr. Gelfond’s vested SERP and the estimated value of Mr. Gelfond’s retiree health benefits of $366,000.

(6)

This value includes an estimated lump sum payment of $20,298,168 reflecting the value of Mr. Gelfond’s vested SERP, the estimated value of Mr. Gelfond’s retiree health benefits of $366,000 and automobile benefits of $42,912.

(7)

This value includes an estimated lump sum payment of $20,298,168 reflecting the value of Mr. Gelfond’s vested SERP, the estimated value of Mr. Gelfond’s retiree health benefits of $366,000, an Incentive Bonus of $1,653,750 based on the closing price of our Common Shares on December 31, 2020 ($18.02) and $2,517,673, which is the average of a Sale Bonus that ranges from $1,478,809 to $3,556,537, depending on the equity assumptions used.

(8)	This value includes Mr. McClymont’s severance payments of $1,003,459 and a target bonus prorated for 14 months of $700,000.
(9)	This value includes Ms. Colligan’s severance payments of $1,097,341.
(10)	This value includes Mr. Lister’s severance payments of $3,638,262.
(11)	This value includes Mr. Lister’s severance payments of $3,638,262 and an incentive payment of $107,500.
(12)

This value includes Mr. Welton’s severance payments of $1,900,306, which is the greater of 18 months and 1 month per year of service. Mr. Welton’s compensation is paid in Canadian dollars. An exchange rate of US$1.00= Cdn$1.3415 has been applied to convert such amounts from Canadian dollars to U.S. dollars.

(13)	The amounts in this row are based on the assumption that the successor corporation does not assume or provide a substitute for the outstanding awards.

Summary of other employment agreement terms.

The summary below describes, for each of the NEOs, the material terms of their employment agreements other than with respect to the potential payments upon termination or change-in-control.

Richard L. Gelfond, Chief Executive Officer and Director.

Mr. Gelfond’s current employment agreement, the Gelfond Agreement, is effective as of January 1, 2020. The Gelfond Agreement provides for a three-year employment term that expires on December 31, 2023. Under the terms of the Gelfond Agreement, Mr. Gelfond’s base salary is equal to $1,200,000 during each year of the term, subject to increases at the discretion of the Board of Directors, and he is eligible to receive an annual cash bonus with a target equal to his base salary, and a maximum bonus equal to two times his base salary. The Compensation Committee reviews the annual cash bonus for Mr. Gelfond in the context of both Company and individual performance. Mr. Gelfond’s bonus will be comprised of the following elements: 80% will be based on pre-established, non-discretionary criteria established by the Compensation Committee, and 20% will be determined at the end of the year at the discretion of the Compensation Committee. In assessing Mr. Gelfond’s performance, the Compensation Committee assesses the non-discretionary portion of his bonus against a scorecard of specific, express objectives that have been established for him by the Compensation Committee. This scorecard is intended to provide the Compensation Committee with an objective means of assessing performance and progress in a number of key financial and strategic areas. Mr. Gelfond did not receive any cash bonus for 2020. For more information, please see the “Compensation Discussion and Analysis” section above. The Gelfond Agreement contains: (i) a customary non-competition provision; (ii) a provision requiring Mr. Gelfond to provide us with consulting services following the expiration of his employment and (iii) a clawback provision.

Mr. Gelfond has received grants of RSUs, PSUs and stock options under the Gelfond Agreement, as well as grants of RSUs and options under his prior employment agreements. Mr. Gelfond’s equity awards outstanding as of December 31, 2020, and their respective exercise prices and expiration dates, are set forth above in “Outstanding Equity Awards at 2020 Fiscal Year-End”.

Pursuant to the Gelfond Agreement, in January of each of 2020, 2021 and 2022, Mr. Gelfond was and will be granted RSUs having a grant date value of $2.75 million that vest in three equal installments on the first three anniversaries of the date of grant and PSUs having a grant date value of $2.75 million, subject to Mr. Gelfond’s continued employment. With respect to the PSUs, the number of Common Shares that Mr. Gelfond may receive upon settlement depends upon achievement of pre-specified performance metrics over a three-year performance period and ranges from 0% to 175% of the PSUs granted. The terms of the PSUs granted to Mr. Gelfond are described in the “Compensation Discussion and Analysis” section above.

In 2000, we created a defined benefit pension plan, the SERP, to provide benefits for Mr. Gelfond upon his retirement, resignation or termination other than with cause. See “Retirement and Pension Plans” on page 42 for a description of the SERP. Mr. Gelfond is fully vested in his benefits under the SERP. The Gelfond Agreement fixes the total amount of benefit payable to Mr. Gelfond under the SERP at $20,298,168. Mr. Gelfond is also entitled to retiree health benefits for himself and his eligible dependents until he becomes eligible for Medicare and, thereafter, Medicare supplemental coverage selected by Mr. Gelfond, or if such coverage is not permitted, an annual cash payment equal to the value of such coverage.

If, following the expiration of the Mr. Gelfond’s employment term, we do not offer Mr. Gelfond continued employment on terms substantially similar to his employment agreement, or if Mr. Gelfond elects to retire at the end of the term, Mr. Gelfond will be entitled to a pro‐rated bonus. Mr. Gelfond’s unvested RSUs and options will vest immediately and a pro‐rated amount of unvested PSUs will vest upon the end of the applicable performance period, subject to the achievement of performance conditions. The remaining PSUs will be cancelled. In addition, his outstanding options will be exercisable as set forth in his employment agreement. Mr. Gelfond would also be entitled to a lump sum payment owing under the SERP and would be entitled to receive retiree health benefits until he becomes eligible for Medicare. Thereafter, Mr. Gelfond would be entitled to Medicare supplement coverage. In addition, for a period of twelve months from the date of non‐renewal or retirement, we have agreed to provide Mr. Gelfond with office space, a full‐time assistant and continued automobile benefits.

Patrick McClymont, Chief Financial Officer and Executive Vice President.

The details of Mr. McClymont’s employment are set forth in an employment agreement dated December 17, 2019 (the “McClymont Agreement”), which is effective as of August 8, 2019. Mr. McClymont’s employment term extends through August 8, 2022. Under the terms of the McClymont Agreement, Mr. McClymont’s base salary is $750,000, and he is eligible to receive discretionary annual cash incentive bonuses with a target amount equal to 80% of his base salary, with the potential to overachieve.

Pursuant to his previous employment agreement dated June 6, 2016, Mr. McClymont has received certain RSU and stock option grants in 2016, 2017, 2018 and 2019. For 2020, Mr. McClymont received a mix of PSUs and RSUs as his equity awards. Mr. McClymont’s equity awards outstanding as of December 31, 2020 and their respective exercise prices and expiration dates are set forth above in “Outstanding Equity Awards at 2020 Fiscal Year-End”. Pursuant to the McClymont Agreement, Mr. McClymont was and is eligible to receive in each of 2020, 2021 and 2022, equity awards each with an aggregate grant date fair market value equal to $1,450,000. The annual equity awards were and will be comprised of a mix of equity vehicles, including PSUs, which will vest following the public disclosure of the Company’s financial results for the second year following the grant year, and RSUs, which will vest in three equal installments on the first three anniversaries of the date of grant, subject to Mr. McClymont’s continued employment. With respect to the PSUs, the number of Common Shares that Mr. McClymont may receive upon settlement depends upon achievement of pre-specified performance metrics over a three-year performance period and ranges from 0% to 175% of the PSUs granted. The terms of the PSUs granted to Mr. McClymont are described in the “Compensation Discussion and Analysis” section above. If, within 24 months following a change-in-control, Mr. McClymont’s employment agreement is not renewed upon the expiration of his employment term, Mr. McClymont would be entitled to (i) the accelerated vesting of his granted and outstanding options and RSUs to August 8, 2022 and (ii) the vesting of his granted and outstanding PSUs equal to the (x) the Company’s performance as of the last trading day before the change-in-control event or (y) to the extent the performance conditions remain applicable, actual performance as of the end of the applicable performance period.

Mr. McClymont is also subject to customary non-solicitation and non-competition provisions.

Megan Colligan, President, IMAX Entertainment and Executive Vice President, IMAX Corporation.

The details of Ms. Colligan’s employment are set forth in an employment agreement dated October 10, 2018 and became effective on February 19, 2019 (the “Colligan Agreement”). Ms. Colligan’s employment term continues indefinitely until a termination or resignation. Under the terms of the Colligan Agreement, Ms. Colligan’s base salary is $1,030,000, and she is eligible to receive discretionary annual cash incentive bonuses with a target amount equal to 100% of her base salary.

Pursuant to the Colligan Agreement, Ms. Colligan received a mix of PSUs and RSUs in 2020 with an aggregate grant date fair value of $1,499,999. Ms. Colligan’s equity awards in the year of 2020 comprised of 25% PSUs and 75% RSUs and vest as set forth above in “Grants of Plan-Based Awards”. Each subsequent year, Ms. Colligan will receive equity awards in an aggregate grant date value of a range between $1,500,000 to $2,000,000 based on a combination of her performance and Company performance in a mix of equity vehicles with vesting schedules consistent with those granted to other senior executives at the time. Ms. Colligan’s equity awards outstanding as of December 31, 2020 and their respective exercise prices and expiration dates are set forth above in “Outstanding Equity Awards at 2020 Fiscal Year-End”.

Ms. Colligan is also subject to customary non-solicitation and non-competition provisions.

Robert D. Lister, Chief Legal Officer & Senior Executive Vice President.

The details of Mr. Lister’s employment are set forth in an amendment to his employment agreement dated March 11, 2020 (the “Lister Agreement”). Mr. Lister’s employment term extends through December 31, 2023. Under the terms of the Lister Agreement, Mr. Lister’s base salary beginning in 2020 will be $738,450, subject to annual review, and he is eligible to receive discretionary annual cash incentive bonuses with a target amount equal to 60% of his base salary, with the potential to overachieve.

Pursuant to the Lister Agreement, Mr. Lister received RSUs and stock options each year during his employment term with an aggregate grant date fair market value of $1,400,000. Mr. Lister’s equity awards in 2018 and 2019 were comprised of 25% stock options and 75% RSUs and vest in four equal annual installments beginning on the first anniversary of the applicable grant date. For 2020, Mr. Lister’s awards consisted of 25% PSUs and 75% RSUs consistent with other senior executives. Mr. Lister’s equity awards outstanding as of December 31, 2020 and their respective exercise prices and expiration dates are set forth above in “Outstanding Equity Awards at 2020 Fiscal Year-End”. Starting in 2021 and until December 31, 2023, he will be entitled to an annual equity award with an aggregate grant date fair market value of $1,450,000.

Beginning in 2020, Mr. Lister’s equity awards will be comprised of a mix of RSUs and PSUs consistent with grants given to other senior executives. The RSUs granted in 2020 will vest in three equal installments beginning on the first anniversary of the applicable grant date, subject to Mr. Lister’s continued employment. With respect to the PSUs, the number of Common Shares that Mr. Lister may receive upon settlement depends upon achievement of pre-specified performance metrics over a three-year performance period and ranges from 0% to 175% of the PSUs granted. The terms of the PSUs granted to Mr. Lister are described in the “Compensation Discussion and Analysis” section above.

If, following the expiration of Mr. Lister’s employment term, we do not offer Mr. Lister continued employment on terms substantially similar to his employment agreement and Mr. Lister incurs a separation from service, then for the non‐renewal period described below, Mr. Lister would be entitled to receive: (i) his base salary, automobile allowance and benefits; and (ii) a cash payment equal to Mr. Lister’s pro‐rated target bonus for the length of the non‐renewal period. In the event Mr. Lister were not permitted to continue his participation in our medical plans, Mr. Lister would be entitled to a cash payment equal to the value of  the benefit continuation, payable in three semi‐annual installments. The non‐renewal period is equal to 12 months, except if the non‐renewal occurs within 24 months following a change‐in‐control, then the non‐renewal period will be equal to 18 months. In addition, following a non‐renewal, any unvested equity as of December 31, 2020 will continue to vest in accordance with the  original vesting schedule pursuant to the Service Factor provision in the LTIP.

Mr. Lister is also subject to customary non-solicitation and non-competition provisions.

Mark Welton, President, IMAX Theatres.

Under the terms of his employment arrangement with the Company in 2020, Mr. Welton was entitled to receive a base salary of Cdn$750,750, which is subject to annual review, and he eligible to receive discretionary cash bonuses with a target amount equal to 70% of his base salary. Mr. Welton is also eligible for an equity award with an aggregate grant date fair market value of at least $1,450,000, which will be comprised of a mix of options, RSUs and PSUs consistent with grants given to other senior executives. Details about Mr. Welton’s compensation are further disclosed in “Compensation Discussion and Analysis.” Mr. Welton has received certain stock option, PSU and RSU grants from the Company. Mr. Welton’s equity awards outstanding as of December 31, 2020, and their respective exercise prices and expiration dates are set forth above in “Outstanding Equity Awards at 2020 Fiscal Year End”. Upon a termination without cause, Mr. Welton’s unvested equity awards will continue to vest in accordance with the original vesting schedule (in the case of PSUs, subject to the achievement of the original performance conditions).

Mr. Welton entered into a non-compete agreement with the Company which contains customary non-solicitation and non-competition provisions for periods of two years and one year, respectively, after the termination of his employment with the Company.

COMPENSATION OF DIRECTORS

Directors who are also employees of the Company receive no additional fees for service on the Board of Directors.

Our independent directors receive an annual retainer of $50,000. In addition, Committee Chairs receive the following annual retainers: the Audit Committee Chair receives $15,000 and the Compensation Committee Chair and the Governance Committee Chair each receive $10,000. Committee members also receive the following yearly retainers: Audit Committee members receive $10,000; Compensation Committee members receive $7,500; the Company’s Lead Independent Director receives $15,000; and Governance Committee members receive $5,000. Committee retainers are in addition to any applicable retainer for being a Committee Chair.

Each year, independent directors are granted an annual grant of RSUs with a value of $125,000 on the date of grant, and the Chairman of the Board is granted an annual grant of RSUs with a value of $170,000 on the date of grant. These grants are made following the election of our independent directors at our annual meeting. The grants made in 2020 vested on the date of grant.

Directors are reimbursed for expenses incurred in attending meetings of the Board of Directors and Committees of the Board of Directors. The Governance Committee reviews director compensation and benefits on a periodic basis.

The following table sets forth information relating to compensation of our non-executive directors for the fiscal year ended December 31, 2020.

Name	Fees Earned or Paid in Cash ($) (1)		Stock Awards ($) (2)		All Other Compensation ($)		Total ($)
Bradley J. Wechsler	218,500	(3)	178,497	(4)	70,020	(5)	467,017
Neil S. Braun	61,750		131,242	(6)	—		192,992
Eric A. Demirian	71,250		131,242	(6)	—		202,492
Kevin Douglas	54,625		131,242	(6)	—		185,867
David W. Leebron	71,250		131,242	(6)	—		202,492
Michael MacMillan	52,250		131,242	(6)	—		183,492
Dana Settle	59,375		131,242	(6)	—		190,617
Darren Throop	64,125		131,242	(6)	—		195,367
(1)

On June 3, 2020, in light of pandemic-related measures taken by the Company’s management to preserve cash and reduce costs, the Board of Directors agreed to reduce the cash compensation paid to each director by 20% for the second quarter of 2020.

(2)

As required by SEC rules, the “Stock Awards” column in this table reflect the aggregate grant date fair values of the RSU awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (with no reductions for expected forfeitures). See note 17(c) to the audited consolidated financial statements in Item 8 of the 2020 Form 10-K, for the assumptions used to calculate the fair value of the RSUs.

(3)	This amount represents the amount paid to Mr. Wechsler pursuant to his Services Agreement as described below.
(4)	Mr. Wechsler received a grant of 13,281 RSUs on June 4, 2020, in recognition of his position as Chairman of the Board. The RSUs vested on June 4, 2020.
(5)	This amount reflects: (i) $31,546 for personal automobile use; (ii) $25,724 for retiree health benefit premiums; and (iii) $12,750 for the supplemental health plan premiums.
(6)	The director received a grant of 9,765 RSUs on June 4, 2020. The RSUs vested on June 4, 2020.

On December 11, 2008, we entered into a services agreement with Mr. Wechsler (as amended, the “Services Agreement”) which provides that, effective April 1, 2009, Mr. Wechsler’s employment as Co-CEO was terminated. The Services Agreement, which has been amended from time to time, provides that Mr. Wechsler will serve as Chairman of the Company’s Board of Directors until the Board of Directors determines to terminate the services of Mr. Wechsler. Pursuant to an amendment, that was effective April 1, 2013, Mr. Wechsler’s compensation for each year served as Chairman increased from $200,000 to $230,000. The Services Agreement also provided that certain other provisions of Mr. Wechsler’s former employment agreement with the Company continue to survive the termination of such employment agreement. Mr. Wechsler will not stand for re-election at the Meeting. On March 30, 2021, we entered into an amendment to terminate the Services Agreement (the “Termination Letter”), which will take effect following the Meeting.

Certain provisions of Mr. Wechsler’s prior employment agreement will continue to survive following the termination of the Services Agreement. Upon a sale of the Company, Mr. Wechsler will continue to be entitled to receive a cash Sale Bonus in an amount equal to the product of (a) 0.375% and (b) the amount by which the sale or liquidation transaction imputes an equity value in excess of Cdn$150,000,000 to the Common Shares originally issued by the Company (on a fully diluted basis but excluding the Common Shares issued upon the conversion of the Class B convertible Preferred Shares of the Company formerly outstanding which were converted into Common Shares on June 16, 1994 and the Common Shares issuable upon the exercise of warrants previously owned by Messrs. Gelfond and Wechsler). As of December 31, 2020, we estimated the Sale Bonus to be between $1,478,809 and $3,556,537, depending upon the equity assumptions used in the relevant calculations.

In addition, following a change-in-control, Mr. Wechsler would receive a cash Incentive Bonus equal to the product of (a) 225,000 and (b) the difference between the closing price of the Common Shares upon such change-in-control and the closing price of the Common Shares on March 10, 2006, which was $10.67. As of December 31, 2020, the Incentive Bonus would have been $1,653,750, based on the closing price of the Common Shares on that date ($18.02).

In 2020, we maintained an unfunded retiree medical benefit plan covering Mr. Wechsler. As of December 31, 2020, the estimated value of Mr. Wechsler’s retiree health benefits was $336,000. Effective January 1, 2012, we implemented an executive supplemental health reimbursement plan which covers Mr. Wechsler. The plan provides expanded coverage and reimbursement of services not covered by our medical, dental and vision plans. We reimbursed Mr. Wechsler for $12,750 in health premiums in 2020 in connection with this plan. Under the Termination Letter, we will continue to provide Mr. Wechsler’s current medical benefits through December 31, 2021. In addition, we will continue to pay for his car lease and reasonable automobile expenses until October 31, 2023.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is currently composed of Messrs. Throop (Chair) and Douglas and Ms. Settle, each of whom is an independent director. All compensation decisions for Mr. Gelfond in 2020 were made by the Compensation Committee. None of the members of the Compensation Committee during 2020 is a current or former officer or employee of the Company or had any relationship requiring disclosure under Item 404 of Regulation S-K.

During the fiscal year ended December 31, 2020, none of our executive officers served on compensation committees or boards of directors of any other entity that had or has had one or more of its executive officers serving as a member of our Compensation Committee or Board of Directors.

CORPORATE GOVERNANCE

The Board of Directors believes that good corporate governance is fundamental to our overall success. The Governance Committee of the Board of Directors, which is currently composed of Messrs. Leebron (Chair), Braun, MacMillan and Ms. Settle, all of whom are independent directors, reviews our corporate governance practices from time to time, as further described in our “Corporate Governance Guidelines”.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines, which outline the Board of Directors’ authority, responsibilities, composition and procedures.

The role of the Board of Directors is to supervise the business and affairs of the Company, including:

•

overseeing the strategic and business planning process(es) and reviewing, approving and monitoring the annual and long-term operating plans, including fundamental financial and business strategies and objectives;

•	reviewing and assessing the major risks we face and reviewing, approving and monitoring our approach to addressing such risks;
•

developing and reviewing the CEO’s corporate objectives, annually evaluating the performance of the CEO against these objectives, determining his performance-based compensation annually and developing appropriate succession plans, from time to time; and

•

reviewing, monitoring, and maintaining the integrity of the Company’s controls and procedures, including its disclosure controls and procedures, its internal controls and procedures for financial reporting, and its compliance with the Code of Business Conduct and Ethics.

From time to time, the Board of Directors retains the services of external consultants to assist in the review of its governance practices. A current copy of the Corporate Governance Guidelines, the text of which is incorporated by reference into this Circular, is available, without charge, at www.imax.com and www.sedar.com or provided within one business day upon written request to the Company at IMAX Corporation, 2525 Speakman Drive, Mississauga, Ontario, Canada L5K 1B1, Attention: Corporate Secretary, Tel: 905-403-6500.

Director Independence

The Board of Directors is comprised of a majority of independent directors as defined under applicable legal, regulatory and stock exchange requirements. Section 303A of the NYSE Listed Company Manual provides that no director qualifies as “independent” unless the Board of Directors affirmatively determines that such director has no material relationship with the Company, and Section 1.2 of Canadian National Instrument 58-101 – Disclosure of Corporate Governance Practices (“NI 58-101”) provides that an independent director is a person other than an officer or employee of the Company, or an individual having a material relationship with the Company that in the opinion of the Board of Directors would interfere with the exercise of independent judgment in carrying out the responsibilities of the director. The NYSE Listed Company Manual and NI 58-101 set forth specific categories of relationships that disqualify a director from being independent.

The Board of Directors has reviewed the independence of each director and considered whether any director has a material relationship with the Company. As a result of this review, the Board of Directors affirmatively determined that each of the following directors, representing seven of our nine directors, is independent within the meaning of the NYSE, Canadian securities regulations, and SEC director independence standards, as currently in effect:

•Neil S. Braun (1)	•David W. Leebron	•Darren Throop
• Eric A. Demirian	•Michael MacMillan	•Dana Settle
•Kevin Douglas

(1)Mr. Braun will not stand for re-election at the Meeting.

Our Board of Directors’ independence determination was based on information provided by the directors and discussions among the officers and directors.

In making the foregoing independence determination, the Board of Directors noted that Mr. Throop is the President and CEO of Entertainment One Ltd., an entity which paid the Company approximately $3,649 in 2020 as box office royalties for exhibiting IMAX films. The Board of Directors determined that these amounts are immaterial, and Mr. Throop has neither a direct nor indirect material interest in any transactions between the Company and Entertainment One Ltd.

In addition, the Board of Directors considered that Mr. Douglas is our largest individual shareholder, holding approximately 15.0% of our Common Shares as of April 12, 2021. However, the Board determined that, notwithstanding Mr. Douglas’ shareholdings, he has neither a direct nor indirect material interest in any transactions with the Company.

Mr. Wechsler served as Co-Chairman of the Board of Directors, along with Mr. Gelfond, from June 1999 to March 2009. On April 1, 2009, Mr. Wechsler became sole Chairman of the Board. Mr. Wechsler is not an independent director by virtue of his continuing compensation arrangements with the Company. By virtue of Mr. Gelfond’s current role as CEO, IMAX Corporation, he is not considered to be an independent director.

All members of the Compensation Committee, Audit Committee and Governance Committee are considered “independent” under each such Committee’s independence standards pursuant to the relevant U.S. and Canadian regulations. In the event any transaction or agreement is proposed in respect of which a director has a material interest, the director will be recused from voting on that matter and removed from the meeting while the transaction at issue is being considered by the Board of Directors.

Board Size and Composition

Our articles provide that the Board of Directors may be comprised of a minimum of 1 and a maximum of 15 directors with the actual number determined from time to time by resolution of the Board of Directors. As of the date of this Circular, the size of the Board of Directors has been set at nine directors. Messrs. Wechsler and Braun will not stand for re-election as directors at the Meeting. Following the Meeting, the size of the Board of Directors will be reduced to eight directors.

The Board of Directors recognizes that one of its key responsibilities is to evaluate and determine its optimal governance structure so as to provide independent oversight of management. The Board of Directors has determined that there is no single, generally accepted approach to providing governance and that given the evolving nature of our business, the right governance structure for the Board of Directors may vary as circumstances warrant. Consistent with this understanding, the independent directors consider the Board of Directors’ size and composition on an annual basis in connection with its annual self-evaluation.

In considering its governance structure, the Board of Directors has taken a number of factors into consideration. The Board of Directors, with a majority of its directors being independent directors, exercises strong, independent oversight. This oversight function is enhanced by the fact that all of the Board Committees and their respective chairpersons are comprised entirely of independent directors. A number of processes and procedures of the Board of Directors and of the Committees provide independent oversight of the CEO’s performance:

•	regular executive sessions of the independent directors;
•	the ability of independent directors to contact one another, the CEO and other executive officers at any time; and
•	the annual evaluations of the performance of the CEO against pre-determined and other criteria.

We also provide instructions for our shareholders and other interested parties to communicate directly with the Board of Directors, see “Shareholder Communication” on page 7. The Board of Directors believes that these factors provide the appropriate balance between the authority of those who oversee the Company and of those who manage it on a day-to-day basis.

Board Refreshment

The Board of Directors recognizes the importance of Board of Directors refreshment and aims to strike a balance between the knowledge and experience that comes from longer tenures on the Board of Directors with the fresh ideas and perspectives that can come from adding new members. As a result of our refreshment efforts, the Board of Directors has nominated one new director for election at the Meeting, and will appoint a new independent Chair of the Board of Directors following the Meeting

Board Leadership Structure

Under our Corporate Governance Guidelines, the Board of Directors has the flexibility to determine the appropriate Board of Directors leadership structure. In making this determination, the Board of Directors considers many factors, including the needs of the business at the time, the assessment of its leadership needs, and the best interests of shareholders. When the Chair is not an independent director, the independent directors will appoint a lead independent director.

In October 2018, Mr. Leebron was chosen as the Lead Independent Director for the Board of Directors. As the Lead Independent Director, Mr. Leebron’s authority and responsibilities include presiding at meetings of the Board of Directors where the Chair of the Board is not present, including executive sessions, facilitating discussions among independent directors, having the ability to review and approve Board of Director meeting schedules, agendas, and materials and to call meetings of the independent directors, serving in an advisory capacity to the Chair and a liaison between the Chair and Chief Executive Officer on the one hand and the independent directors on the other, communicating views expressed by the independent directors in executive sessions or otherwise to the Chair of the Board and management, and performing other duties or functions that the Board of Directors may delegate. Given Mr. Leebron’s extensive leadership and management experience, the Board of Directors has determined that his appointment as the Lead Independent Director is optimal for the Company as he provides us with independent oversight, facilitates communication between independent directors and other stakeholders in the Company and offers collaborative and objective guidance to the Chair of the Board and the Board of Directors.

Following the election of directors at the Meeting, the Board of Directors intends to appoint an independent Chair. The Chair will ensure the Board of Directors’ time and attention are focused on effective oversight of the matters most critical to the Company.

The Board of Directors will routinely assess its Board leadership structure with careful consideration of the feedback obtained through shareholder engagement.

Risk Management

The Board of Directors is responsible for overseeing the various risks that we face. In this regard, the Board of Directors seeks to understand and oversee critical business risks. Risks are considered in virtually every business decision and as part of our overall business strategy.

While the Board of Directors is responsible for reviewing and assessing the major risks that we face and for reviewing, approving and monitoring our approach to addressing such risks, our management is charged with managing risk. We have robust internal processes and a strong internal control environment to identify and manage risks and to communicate with the Board of Directors through senior management. These include:

•	an enterprise risk management program;
•	regular internal management disclosure committee meetings;
•	a Code of Business Conduct and Ethics;
•	a Whistle Blower Program;
•	an Anti-Bribery and Anti-Corruption Policy;
•	a Corporate Policy and Procedure on Insider Trading;
•	a Clawback Policy;
•	rigorous product quality standards and processes; and
•	a comprehensive internal and external audit process.

The Board of Directors and the Audit Committee monitor and evaluate the effectiveness of the internal controls and the risk management program at least annually. Management communicates routinely with the Board of Directors and the Audit Committee on the significant risks identified and how they are being managed. The Board of Directors implements its risk oversight function both as a whole and through the Audit Committee. The Audit Committee oversees risks related to our financial statements, the financial reporting process, accounting, cybersecurity, data privacy and legal matters. The Audit Committee also oversees the internal audit function and our Whistle Blower Program. The Audit Committee members meet separately with our CEO and representatives of the independent auditing firm a minimum of four times per year.

The Governance Committee assists the Board of Directors in its oversight of the Company’s governance structure and other corporate governance matters, including the composition of the Board of Directors. The Compensation Committee reviews our compensation policies and practices to assess whether such policies and practices could lead to unnecessary risk-taking behavior of our employees.

The Board of Directors regularly engages in discussion of financial, legal, business, technology, economic, political and other risks. Because overseeing risk is an ongoing process and inherent in our strategic decisions, the Board of Directors also discusses risk in relation to specific proposed actions. For example, the Board of Directors was actively engaged in reviewing and assessing the risks related to the ongoing COVID-19 pandemic and its impact on the Company’s business and financial position and overseeing management’s strategies to manage such risks.

Nomination Process

The Governance Committee is responsible for identifying and recommending candidates for election or re-election to the Board of Directors. Such candidates are then nominated for election by a majority of our independent directors. The Governance Committee does not set forth specific, minimum qualifications that nominees must possess in order for the Governance Committee to recommend them to the Board of Directors, but rather believes that each nominee should be evaluated in light of opportunities and risks facing the Company and the competencies, skills and personal qualities that are desirable to contribute to our effective governance. In evaluating potential nominees for election and re-election as members of the Board of Directors, the Governance Committee seeks nominees that:

•	manifest the highest integrity and possess the highest personal and professional ethics;
•	have significant business experience or other organizational leadership experience that will allow the nominee to contribute significantly to the Company as a member of the Board of Directors;
•	have the willingness and an ability to make the necessary time commitment to actively participate as a member of the Board of Directors;
•	exhibit sound business judgment; and
•	are committed to representing the long-term interests of our shareholders.

Candidates are identified from a number of sources including recommendations from directors, management, shareholders and others. The Governance Committee will consider any nominee recommended by a shareholder under the same criteria as any other potential nominee.

Shareholders who wish to have the Governance Committee consider the nomination of any person for director at the 2022 Annual Meeting of Shareholders should submit a shareholder proposal made in accordance with the provisions of the Canadian Business Corporations Act to the Company at IMAX Corporation, 2525 Speakman Drive, Mississauga, Ontario, Canada L5K 1B1, Attention: Corporate Secretary no later than December 28, 2021, or by submitting a timely notice in compliance with the advance notice procedures set forth in By-Law No. 1 of the Company at IMAX Corporation, 2525 Speakman Drive, Mississauga, Ontario, Canada L5K 1B1, Attention: Corporate Secretary. We may require that a proposed nominee furnish additional information as may be reasonably required to determine the qualifications of such proposed nominee to serve as a director of the Company.

Diversity

The Governance Committee charter mandates that the Governance Committee review, on a periodic basis, the current composition of the Board of Directors in light of the characteristics of independence, diversity, age, competencies, skills, experience, availability of service to the Company and tenure of the directors and of the Board of Directors’ anticipated needs. While the Governance Committee does not have a formal policy specifying how diversity of background and personal experience should be applied in reviewing the current composition of the Board of Directors or in identifying or evaluating candidates for the Board of Directors, the Governance Committee is committed to having a diverse Board of Directors in that it seeks individuals from different backgrounds with varying perspectives, professional experience, education and skills.

The Company has evaluated the number of (i) women; (ii) members of visible minorities; (iii) aboriginal persons; and (iv) persons with disabilities (collectively, the “Designated Groups”) represented on the Board of Directors or in senior management positions. We currently have one female director on the Board of Directors (11%) and no directors who identify as members of the other Designated Groups. We currently have four female members of our management team of sixteen (25%) and three other members of our management team who are members of a visible minority (18%). None of the other members of our management team identify as any of the other types of Designated Groups. The Company has not independently verified the responses of those who have self-identified as members of the Designated Groups. We do not have a policy on the representation of Designated Groups on the Board of Directors or on our management team, as the Board of Directors does not believe that quotas or strict rules necessarily result in the identification or selection of the best candidates. Rather, the Governance Committee takes into account the competencies, skills and personal qualities described above. However, the Board of Directors is mindful of the benefit of diversity in our leadership positions and the need to maximize the effectiveness of the Board of Directors and its decision-making abilities. Accordingly, in searches for new directors, the Board of Directors, and its third-party consultants that may be hired to assist in identifying candidates, consider the level of diversity as one of several factors used in its search process.

Director Term Limits

The Board of Directors has not established any term limits for directors but has adopted a mandatory retirement age of 80. It does not believe there to be a correlation between term of service and effective board performance and renewal. The Board of Directors has adopted processes whereby the Governance Committee, along with the Chair of the Board, periodically reviews the composition of the Board of Directors and the skills and experience required to best meet the needs of the Company. When a vacancy in the Board of Directors occurs, the Governance Committee, in conjunction with the Chair of the Board and the CEO, is responsible for identifying potential candidates for consideration based on the various experience and skills required as a result of such vacancy. In addition, the Governance Committee oversees an annual assessment of the effectiveness of the Board of Directors and Board Committees and self-assessments completed by the directors evaluating their individual performance and contributions to the Board of Directors.

Meetings of the Board of Directors and its Committees

During the fiscal year ended December 31, 2020, the Board of Directors held ten meetings, the Audit Committee held five meetings, the Compensation Committee held two meetings and the Governance Committee held one meeting. In addition to the meetings, the Compensation Committee also had extensive communications telephonically and through email correspondences to discuss several compensation related decisions, including the introduction of PSUs and NEO compensations. Each incumbent director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and Committees of the Board on which such director served during the fiscal year ended December 31, 2020. The directors are given the opportunity to hold executive sessions (where members of management are not in attendance) at all regularly scheduled Board of Directors meetings. A total of seven such executive sessions of the Board of Directors were held during 2020.

Our Board of Directors does not include a single director chosen to preside over the regularly scheduled (quarterly) executive sessions. Executive sessions which follow Board of Directors meetings are usually informal discussions which are often led by the Chair of the Board or a chair of one of the Board Committees, depending on the subjects to be discussed. The Chair of the Board reviews the matters to be discussed in executive sessions and determines which director or Board Committee chair is best placed to preside over the executive session. This process facilitates open and candid discussions among the directors.

The following incumbent directors attended the following number of Board of Directors meetings during the fiscal year ended December 31, 2020:

Richard L. Gelfond	10/10	Kevin Douglas	10/10	Michael MacMillan	10/10
Bradley J. Wechsler	10/10	David W. Leebron	10/10	Dana Settle	10/10
Neil S. Braun	10/10	Darren Throop	10/10	Eric A. Demirian	10/10

All of the members of the Audit Committee are independent directors and hold in camera sessions where members of management are not in attendance at least once each fiscal quarter. A total of four such in camera sessions were held during 2020.

While we encourage directors to attend our Annual Meeting of Shareholders, there is no formal policy concerning such attendance. All of the nine incumbent directors attended last year’s Annual Meeting of Shareholders.

Committees of the Board

To assist it in discharging its duties effectively, the Board of Directors has delegated some of its duties to three s committees of the Board: the Audit Committee; the Compensation Committee and the Governance Committee. Each of these committees and their respective chairs are appointed annually by the Board of Directors. Each committee has a written charter which sets out its principal duties and responsibilities. Each committee has the authority to retain special legal, accounting or other advisors. The following table shows the composition of each of our Board Committees on April 27, 2021.

	Independent Director	Audit Committee	Governance Committee	Compensation Committee
Neil S. Braun	✓	✓	✓
Eric A. Demirian	✓	✓ (Chair)
Kevin Douglas	✓			✓
David W. Leebron	✓	✓	✓ (Chair)
Michael MacMillan	✓		✓
Dana Settle	✓		✓	✓
Darren Throop	✓			✓ (Chair)

Audit Committee

The Audit Committee is currently composed of Messrs. Demirian (Chair), Braun, and Leebron, each of whom is an independent director who meets the independence and other requirements of the NYSE and Canadian National Instrument 52-110 - Audit Committees standards applicable to Audit Committee members. The Board of Directors has established the Audit Committee for the purpose of overseeing:

•	the quality and integrity of our financial statements and related disclosure;
•	our compliance with legal and regulatory requirements;
•	the independent auditors’ qualifications and independence;
•	the effectiveness of our risk management program, including with respect to cybersecurity and data privacy risk;
•	the performance of our internal audit function;
•	internal controls and procedures; and
•	the performance of the independent auditors.

Each Audit Committee member has experience with various businesses and professions, which is relevant to their understanding of the accounting principles used by the Company in preparing its financial statements and to their understanding of the general applications of such accounting principles in connection with the accounting for estimates, accruals and reserves. These experiences have been with companies, businesses and professional organizations presenting a breadth and level of complexity of accounting issues generally comparable to those reasonably expected to be raised by our financial statements and have provided them with an understanding of internal controls and procedures for financial reporting. For more information on the education and experience of each Audit Committee member, see “Item No. 1 - Election of Directors” on page 8. The Board of Directors has determined that Mr. Demirian qualifies as an “audit committee financial expert” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K as a result of Mr. Demirian’s qualifications as a Chartered Professional Accountant, a Chartered Accountant and as a Certified General Accountant. Mr. Demirian serves as the Chair of the Audit Committee.

The Audit Committee meets with our external auditors, both with and without management present, to review and discuss our accounting policies, our quarterly and year-end financial statement information and their presentation, and significant financial issues which may arise for our Company. The Audit Committee operates under a written mandate adopted by our Board of Directors. A current copy of the Audit Committee Charter is available, without charge, at www.imax.com or upon written request to the Company at IMAX Corporation, 2525 Speakman Drive, Mississauga, Ontario, Canada L5K 1B1, Attention: Corporate Secretary.

Compensation Committee

The Compensation Committee is currently composed of Messrs. Throop (Chair) and Douglas and Ms. Settle, each of whom is an independent director. The Compensation Committee is responsible for evaluating and making recommendations to the Board of Directors regarding our equity-based and incentive compensation plans, policies and programs. In addition, the Compensation Committee approves or recommends to the Board of Directors the compensation package (including components, quantum and timing) for our CEO, sets his performance factors, and assesses his performance on a periodic basis. On an annual basis, the Compensation Committee reviews and approves the components and the amount of compensation paid to certain of our senior executives. The Compensation Committee has been actively engaged in implementing changes that will promote greater alignment between executive compensation and the long-term priorities of the Company, which include the design and granting of PSUs as part of executive compensation for the CEO and NEOs.

The Compensation Committee has the authority to retain outside consultants to provide independent advice to the Compensation Committee. In 2020, the Compensation Committee retained compensation consultants. For additional information on the role of outside consultants, please see “Role of Outside Consultants” on page 35.

The Compensation Committee is responsible for performing the functions required of it under our equity award plans, including the grant of stock options, RSUs and PSUs from time to time, which grants are subject to guidelines determined by our Human Resources department and the Compensation Committee. The Compensation Committee enacts written resolutions from time to time authorizing the grant of stock options, RSUs and PSUs. The Compensation Committee operates under a written mandate adopted by our Board of Directors. A current copy of the Compensation Committee Charter is available, without charge, at www.imax.com or upon written request to the Company at IMAX Corporation, 2525 Speakman Drive, Mississauga, Ontario, Canada L5K 1B1, Attention: Corporate Secretary.

Governance Committee

The Governance Committee is currently composed of Messrs. Leebron (Chair), Braun, MacMillan and Ms. Settle, each of whom is an independent director. The Governance Committee is responsible for monitoring and evaluating our corporate polices and governance practices, monitoring significant developments in the law and practice of corporate governance, monitoring and evaluating our compliance with the law, monitoring and evaluating compliance with our articles, by-laws and governance agreements, and monitoring the effectiveness of the Board of Directors and Board Committees in the discharge of their general oversight responsibilities.

The Governance Committee is responsible for identifying and recommending candidates for election to the Board of Directors. The Governance Committee evaluates potential new candidates for the Board of Directors on an ongoing basis in light of the opportunities and risks facing us and the competencies, skills and personal qualities that are desirable to add value and to contribute to our effective governance. The Governance Committee also has the authority to engage consultants and third-party search firms to assist in identifying qualified candidates for the Board of Directors. In 2020, the Governance Committee retained an independent search firm to identify and evaluate potential director candidates. The firm provides background information and qualifications of potential candidates and, if directed, makes initial contacts with potential candidates. The Governance Committee, together with the CEO and other members of the Board and/or senior management, meet with and interview potential candidates. Mr. Steve Pamon, who is standing for election by shareholders for the first time, was recommended to the Governance Committee by the retained search firm.

The Governance Committee operates under a written mandate adopted by our Board of Directors. A current copy of the Governance Committee Charter is available, without charge, at www.imax.com or upon written request to the Company at IMAX Corporation, 2525 Speakman Drive, Mississauga, Ontario, Canada L5K 1B1, Attention: Corporate Secretary.

Orientation and Education

We have developed and implemented orientation materials and procedures for new directors. In this regard, a Board of Directors Manual is provided to all new directors. New directors also have access to fellow directors and senior management and are invited to attend orientation sessions as necessary. Reports, materials and presentations relating to our business are provided to the Board of Directors on a periodic basis. Directors are also offered annual membership in the National Association of Corporate Directors, at our expense.

Board and Committee Self-Assessment

Periodically, and at least annually, each director and committee member completes a review and self-evaluation of the Board of Directors’ and Board Committees’ operating effectiveness as well as his or her own individual performance as a member of the Board of Directors. The input is summarized on a confidential basis and provided to the Chair of the Governance Committee. The results of the evaluations are reported to the Board of Directors. Any agreed upon improvements are implemented as applicable.

Written Position Descriptions

Mr. Wechsler’s Services Agreement includes a written position description for his role as the Chairman of the Board. Mr. Wechsler will not stand for re-election as director at the Meeting. The Board of Directors is responsible for the appointment of the Chair of the Board and for the appointment of the Chair and members of each Board Committee. The Board of Directors and Committees of the Board each operate within written mandates established and periodically reviewed by the Board of Directors. The Chair of each committee is responsible for reporting on the activities of that committee to the full Board of Directors on a periodic basis.

The Board of Directors has not developed a written position description for the CEO. The Board of Directors and the CEO develop, on an annual basis, detailed written corporate objectives and parameters pursuant to which the CEO operates our business. The Board of Directors is also responsible for annually evaluating the CEO against these objectives.

Directors’ Share Ownership Guidelines

To support the alignment of directors’ interests with those of our shareholders, non-management directors are required, in accordance with the Share Ownership Guidelines, to achieve and maintain share ownership of at least two times their annual retainer. Directors subject to the policy must satisfy the guidelines within four years of the date such director first became subject to the policy. As of April 1, 2021, all of the non-management directors had met their share ownership guidelines within the required time frame.

Name	Guideline (% Annual Retainer)	(1)	Current Ownership (% of salary)
Bradley J. Wechsler	200%		354%
Neil S. Braun	200%		1,379%
Eric A. Demirian	200%		1,118%
Kevin Douglas	200%		285,077%
David W. Leebron	200%		2,391%
Michael MacMillan	200%		783%
Dana Settle	200%		995%
Darren Throop	200%		432%

(1) Pursuant to the Company's Share Ownership Guidelines, compliance with such guidelines is measured as of April 1st of each year.

Directors' Share Ownership Guidelines Achievement
(Common Shares)
100,000
90,000
80,000
70,000
60,000
50,000
40,000
30,000
20,000
10,000
-
Braun
Demirian
Leebron
MacMillan
Settle
Throop
Wechsler
Guideline Requirement
Actual Holdings under the Guidelines

Mr. Douglas’ holdings in excess of 8 million Common Shares far exceeded his Share Ownership Guideline requirement and have been omitted from the chart above for clarity.

Corporate Responsibility

The Company makes it a priority to operate its business in a responsible and sustainable manner. This not only helps us manage risks and maximize opportunities, but it also helps us to contribute our society’s wider goal of sustainable development. This effort includes, but is not limited to, conducting business in a socially responsible and ethical manner, supporting human rights, and not engaging in activities that harm the environment. The Company recognizes the importance of protecting our social, financial, informational, environmental, and reputational assets.

HUMAN CAPITAL

The Company is a globally diverse brand with the mission to connect the world through extraordinary experiences that inspire us to reimagine what’s possible, together. The Company has the power to inspire, ignite and involve its teams, customers, and partners across the 1,650 IMAX Theater Systems in its network to transcend the ordinary. However, the Company understands that these experiences are only made possible through its employees’ diverse range of unique abilities and perspectives and its ability to attract, retain, and engage a talented, inclusive and respected workforce.

As of December 31, 2020, the Company had 622 full-time employees, of whom 142 employees were based outside of North America.

Total Rewards

The Company continues to have a total rewards mindset that encompasses all that is provided to its employees in the form of financial and nonfinancial compensation, benefits, well-being, and growth opportunities. The goal of these total rewards programs is to provide employees with market competitive offerings, opportunities and experiences that evolve over time.

As the Company continues to evolve as an organization, it continues to modernize its total rewards programs to deliver and drive a better employee experience and adequately reflect a diverse, multigenerational, and talented workforce.

The structure of the Company’s total rewards programs balances base compensation, incentive compensation for both short-term and long-term performance and a focus on total well-being.

The Company’s comprehensive benefit program is a valuable piece of the Company’s total rewards package. All active, full-time employees are eligible for the benefit program, which includes medical, dental and vision coverage for employees and their families; provides income protection should employees become disabled and/or unable to work; and offers life and accidental death and dismemberment insurance. The Company provides parental leave to all new parents for birth, adoption, or foster placement. The Company also maintains additional benefit programs to support the financial, mental, and physical well-being of its employees.

The Company’s employee salaries and wages are competitive and consistent with employee positions, skill levels, experience, knowledge, and geographic location. Job function relative to salaries and wages are evaluated and benchmarked annually. By providing long-term equity-based incentive compensation, the Company aligns the interests of its employees with its shareholders.

The Company partners with multiple external industry experts around compensation and benefits to support and independently evaluate its total rewards programs. The Company receives advice from such experts relating to global benefits offerings and employee compensation to ensure alignment with its peers within the industry.

Diversity and Inclusion

The Company’s culture is defined by its core values of Inspire, Ignite, and Involve, and the Company is committed to Diversity and Inclusion (“D&I”), which the Company views as the intersection of differences sparking exploration, creativity, innovation and collaboration. The Company’s focus with respect to D&I is to attract, retain, and engage a talented, inclusive, and respected workforce. The Company has assembled a D&I council of employees across levels, tenure, and demographic background to assist the Company in executing the four key pillars of its global D&I strategy:

•	Raise awareness and educate those around the Company on issues that are important to its people and its audiences.
•	Empower the Company’s people and leadership to be champions of diversity, equity, and inclusion by rewarding positive behaviors and encouraging frequent feedback and input.
•	Communicate and connect using inclusive and concise messages.
•	Ensure that equal opportunity and diversity of people is non-negotiable in how the Company attracts, selects, supports, develops, and rewards its people, and in whom IMAX chooses to partner with.

Employee Health and Safety

Recognizing the various employee health and safety risks associated with the delivery of the world’s most immersive movie-going experience, the Company has implemented a global program for workplace safety that ensures it has the necessary controls in place to strive to keep its employees and visitors safe. Employee health and safety at the Company is a shared responsibility that requires continuous effort. Risks to the health and safety of the Company’s employees are present in day-to-day office work, building renovation, manufacturing, logistics, training, testing, research and development, and during the designing, installation and service of the Company’s theaters around the world. Every employee at each IMAX location, workplace, business unit and department is responsible for participating in workplace safety planning activities and managers are responsible for employee health and safety program implementation for their business function. This effort is supported by a cross-functional Health and Safety team dedicated to employee health and safety and business continuity.

This relentless focus and commitment to the health and safety of the Company’s employees was never more evident than in the Company’s approach to COVID-19. Specifically, the Company:

•	Instituted a cross-functional pandemic response team to support decision making and implementation of COVID-19 response programs;
•	Supported a quick pivot to a virtual workplace and scheduling flexibility to meet competing personal demands; and
•	Developed an illness reporting process to encourage those who were ill to stay home and focus on their health.
•	Increased communication with the introduction of a dedicated resource page on its intranet for information related to the understanding of:
•	COVID-19, local resources, and access to mental well-being support;
•	For work locations that remained open, the Company;
•	Required training before entering its office locations;
•	Increased cleaning protocol;
•	Upgraded air filtration and ventilation systems;
•	Provided access to personal protective equipment;
•	Mandated daily health screenings;
•	Mandated masks for those entering the facility;
•	Required social distancing and implemented flow of traffic requirements in the building; and
•	Modified workspaces to allow for social distancing and plexiglass protections where necessary.

CODE OF BUSINESS CONDUCT AND ETHICS

We have a Code of Business Conduct and Ethics (the “Code of Ethics”) applicable to all employees, including our CEO, CFO, and Controller and all other persons performing similar functions, and all directors and consultants. Any incidents or reports made in connection with a potential violation of the Code of Ethics are reported to the Audit Committee through (i) the Whistle Blower hotline or (ii) our internal audit function. The Code of Ethics is distributed to applicable individuals on commencement of service and annually thereafter. Such individuals are required to acknowledge receipt of, read and agree to abide by the Code of Ethics. A current copy of the Code of Ethics is available, without charge, at www.imax.com or upon written request at IMAX Corporation, 2525 Speakman Drive, Mississauga, Ontario, Canada L5K 1B1, Attention: Corporate Secretary. Any amendments to, or waivers of, the Code of Ethics which specifically relate to any financial professional will be disclosed promptly following the date of such amendment or waiver at www.imax.com.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of our directors or executive officers, or any security holder of record as of the date of this Circular who owned, of record or to our knowledge, more than 5% of our outstanding Common Shares, or any member of such person’s immediate family, had any material interest, direct or indirect, in any transaction during the last fiscal year, or since the commencement of the current fiscal year, in any completed or proposed transaction, except for the following:

Mr. Douglas is our largest individual shareholder, holding approximately 15.0% of our Common Shares as of April 12, 2021. However, the Board of Directors has determined that, notwithstanding Mr. Douglas’ shareholdings, he has neither a direct nor indirect material interest in any transactions with the Company.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

On a regular basis, we require our directors, nominees for director and executive officers to identify to the Board of Directors transactions and/or relationships which could constitute transactions with a related person as defined in Item 404(a) of Regulation S-K. For any potential transaction in which a director, executive officer, nominee for director, 5% or greater beneficial owner, any immediate family members of the foregoing, or other related person would have a material interest that is expected to exceed $120,000 in a single calendar year, such transaction is reviewed, in advance, by our Chief Legal Officer and Chief Compliance Officer to ensure compliance with our Code of Ethics and to evaluate the disclosure requirements under Item 404(a) of Regulation S-K before being considered for approval by the Board of Directors. In the course of its review and approval or ratification of a related person transaction, the Board of Directors considers:

•	the approximate dollar value of the transaction;
•	the related person’s interest in the transaction and the approximate dollar value of such interest without regard to any profit or loss;
•	the position of the related person within the Company or relationship with the Company;
•	the materiality of the transaction to the related person and the Company;
•	whether the transaction was undertaken in the ordinary course of business of the Company;
•	whether the transaction would impair the independence of a non-employee director;
•	whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;
•	the purpose of, and the potential benefits to the Company of, the transaction; and
•	any other information regarding the transaction or the related person in the context of the transaction that would be material to investors in light of the circumstances of the particular transaction.

Currently, we do not have a formal written policy governing transactions with related persons. In the event any transaction or agreement occurs in respect of which a director has a material interest, the director will be recused from voting on that matter and will not participate in the meeting while the transaction at issue is being considered by the Board of Directors.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended December 31, 2020.

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2020 with senior management. The Audit Committee meets privately with PwC on a periodic basis and PwC has unrestricted access to the Audit Committee. The Audit Committee has discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board Rule 3200T, which include, among other items, matters related to the conduct of the audit of the Company’s financial statements. The Audit Committee has also received written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board (which relate to the accountant’s independence from the Company and related entities) and has discussed with PwC the independence of PwC from the Company. As part of its responsibilities for oversight of the Company’s enterprise risk management process, the Audit Committee has reviewed and discussed the Company’s policies with respect to risk assessment and risk management, including discussions of individual risk areas as well as an annual summary of the overall process.

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC and the Company’s Annual Information Form for the fiscal year ended December 31, 2020.

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

April 16, 2021	Respectfully submitted,

Eric A. Demirian (Chair)
Neil S. Braun
David W. Leebron

NON-GAAP FINANCIAL MEASURES

(in thousands of U.S. dollars, except per share amounts)

In this Circular, the Company presents adjusted net (loss) income attributable to common shareholders and adjusted net (loss) income attributable to common shareholders per diluted share, EBITDA, Adjusted EBITDA per Credit Facility, and free cash flow as supplemental measures of the Company’s performance, which are not recognized under U.S. GAAP. Adjusted net (loss) income attributable to common shareholders and adjusted net (loss) income attributable to common shareholders per basic and diluted share exclude, where applicable: (i) share-based compensation; (ii) COVID-19 government relief benefits, (iii) legal judgment and arbitration awards; (iv) exit costs, restructuring charges and associated impairments, (v) loss in the fair value of investments, as well as the related tax impact of these adjustments, and (vi) income taxes resulting from management’s decision to no longer indefinitely reinvest the historical earnings of certain foreign subsidiaries.

The Company believes that these non-GAAP financial measures are important supplemental measures that allow management and users of the Company’s financial statements to view operating trends and analyze controllable operating performance on a comparable basis between periods without the after-tax impact of share-based compensation and certain unusual items included in net (loss) income attributable to common shareholders. Although share-based compensation is an important aspect of the Company’s employee and executive compensation packages, it is a non-cash expense and is excluded from certain internal business performance measures.

A reconciliation from net (loss) income attributable to common shareholders and the associated per share amounts to adjusted net (loss) income attributable to common shareholders and adjusted net (loss) income attributable to common shareholders per diluted share is presented in the table below. Net (loss) income attributable to common shareholders and the associated per share amounts are the most directly comparable GAAP measures because they reflect the earnings relevant to the Company’s shareholders, rather than the earnings attributable to non-controlling interests. Accordingly, beginning in the first quarter of 2020, the Company updated its reconciliations of these non-GAAP financial measures to reflect this approach.

As allowed by the Credit Agreement, Adjusted EBITDA per Credit Facility includes adjustments in addition to the exclusion of interest, taxes, depreciation and amortization. Adjusted EBITDA per Credit Facility measure is presented to allow a more comprehensive analysis of the Company’s operating performance and to provide additional information with respect to the Company’s compliance against its Credit Agreement requirements when applicable. In addition, the Company believes that Adjusted EBITDA per Credit Facility presents relevant and useful information widely used by analysts, investors and other interested parties in the Company’s industry to evaluate, assess and benchmark the Company’s results.

EBITDA is defined as net income or loss excluding (i) interest expense, net of interest income; (ii) income tax expense or benefit; and (iii) depreciation and amortization, including film asset amortization. Adjusted EBITDA per Credit Facility is defined as EBITDA excluding: (i) share-based and other non-cash compensation; (ii) gain or loss in fair value of investments; (iii) write-downs, net of recoveries, including asset impairments and credit loss expense; (iv) legal judgment and arbitration award; (v) gain or loss from equity accounted investments; and (vi) exit costs, restructuring charges and associated impairments.

A reconciliation of net loss attributable to common shareholders, which is the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA per Credit Facility is presented in the table below. Net loss attributable to common shareholders is the most directly comparable GAAP measure because it reflects the earnings relevant to the Company’s shareholders, rather than the earnings attributable to non-controlling interests. Accordingly, beginning in the first quarter of 2020, the Company updated its reconciliations of these non-GAAP financial measures to reflect this approach.

Free cash flow is defined as cash provided by operating activities minus cash used in investing activities (from the condensed consolidated statements of cash flows). Cash provided by operating activities consist of net (loss) income, plus depreciation and amortization, plus the change in deferred income taxes, plus other non-cash items, plus changes in working capital, less investment in film assets, plus other changes in operating assets and liabilities. Cash used in investing activities includes capital expenditures, acquisitions and other cash used in investing activities. Management views free cash flow, a non-GAAP measure, as a measure of the Company’s after-tax cash flow available to reduce debt, add to cash balances, and fund other financing activities. Free cash flow does not represent residual cash flow available for discretionary expenditures. A reconciliation of cash provided by operating activities to free cash flow is presented below.

These non-GAAP measures may not be comparable to similarly titled amounts reported by other companies. Additionally, the non-GAAP financial measures used by the Company should not be considered as a substitute for, or superior to, the comparable GAAP amounts.

Adjusted EBITDA per Credit Facility

	Twelve Months Ended December 31, 2020(1)			Twelve Months Ended December 31, 2019(1)
	Attributable to Non- Controlling Interests and Common Shareholders	Less: Attributable to Non- Controlling Interests	Attributable to Common Shareholders	Attributable to Non- Controlling Interests and Common Shareholders	Less: Attributable to Non- Controlling Interests	Attributable to Common Shareholders
Reported net (loss) income	$(157,486)	$(13,711)	$(143,775)	$58,571	$11,705	$46,866
Add (subtract):
Income tax expense	26,504	5,408	21,096	16,768	3,625	13,143
Interest expense, net of interest income	3,720	(370)	4,090	423	(524)	947
Depreciation and amortization, including film asset amortization	53,606	4,570	49,036	63,487	5,033	58,454
EBITDA	$(73,656)	$(4,103)	$(69,553)	$139,249	$19,839	$119,410
Share-based and other non-cash compensation	22,038	968	21,070	23,570	617	22,953
Loss in fair value of investments	2,081	631	1,450	517	165	352
Write-downs, including asset impairments and credit loss expense	36,337	8,364	27,973	6,806	1,040	5,766
Legal judgment and arbitration awards (2)	4,105	—	4,105	—	—	—
Loss from equity accounted investments	1,858	—	1,858	(3)	—	(3)
Exit costs, restructuring charges and associated impairments	—	—	—	850	—	850
Adjusted EBITDA per Credit Facility	$(7,237)	$5,860	$(13,097)	$170,989	$21,661	$149,328
(1)

The Senior Secured Net Leverage Ratio is calculated using twelve months ended Adjusted EBITDA per Credit Facility. During the second quarter of 2020, the Company entered into the First Amendment to the Credit Agreement which provides for, among other things, the suspension of the Senior Secured Net Leverage Ratio financial covenant through the first quarter of 2021.

(2)

Includes a $0.9 million charge recorded in the second quarter of 2020 within Selling, General and Administrative Expenses that has been reclassified to Legal Judgment and Arbitration Awards in the fourth quarter of 2020 in order to conform to the current period presentation.

Adjusted Net (Loss) Income Attributable to Common Shareholders and Adjusted Diluted Per Share Calculations

	Twelve Months Ended December 31,
	2020		2019
	Net Loss	Diluted EPS Per Share	Net Income	Diluted EPS Per Share
Net (loss) income attributable to common shareholders	$(143,775)	$(2.43)	$46,866	$0.76
Adjustments (1):
Share-based compensation	20,558	0.35	22,236	0.36
COVID-19 government relief benefits (2)	(7,115)	(0.12)	—	—
Legal judgment and arbitration award (3)	4,105	0.07	—	—
Exit costs, restructuring charges and associated impairments	—	—	850	0.01
Loss in fair value of investments	1,450	0.02	333	0.01
Tax impact on items listed above (4)	(630)	(0.01)	(5,500)	(0.09)
Income taxes resulting from management's decision to no longer indefinitely reinvest the historical earnings of certain foreign subsidiaries	13,344	0.23	—	—
Adjusted net (loss) income (1):	$(112,063)	$(1.89)	$64,785	$1.05
Weighted average diluted shares outstanding (in ‘000)		59,237		61,489
(1)	Reflects amounts attributable to common shareholders.
(2)

The Company recognized $6.4 million in benefits from the CEWS program and $0.7 million in benefits from the U.S. CARES Act, as reductions to Selling, General and Administrative Expenses ($6.0 million), Costs and Expenses Applicable to Revenues ($1.0 million) and Research and Development ($0.1 million) in the Consolidated Statements of Operations.

(3)

Includes a $0.9 million charge recorded in the second quarter of 2020 within Selling, General and Administrative Expenses that has been reclassified to Legal Judgment and Arbitration Awards in the fourth quarter of 2020 in order to conform to the current period presentation.

(4)

For the year ended December 31, 2020, the Company recorded a valuation allowance to reduce the value of the deferred tax assets attributable to certain jurisdictions where management cannot reliably estimate future tax liabilities within the next five years, primarily due to uncertainties associated with the COVID-19 global pandemic. As a result, the calculated tax impact as a percentage of the related non-GAAP adjustments is lower than in the prior year.

Free Cash Flow

12 Months Ended
December 31, 2020
Net cash used in operating activities	$(23,011)
Net cash used in investing activities	(9,255)
Free cash flow	$(32,266)

AVAILABLE INFORMATION

We make available free of charge our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K as soon as reasonably practicable after such filing has been made with the SEC. Reports are available at www.imax.com or by calling Investor Relations at 212-821-0100. Additional information relating to the Company is available at www.sedar.com. Financial information is provided in our comparative financial statements and MD&A for our most recently completed financial year. The text of the current copy of the Corporate Governance Guidelines is incorporated by reference into this Circular.

APPROVAL BY BOARD OF DIRECTORS

The contents and the sending of this Circular to each shareholder entitled to receive notice of the Meeting, to each director and to the auditors of the Company have been approved by the Board of Directors.

April 16, 2021

/s/ Kenneth I. Weissman

Kenneth I. Weissman
Senior Vice President, Legal Affairs
& Corporate Secretary

APPENDIX A

IMAX CORPORATION

RESOLVED that By-Law No. 1 of the Corporation be repealed and replaced with the following:

BY-LAW NO. 1

A by-law regulating generally the transaction of the business and affairs of IMAX Corporation.

Section 1

INTERPRETATION

1.1Definitions. In this by-law, which may be cited as the By-law, unless the context otherwise requires:

“Act” means the Canada Business Corporations Act, R.S.C. 1985, C. 44 and any statute that may be substituted therefor, as from time to time amended;

“Articles” includes the original or restated articles of incorporation, articles of amendment, articles of amalgamation, articles of continuance, articles of reorganization, articles of arrangement and articles of revival of the Corporation;

“Board” means the Board of Directors of the Corporation;

“Corporation” means IMAX Corporation;

“meeting of shareholders” means any meeting of shareholders including an annual meeting and a special meeting;

“non-business day” means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act (Canada);

“recorded address” means in the case of a shareholder the address as recorded in the securities register; and in the case of joint shareholders the address appearing in the securities register in respect of such joint holding or the first address so appearing if there are two or more; and in the case of a director, officer or auditor, the latest address as recorded in the records of the Corporation.

1.2Construction. Save as aforesaid, words and expressions defined in the Act have the same meanings when used herein; and words importing the singular include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders; and words importing persons include individuals, bodies corporate, partnerships, associations, trusts, executors, administrators, legal representatives, and unincorporated organizations and any number or aggregate of persons.

Section 2

MEETINGS OF SHAREHOLDERS

2.1Meetings of Shareholders. The annual meeting of shareholders shall be held in each year on a date to be determined by the Board. The Board, the Chair, a Vice-Chair or the Chief Executive Officer may call a special meeting of shareholders, at any time.

2.2Chair, Secretary and Scrutineers. The chair of any meeting of shareholders shall be the first mentioned of such of the following officers who is present at the meeting: the Chair, the Chief Executive Officer, a Vice-Chair or a Vice-President who is a director of the Corporation. If no such officer is present within fifteen minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to act as chair. The secretary of any meeting of shareholders shall be the Secretary of the Corporation. If the Secretary is absent, the chair shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. The chair may appoint one or more persons who need not be shareholders to act as scrutineers at the meeting.

2.3Persons Entitled to be Present. The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors, the auditors of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the Articles to be present. Any other person may be admitted with the consent of the meeting or of the chair of the meeting.

2.4Quorum. Except as otherwise provided in the Articles, a quorum for the transaction of business at any meeting of shareholders shall be at least two persons present in person or by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting, each being a shareholder entitled to vote thereat or a duly appointed proxyholder for such a shareholder and together holding or representing by proxy not less than 33-1/3% of the outstanding shares of the Corporation entitled to be voted at the meeting.

2.5Procedures at Meetings. The Board may determine the procedures to be followed at any meeting of shareholders including, without limitation, the rules of order. Subject to the foregoing, the chair of a meeting may determine the procedures of the meeting in all respects.

2.6Meetings Held by Electronic Means. If the Board calls a meeting of shareholders under the Act, the Board may determine that the meeting shall be held, in accordance with the Act, entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting. A person participating in the meeting by such means shall be deemed to be present at the meeting.

2.7Place of Meetings. All meetings of the shareholders shall be held at such place in Canada or otherwise specified in the Articles as the Board determines or, in the absence of such a determination, at the place stated in the notice of meeting. Any meeting of shareholders conducted by means of a telephonic, an electronic or other communication facility in accordance with Section 2.6 shall be deemed to be held at the registered office of the Corporation or such other place as determined by the Board.

Section 3

DIRECTORS

3.1Number of Directors; Filling Vacancies. Subject to the Act and the Articles the number of directors of the Corporation may be fixed from time to time by resolution of the Board, and any vacancies on the Board, whether arising due to an increase in the number of directors or otherwise, may be filled by the Board.

3.2Term of Office. Subject to Section 3.3 hereof, each director shall be elected for a term as provided in the Articles.

3.3Qualification of Directors. In addition to the disqualifications provided for in the Act, a director who is a salaried officer of the Corporation other than the Chief Executive Officer, the Chair, or a Vice-Chair, shall cease to hold office as a director when he or she ceases to be a salaried officer of the Corporation.

3.4Quorum. A majority of the directors holding office at any particular time shall constitute a quorum of the Board.

3.5Meeting Following Annual Meeting. The Board shall meet without notice as soon as practicable after each annual meeting of shareholders to transact such business as may come before the meeting and to appoint by election:

(1)the Chair;
(2)the Chief Executive Officer;
(3)the Secretary;

(4)one or more Vice-Presidents; and
(5)such other officers as the Board chooses to appoint.

Each of the officers appointed by the Board, whether at the meeting of the Board after the annual meeting of shareholders or at any other meeting, shall perform such duties and have such powers as are customarily performed and held by such officers, subject to any limitations or specific duties required to be performed or specific powers bestowed by the Board from time to time.

3.6Other Meetings of the Board. In addition to the meeting following the annual meeting of shareholders described in Section 3.5 above and regular quarterly meetings, meetings of the Board may be held from time to time at a date, time and place determined by the Chair, a Vice-Chair or any two of the directors.

3.7Notice of Meeting. Notice of the time and place of each meeting of the Board requiring notice shall be given to each director not less than forty-eight (48) hours before the time at which the meeting is to be held.

3.8Chair. The chair of any meeting of the Board shall be the first mentioned of such of the following officers who is present at the meeting: the Chair, the Chief Executive Officer, a Vice-Chair or a Vice-President who is a director of the Corporation. If no such officer is present, the directors present shall choose one of their number to act as chair.

3.9Votes to Govern. Subject to the Articles and this By-law, at all meetings of the Board, every question shall be decided by a majority of the votes cast. The chair of any meeting may vote as a director and, in the event of an equality of votes, the chair shall not be entitled to a second or casting vote.

3.10Remuneration. No director who is a salaried officer of the Corporation shall be entitled to any remuneration for the performance of his or her duties as a director. If any director or officer of the Corporation shall be employed by or shall perform services for the Corporation otherwise than as a director or officer or shall be a member of a firm or a shareholder, director or officer of a body corporate which is employed by or performs services for the Corporation, the fact of his or her being a director or officer of the Corporation shall not disentitle such director or officer or such firm or body corporate, as the case may be, from receiving proper remuneration for such services.

3.11Interest of Directors and Officers Generally in Contracts. No director or officer shall be disqualified as a result of being a director or officer from contracting with the Corporation. No contract or arrangement entered into by or on behalf of the Corporation with any director or officer or in which any director or officer is in any way interested shall be voidable for that reason, nor shall any director or officer so contracting or being so interested be liable to account to the Corporation for any profit realized by any such contract or arrangement by reason of such director or officer holding that office or of the fiduciary relationship thereby established; provided that the director or officer shall have complied with the provisions of the Act.

Section 4

ADVANCE NOTICE PROVISION

4.1Nomination of Directors. Except as otherwise provided by applicable law, the Articles or the By-laws of the Corporation, only persons who are nominated in accordance with the following procedures will be eligible for election as a director of the Corporation. Nominations of a person for election to the Board may be made at any annual meeting of shareholders, or at any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors, (a) by or at the direction of the Board or an authorized officer of the Corporation, including pursuant to a notice of meeting, (b) by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the provisions of the Act or a requisition of the shareholders made in accordance with the provisions of the Act, or (c) by any person (a “Nominating Shareholder”) (i) who, at the close of business on the date of the giving of the notice provided for in Section 4.1(a) below and on the record date for notice of such meeting, is entered in the securities register of the Corporation as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting, and (ii) who provides timely notice in proper written form to the Secretary of the Corporation in accordance with this Section 4.1:

(a)	to be timely, a Nominating Shareholder’s notice must be made and received at the registered office of the Corporation:

(i)in the case of an annual meeting of shareholders, not less than 30 days prior to the date of the annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is called for a date that is less than 50 days after the date (the “Notice Date”) on which the first Public Announcement (as defined below) of the date of the annual meeting was made, notice by the Nominating Shareholder may be made not later than the close of business on the tenth (10th) day following the Notice Date; and

(ii)in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors (whether or not called for other purposes), not later than the close of business on the fifteenth (15th) day following the day on which the first Public Announcement of the date of the special meeting of shareholders was made.

(b)

in the event of any adjournment or postponement of a meeting of shareholders, or a Public Announcement thereof, the required time periods for the giving of a Nominating Shareholder’s notice as described in Section 4.1(a)(i) or (ii), as applicable, will apply using the date of the adjourned or postponed meeting or the date of a Public Announcement thereof, as the case may be.

(c)	to be in proper written form, a Nominating Shareholder’s notice must set forth:
(i)	as to each person whom the Nominating Shareholder proposes to nominate for election as a director:
(1)	the name, age, business address and residential address of the person;
(2)	the principal occupation, business or employment of the person;
(3)	the country of residence of the person, including the person’s status as a “resident Canadian” (as such term is defined in the Act);
(4)

the class or series and number of shares of the Corporation which are, directly or indirectly, controlled or directed, or which are owned beneficially or of record, by such person as of the record date for the meeting of shareholders (if such record date shall have occurred) and as of the date of such notice;

(5)

a description of all direct and indirect compensation and other material agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such Nominating Shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting jointly or in concert therewith, on the one hand, and such nominee, and his or her respective associates, or others acting jointly or in concert therewith, on the other hand;

(6)	a written consent of the nominee to act as a director of the Corporation, in the form provided by the Secretary of the Corporation; and

(7)

any other information relating to the person that would be required to be disclosed in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act or applicable securities laws; and

(ii)	as to the Nominating Shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made:
(1)

the name and address of such Nominating Shareholder, as they appear on the Corporation’s securities register, and of such beneficial owner, if any, and of their respective affiliates or associates or others acting jointly or in concert therewith;

(2)

(A)           the class or series and number of shares of the Corporation which are, directly or indirectly, controlled or directed by, or which are owned beneficially or of record by, such Nominating Shareholder, such beneficial owner, if any, or any of their respective affiliates or associates or others acting jointly or in concert therewith as of the record date for the meeting of shareholders (if such record date shall have occurred) and as of the date of such notice;

(B)any instrument, agreement, understanding, security or exchange contract which is directly or indirectly, controlled or directed by, or which is owned beneficially or of record by, such Nominating Shareholder, such beneficial owner, if any, or any of their respective affiliates or others acting jointly or in concert with any of them and which is derived from any security of the Corporation or any of its principal competitors;

(C)any proxy, contract, arrangement, understanding, or relationship pursuant to which any such Nominating Shareholder or beneficial owner, if any, has a right to vote any class or series of shares of the Corporation;

(D)any direct or indirect interest of such Nominating Shareholder or beneficial owner, if any, in any contract arrangement, understanding or relationship with the Corporation, any affiliate of the Corporation, any of the directors or officers of the Corporation or any of its affiliates, or with the Nominating Shareholder, such beneficial owner, if any, or any of their respective affiliates or associates, or with any principal competitor of the Corporation; and

(E)any other information that would be required to be reported on an early warning report filed with the Ontario Securities Commission or on a Schedule 13D filed with the U.S. Securities and Exchange Commission.

(iii)

any other information that would be required to be made in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act or applicable securities laws; and

(iv)

a statement of whether either such Nominating Shareholder or beneficial owner, if any, alone or acting jointly or in concert with others, intends to solicit or participate in the solicitation of proxies from shareholders of the Corporation in support of the nomination. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such proposed nominee.

(d)

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of this Section 4.1. The chair of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the foregoing provisions and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination shall be disregarded.

(e)

For purposes of this Section 4.1, “Public Announcement” means disclosure in a press release reported by a national news service in Canada, or in a document publicly filed by the Corporation under its profile on the System of Electronic Document Analysis and Retrieval at www.sedar.com or on the Electronic Data Gathering, Analysis, and Retrieval system at www.sec.gov/edgar.shtml.

(f)

Notwithstanding any other provision of the By-law of the Corporation, notice given to the Secretary of the Corporation pursuant to this Section 4.1 may only be given by personal delivery or by email (at such email address as stipulated from time to time by the Secretary of the Corporation for purposes of the notice), and shall be deemed to have been given and made only at the time it is served by personal delivery or email (at the address as aforesaid) to the Corporate Secretary at the address of the registered office of the Corporation; provided that if such delivery or electronic communication is made on a day which is a non-business day or later than 5:00 p.m. (Eastern Time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the next day that is a business day.

(g)	Notwithstanding the foregoing, the Board may, in its sole discretion, waive any requirement of this Section 4.1.

Section 5

COMMITTEES

5.1Committees. The Board shall, from time to time, appoint members of audit, compensation, and governance committees and such additional committees as it deems necessary and, subject to the Act, delegate to the committees such powers of the Board and assign to the committees such duties, as the Board considers appropriate.

5.2Composition of Committees. To the extent required by regulatory requirements applicable to the Corporation, all of the members of the audit, compensation, and governance committees shall be directors who are independent directors for the purposes of such regulatory requirements applicable to the Corporation.

5.3Operation of Committees. In the case of each committee, a majority of members holding office at any particular time shall constitute a quorum for the transaction of business at that time. The Board shall appoint a chair of each committee. Each committee shall meet at the call of its chair, on not less than forty-eight (48) hours’ notice to each member of the committee prior to the date on which the meeting is to be held. All acts or proceedings of any committee shall be reported to the Board at or before the next meeting thereof.

Section 6

THE TRANSACTION OF BUSINESS

6.1Execution of Instruments. Contracts, documents or instruments in writing requiring execution by the Corporation shall be signed by any two officers or directors, and all contracts, documents or instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. The Board is authorized from time to time by resolution to appoint any officer or officers or any other person or persons on behalf of the Corporation to sign and deliver either contracts, documents or instruments in writing generally or to sign either manually or by facsimile signature and deliver specific contracts, documents or instruments in writing. Contracts, documents or instruments in writing that are to be signed by hand may be signed electronically. The term “contracts, documents or instruments in writing” as used in this By‑law shall include deeds, mortgages, charges, conveyances, powers of attorney, transfers and assignments of property of all kinds including specifically but without limitation transfers and assignments of shares, warrants, bonds, debentures or other securities and all paper writings.

6.2Banking Arrangements. The banking business of the Corporation, or any part thereof, shall be transacted with such banks, trust companies or other financial institutions as the Board may designate, appoint or authorize from time to time by resolution and all such banking business, or any part thereof, shall be transacted on the Corporation's behalf by such one or more officers and/or other persons as the Board may designate, direct or authorize from time to time by resolution and to the extent therein provided.

Section 7

DIVIDENDS

7.1Dividends. The Board may from time to time declare dividends payable to shareholders according to their respective rights.

7.2Dividend Payment. A dividend payable in money may be paid by cheque, wire transfer or any other electronic means, drawn on the Corporation’s bankers, or one of them, to the order of each registered holder of shares of a class or series in respect of which the dividend has been declared, and mailed by prepaid ordinary mail to such registered holder at the registered holder’s recorded address. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their recorded address. The Corporation may pay a dividend by cheque to a registered holder or to joint holders other than in the manner herein set out, if the registered holder or joint holders so request.

7.3Idem. The Corporation may, when so directed by a registered holder of a share in respect of which a dividend in money has been declared, pay the dividend in the manner so directed.

7.4Non-receipt or Loss of Dividend Cheques. In the event of non-receipt or loss of any dividend cheque by the person to whom it is sent, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt or loss and of entitlement as the Board or the Vice-President in charge of finance, or any employee delegated authority by such persons, may from time to time prescribe, whether generally or in a particular case.

Section 8

PROTECTION OF DIRECTORS AND OFFICERS

8.1Indemnification of Directors and Officers. The Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or a person who acts or acted at the Corporation’s request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his or her heirs and legal representatives to the extent permitted by the Act.

8.2Indemnity of Others. Except as otherwise required by the Act and subject to paragraph 8.1, the Corporation may from time to time indemnify and save harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent of or participant in another body corporate, partnership, joint venture, trust or other enterprise, against expenses (including legal fees), judgments, fines and any amount actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted honestly and in good faith with a view to the best interests of the Corporation and, with respect to any criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction shall not, of itself, create a presumption that the person did not act honestly and in good faith with a view to the best interests of the Corporation and, with respect to any criminal or administrative action or proceeding that is enforced by a monetary penalty, had no reasonable grounds for believing that his or her conduct was lawful.

8.3Right of Indemnity Not Exclusive. The provisions for indemnification contained in the By‑law of the Corporation shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any agreement, vote of shareholders or directors or otherwise, both as to action in his or her official capacity and as to action in another capacity, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and legal representatives of such a person.

8.4No Liability of Directors or Officers for Certain Matters. To the extent permitted by law, no director or officer for the time being of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed out or invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or body corporate with whom or which any moneys, securities or other assets belonging to the Corporation shall be lodged or deposited or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his or her respective office or trust or in relation thereto unless the same shall happen by or through his or  her failure to act honestly and in good faith with a view to the best interests of the Corporation and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. If any director or officer of the Corporation shall be employed by or shall perform services for the Corporation otherwise than as a director or officer or shall be a member of a firm or a shareholder, director or officer of a body corporate which is employed by or performs services for the Corporation, the fact of his or her being a director or officer of the Corporation shall not disentitle such director or officer or such firm or body corporate, as the case may be, from receiving proper remuneration for such services.

Section 9

MISCELLANEOUS

9.1Omissions and Errors. The accidental omission to give any notice to any shareholder, director, officer or auditor or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting to which the notice related.

9.2Persons Entitled by Death or Operation of Law. Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, becomes entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom title is derived to such share prior to his or her name and address being entered on the securities register.

9.3Waiver of Notice. A shareholder, proxyholder, director, officer or auditor may at any time waive any notice, or waive or abridge the time for any notice, required to be given to him or her under any provision of the Act, the regulations thereunder, the Articles or otherwise and such waiver or abridgment, whether given before, during, or after the meeting or other event of which notice is required to be given, shall cure any default or defect in the giving or in the time of such notice, as the case may be. Any such waiver or abridgment shall be in writing except a waiver of notice of a meeting of shareholders or of the Board or of a committee of the Board which may be given in any manner. Attendance at a meeting by a person shall constitute a waiver of notice of the meeting, except where such person attends such meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

9.4Invalidity of any Provision of this By-law. The invalidity or unenforceability of any provision of this By-law shall not affect the validity or enforceability of the remaining provisions of this By-law.

Section 10

REPEAL

10.1Repeal. By-Law No. 1 of the Corporation adopted and confirmed by the shareholders of the Corporation on June 2, 2014 is repealed on the coming into force of this Amended and Restated By-Law No. 1. Such repeal shall not affect the previous operation of By-Law No. 1 of the Corporation or any of its predecessors or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under or the validity of any contract or agreement made pursuant to any such by-law prior to its repeal. All officers and persons acting under the by-law so repealed shall continue to act as if appointed by the directors under the provisions of this By-law or the Act until their successors are appointed.

IMAX Computershare 8th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 www.computershare.com Security Class Holder Account Number Fold Form of Proxy - Annual and Special Meeting of IMAX Corporation to be held on June 9, 2021 This Form of Proxy is solicited by and on behalf of Management. Notes to proxy 1. Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the Management Nominees whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse). 2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated. 3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy. 4. If a date is not inserted in the space provided on the reverse of this proxy, it will be deemed to bear the date on which it was mailed to the holder by Management. 5. The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, and the proxy appoints the Management Nominees listed on the reverse, this proxy will be voted as recommended by Management. 6. The securities represented by this proxy will be voted in favour, or withheld from voting, or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for. If you have specified a choice with respect to any matter to be acted on, the securities will be voted accordingly. 7. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting and Management Information Circular or other matters that may properly come before the meeting or any adjournment or postponement thereof, unless prohibited by law. 8. This proxy should be read in conjunction with the accompanying documentation provided by Management. Fold Proxies submitted must be received by 10:00 a.m., Eastern Time, on June 7, 2021. VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK! To Vote Using the Telephone To Vote Using the Internet To Receive Documents Electronically To Virtually Attend the Meeting Call the number listed BELOW from a touch tone telephone 1-866-732-VOTE (8683) Toll Free Go to the following web site: www.investorvote.com Smartphone? Scan the QR code to vote now. You can enroll to receive future securityholder communications electronically by visiting www.investorcentre.com. You can attend the meeting virtually by visiting the URL provided on the back of this proxy If you vote by telephone or the Internet, DO NOT mail back this proxy. Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual. Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management Nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy. To Virtually Attend the Meeting You can attend the meeting virtually by visiting the URL provided on the back of this proxy To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below. CONTROL NUMBER

Appointment of Proxyholder I/We being holder(s) of securities of IMAX Corporation (the “Company”) hereby appoint: Richard L. Gelfond, or failing this person, Robert D. Lister, or failing this person, Kenneth I. Weissman (the "Management Nominees") OR Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein. Note: If completing the appointment box above YOU MUST go to http:// www.computershare.com/IMAX and provide Computershare with the name and email address of the person you are appointing. Computershare will use this information ONLY to provide the appointee with a user name to gain entry to the online meeting. as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the holder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and on all other matters that may properly come before the Annual and Special Meeting of shareholders of the Company to be held online at https:// web.lumiagm.com/223853148 on June 9, 2021 at 10:00 a.m., Eastern Time, and at any adjournment or postponement thereof. VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES. 1. Election of Directors 01. Eric A. Demirian For Withhold 02. Kevin Douglas For Withhold 03. Richard L. Gelfond For Withhold 04. David W. Leebron 05. Michael MacMillan 06. Steve Pamon 07. Dana Settle 08. Darren Throop 2. Appointment of Auditors Note: Voting Withhold is the equivalent to voting Abstain. In respect of the appointment of PricewaterhouseCoopers LLP as auditors of the Company and authorizing the directors to fix their remuneration. For Against Withhold 3. Advisory Vote on Named Executive Officer Compensation Advisory resolution to approve the compensation of the Company’s Named Executive Officers as set forth in the accompanying Proxy Circular and Proxy Statement. For Against Withhold 4. Amendment to By-Law No.1 In respect of the confirmation of amendments to By-Law No. 1 of the Company as set forth in Appendix "A" to the Proxy Circular and Proxy Statement. For Against Withhold Signature of Proxyholder I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, and the proxy appoints the Management Nominees, this Proxy will be voted as recommended by Management. Signature(s) Date Interim Financial Statements - Mark this box if you would like to receive Interim Financial Statements and accompanying Management’s Discussion and Analysis by mail. If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist. I  M  X  Q 3  2  3  5  4  0 A  R  6I